Exhibit 99.1

Bridge to a cleaner energy future

March 2, 2022

ENBRIDGE
Life Takes Energy

 Contents

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Enbridge Inc. is a leading North American energy infrastructure company. We safely and reliably deliver the energy people need and want to fuel quality of life. Our core businesses include Liquids Pipelines, which transports approximately 30 percent of the crude oil produced in North America; Gas Transmission and Midstream, which transports approximately 20 percent of the natural gas consumed in the U.S.; Gas Distribution and Storage, which serves approximately 3.9 million retail customers in Ontario and Quebec; and Renewable Power Generation, which owns approximately 1,766 megawatts (net) in renewable power generation capacity in North America and Europe. The Company’s common shares trade on the Toronto and New York stock exchanges under the symbol ENB. For more information, visit www.enbridge.com.

We encourage you to sign up for environmentally friendly electronic delivery of all future proxy materials. Registered shareholders may also sign up for electronic delivery of financial reports.

Registered shareholders can go to www.investorcentre.com/enbridge, select “Canada (English)” or “Canada (Français)” at the top right corner of the page (if that geographical selection does not auto-populate); then click on “Receive Documents Electronically”; choose “Enbridge Inc.” from the dropdown list; enter your Holder Account Number that appears on your form of proxy; enter your postal code (if you are a Canadian resident) or your Family or Company Name (if you are not a resident of Canada); and click “NEXT” at the bottom of the page.

Non-registered (beneficial) shareholders can go to www.investordelivery.com using the control number found on your voting instruction form or at www.proxyvote.com where you can click on “Delivery Settings” at the top right corner and follow the instructions.

Letter to Shareholders

Notice of 2022 Annual Meeting of Shareholders

1	Management Information Circular

2	Management Information Circular summary

5	Meeting Information

5	Voting Information

11	Business of the Meeting

11	Financial statements

11	Item 1: Election of directors

11	Director nominee profiles

27	Board diversity and tenure

28	Mix of skills and experience

29	Item 2: Appointment of our auditor

30	Item 3: Advisory vote on executive compensation

31	Item 4: Shareholder proposal

32	Statement on Corporate Governance

35	The role of the Board

39	Independence

43	Diversity, equity and inclusion

46	Our approach to human capital

47	Sustainability and ESG

49	Shareholder engagement

50	Board committees

56	Director Compensation

59	Director compensation table

64	Compensation Discussion and Analysis

83	Total direct compensation for Named Executive Officers

97	2021 summary compensation table

111	Appendix A – Shareholder Proposal

115	Appendix B – Terms of Reference for the Board

117	Appendix C – Legal Notices

Enbridge Inc. 2022 Management Information Circular

Dear Shareholder,

In 2021, the energy landscape was shaped by the challenges presented by the COVID-19 pandemic, as well as an economic recovery that drove energy demand and commodity prices higher.

Over the year, your Board worked together with management to ensure the safety and well-being of our people and our communities. Our teams across North America and Europe delivered affordable energy that millions of people rely on, with record safety and reliability results.

We stayed true to our vision, values and purpose, and we remained focused on our commitment to use our skills, expertise and assets to lower emissions and address climate change. We’re excited about the growth we’re seeing in our renewables business and our early investments in low-carbon energies. Equally exciting is the continued operational and financial performance of our conventional energy assets across North America, the progress we’re making toward our interim greenhouse gas (GHG) emissions intensity reduction target by 2030 and our net zero goal by 2050.

We generated a strong total return for our shareholders of 30% in 2021, which reflects top-quartile performance relative to our peer group, and continued annual dividend growth, which remains core to our investor value proposition.

Accelerating our future

2021 was a catalyst year for Enbridge. We built on our momentum to grow our conventional and low-carbon businesses and we strengthened our balance sheet and financial flexibility. We exceeded our 2021 financial targets, increased our dividend for the 26th consecutive year and extended that track record with another 3% dividend increase announced for 2022.

We placed $10 billion of secured capital into service – including completion of the state-of-the-art Line 3 Replacement Project – and sanctioned nearly $2 billion of new projects. These investments will contribute to cash-flow growth and provide additional financial capacity as they come into service.

We also advanced our export strategy with the US$3 billion acquisition of the Ingleside Energy Center, through which we established a leading light-oil export position and platform for future organic growth. We aligned that investment with our target to reach net zero by 2050 by committing to develop an onsite solar farm that will drive net zero Scope 1 and 2 emissions, while also contributing to Scope 3 reductions. This is a great example of how Enbridge is differentiating its approach to energy infrastructure development and operations.

Good progress is being made on our $10 billion commercially secured growth program, including construction of four offshore wind projects in Europe, connecting new customers to our natural gas distribution system, and modernizing our long-haul pipeline systems. We also established industry partnerships to advance our early-mover position in renewable natural gas, hydrogen, and carbon capture and storage.

Enbridge Inc. 2022 Management Information Circular

Bridging to a cleaner energy future

The demand for energy will continue to increase as populations grow and developing nations raise their standards of living. At the same time, it’s clear that society is moving towards lower-carbon energies to combat climate change. At Enbridge, we believe we play a critical role in building a bridge to a cleaner energy future and this focus drives our strategy and aligns with our purpose, to deliver the energy people need and want, and with our vision, to be the leading energy-delivery provider in North America.

Energy is needed in every aspect of daily life, and our assets provide an essential source of safe, reliable and affordable energy. We believe our systems have longevity because they serve the best markets and can’t be replaced. We’re modernizing our assets to improve efficiency and reduce emissions.

We believe that conventional energy will remain essential to meeting future energy demand and that our assets and skills will be critical enablers for low-carbon energy solutions.

Our businesses, both existing assets and new investments, will support the energy transition by blending and transporting renewable natural gas and hydrogen, transporting and storing carbon, and moving more natural gas as it replaces coal and nuclear-fired baseload power generation. We’ve been early investors in low-carbon energies and are well positioned to be a North American leader. In 2021, we established a dedicated New Energy Technologies team. We see opportunity to invest a further $1.5 billion to advance low-carbon opportunities through 2025, in addition to the offshore wind projects already in execution.

Getting the pace of the transition right will be critical. We’re taking a disciplined approach to ensure that new opportunities provide an attractive return, and we’ll build on proven technologies and partner with those who can bolster our capability. This is exactly the model Enbridge used for wind and solar 20 years ago, and today we have a leading renewables platform with 1,766 megawatts (MW) in operating net generation capacity and 412 MW of net capacity in pre-construction and construction.

Each of our business units have attractive embedded organic growth opportunities, and we see up to $6 billion of annual investment potential across our core businesses, including new low-carbon energies.

For further information on Enbridge’s strategy, please refer to our 10-K available on www.sec.gov (U.S. filings), www.sedar.com (Canadian filings) or on our website www.enbridge.com.

Being a differentiated service provider

Core to our strategy is our industry-leading approach to our environmental, social and governance (ESG) performance. Our performance in these areas has and will continue to set Enbridge apart as the service provider of choice for our customers, an employer of choice, a trusted partner to communities, Indigenous groups and policy makers, and a best-in-class investment.

In 2020, we introduced ESG goals, including continuing to drive industry-leading safety performance, reducing emissions to net zero, and improving diversity and inclusion. At our inaugural ESG Forum last September, we shared detailed plans to achieve these goals and how we’ve integrated them into each of our businesses.

Last year, we integrated these ESG goals into our enterprise-wide compensation and issued $3 billion in sustainability-linked financings that are tied to their achievement. We also embedded our ESG goals into our capital-allocation framework and have further advanced our approach to ensure that investment decisions align with our emissions-reductions goals.

Our businesses have developed multi-year emissions-reduction plans that are being implemented and will be closely monitored. This includes our integrity and modernization efforts to drive down operational methane emissions. Since 2018, we have reduced our Scope 1 and 2 emissions intensity and absolute emissions by approximately 21% and 14%, respectively. Additionally, we expanded emissions reporting to include new Scope 3 metrics designed to measure the emissions intensity of the energy delivered and the emissions avoided through our over two decades of investment in renewables, low-carbon fuels and demand-side management programs. For example, our demand-side management programs at our Gas Distribution and Storage business have helped our customers avoid 55 million tonnes of GHG emissions over the last 26 years.

Our approach to setting emissions targets was grounded in science and developed to align with the Paris Agreement. We’re also committed to continuous improvement and progress, which is why we’re working with key suppliers to lower Scope 3 emissions and develop lower-carbon partnerships to drive innovation across our business. We’ll also work proactively with organizations to advance science-based guidelines for the midstream sector. This year’s annual sustainability report will include a scenario analysis that considers the resiliency of our strategy on a net zero pathway.

We’re on track to reduce carbon intensity 35% by 2030 and reach our net zero emissions target by 2050. We’re also tracking Scope 3 emissions reductions achieved through our investments in renewables, hydrogen, renewable natural gas and improved demand-side management.

We remain steadfast in our belief that an energized workforce is driven by diversity, equity and inclusion. This continues to be a priority and has been embedded in our hiring decisions and training, including mandatory training on racial justice and unconscious bias that we introduced last year.

Our work to engage and consult Indigenous groups along the Line 3 right-of-way led to a better route, as well as tailored environmental measures to protect the land and

Enbridge Inc. 2022 Management Information Circular

minimize impacts. This engagement also resulted in $900 million in Indigenous business opportunities, including Indigenous workers comprising 7% of the U.S. Line 3 workforce. This valuable experience is being shared across our organization to further strengthen our lifecycle approach to Indigenous and stakeholder engagement.

Our highly engaged Board reflects a balance of diverse perspectives, backgrounds, and experiences. We recently increased our diversity with three of 11 directors self-identifying as members of an ethnic or visible minority and, subject to shareholder approval of our 2022 director nominees, we expect to increase such representation further. Four of the directors are women, three of whom chair Board committees. Further, our independent Board Chair and separate Chair and CEO positions represent corporate governance best practices.

To read more about Enbridge’s approach to sustainability and ESG, please refer to page 47 of this Management Information Circular.

Sustaining our growth

In 2022, we’re positioned to grow distributable cash flow (DCF) per share by 8% versus 2021. By executing on our secured capital program, enhancing returns on our existing businesses, and deploying excess financial capacity, we estimate 5-7% DCF compound annual growth per share through 2024.1

Over the next three years, we expect to have $5 to $6 billion of annual investment capacity. Of that amount, $3 to 4 billion will be prioritized to low-capital intensity and utility-like investments, and the remaining $2 billion will be deployed to the next best alternatives, including potential share repurchases. The $1.5 billion share buyback program we recently introduced creates an additional avenue to return value to shareholders.

Evolving our management team and Board

We have a consistent and dedicated focus on executive development and Board refreshment to prepare for the future and ensure that Enbridge’s leadership is diverse, effective and skilled.

In 2021, the Board welcomed three new directors: Mayank (Mike) Ashar, Gaurdie Banister and Jane Rowe. Mike brings more than 30 years of energy industry experience, including leading large energy companies including Cairn Energy India and Irving Oil. Gaurdie has more than 40 years of energy experience. He was most recently the CEO of Aera Energy and held senior leadership roles at Shell. Jane is a highly experienced executive with strong strategic business and financial skills, including as Vice Chair, Investments, of the Ontario Teachers’ Pension Plan Board. We believe their extensive business experience will bolster our Board’s already strong skill set.

Further in this Management Information Circular, you’ll find information about our directors, including two new Board candidates, Jason Few and Steve Williams, who will stand for election at the annual meeting of shareholders.

Last year, we said goodbye to Gregory Goff, Maureen Kempston-Darkes and Marcel Coutu as directors. Greg, Marcel and Maureen have been integral members of the Board and we’d like to thank them for their valuable service and contributions to the Company over the years.

We’d also like to acknowledge and thank Herb England who will be retiring after this year’s meeting. As one of our longest-serving Board members, Herb has played a significant role in shaping Enbridge’s strategy, and his leadership and dedication will be missed.

On pages 11-23 and 50-55 of this document, you’ll find information on our directors and the duties and responsibilities of each of our five standing Board committees.

Our thanks

Enbridge’s 2021 performance came down to our people, who continued to adapt to challenges posed by the pandemic while living Enbridge’s values of Safety, Integrity, Respect and Inclusion. We thank them for their commitment to our business.

Finally, we’d like to thank you, our shareholders, for your continued support and confidence in Enbridge. We listen carefully to the views of our shareholders in all aspects of our business, and we factor your feedback into our thinking and approach to our business. We look forward to your attendance at our 2022 virtual annual meeting of shareholders on May 4, 2022 at 1:30 p.m. Mountain Daylight Time. Log in online at https://web.lumiagm.com/497249423, password “enbridge2022” (case sensitive), Meeting ID 497-249-423.

Sincerely,

Al Monaco	Gregory L. Ebel

President & Chief Executive Officer	Chair, Board of Directors

Calgary, Alberta March 2, 2022

[1]	DCF per share is a non-GAAP measure; this measure is defined and reconciled in the Non-GAAP reconciliation section of Appendix C.

Enbridge Inc. 2022 Management Information Circular

Notice of 2022 annual meeting of shareholders

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Dear Shareholder,

We invite you to Enbridge’s 2022 annual meeting of shareholders (the “Meeting”).

When May 4, 2022 1:30 p.m. (Mountain Daylight Time) (“MDT”)
Where Virtual Meeting via live audio webcast online at https://web.lumiagm.com/497249423, password “enbridge2022” (case sensitive), Meeting ID 497-249-423

Materials

A Notice of 2022 annual meeting and notice of availability of meeting materials (the “Notice”) is being mailed to shareholders of Enbridge Inc. on or about March 17, 2022. We are providing access to our management information circular and annual report via the Internet using the notice-and-access system. These materials will be available on the website referenced in the Notice (www.enbridge.com/noticeandaccess).

Items of business
• To receive the audited consolidated financial statements and the report of the auditors thereon for the year ended December 31, 2021. • Items to vote on:

1	Election of directors — Election of the 12 director nominees identified in the management information circular to serve as directors until the close of the next annual meeting of shareholders.

2	Appointment of auditors — Appointment of PricewaterhouseCoopers LLP as independent auditors of the Company and authorize the directors to fix their remuneration.

3	Advisory vote on executive compensation (say on pay) — Non-binding advisory vote to accept our approach to executive compensation as disclosed in the management information circular.

4	Shareholder proposal — Voting on the shareholder proposal set forth in Appendix A of the management information circular.

• To consider such other matters as may properly be brought before the Meeting or any adjournment or postponement thereof.

Your vote is important

If you are a shareholder of record of Enbridge Inc. common shares on March 9, 2022, you are entitled to receive notice of, attend and vote your common shares at the Meeting, or at a reconvened meeting, if the Meeting is postponed or adjourned. Please remember to vote your common shares.

Due to the continued global pandemic caused by COVID-19, we will again hold our Meeting in a virtual format, which will be conducted via live audio webcast. Shareholders will have an equal opportunity to participate at the Meeting online regardless of their geographic location. Registered shareholders and duly appointed proxyholders will be able to attend the Meeting, ask questions and vote, all in real time, provided they are connected to the Internet and comply with all of the requirements set out in the management information circular. Beneficial owners who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests, but guests will not be able to ask questions or vote at the Meeting.

A shareholder who wishes to appoint a person other than the management nominees identified on the form of proxy or voting instruction form (including a beneficial owner who wishes to appoint themselves to attend) must carefully follow the instructions in the management information circular and on their form of proxy or voting instruction form, as applicable. These instructions include the additional step of registering such proxyholder with our transfer agent, Computershare Trust Company of Canada, after submitting their form of proxy or voting instruction form. Failure to register the proxyholder with our transfer agent (at www.computershare.com/EnbridgeAGM) will result in the proxyholder not receiving a Username to ask questions and vote at the Meeting and only being able to attend as a guest. Please refer to the management information circular for detailed instructions on how to attend, ask questions and vote at the Meeting.

The Board of Directors has approved the contents of the management information circular and has authorized us to send it to you. Please read the management information circular to learn more about the Meeting, our director nominees and our executive compensation and governance practices.

By order of the Board of Directors,

Karen Uehara

Vice President & Corporate Secretary

Calgary, Alberta

March 2, 2022

Enbridge Inc. 2022 Management Information Circular

About this Management Information Circular

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This management information circular (the “Management Information Circular”), including all appendices hereto, is being furnished in connection with the solicitation of proxies by or on behalf of management of Enbridge Inc. (“Enbridge”) for use at the annual meeting (the “Meeting”) of the shareholders of Enbridge to be held on May 4, 2022 at 1:30 p.m. MDT, or at any adjournment(s) or postponement(s) thereof, for the purposes set out in the notice of Meeting.

The Meeting will be held in a virtual format, which will be conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person. A summary of the information shareholders will need to attend the Meeting online is provided in “Meeting information” and “Voting information” below.

Enbridge is a “foreign private issuer” pursuant to applicable U.S. securities laws and is therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934 (“Exchange Act”). Accordingly, this Management Information Circular has been prepared in compliance with Canadian securities law and regulations. In addition, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the New York Stock Exchange (“NYSE”) rules, provided we disclose any significant differences between our governance practices and those required by the NYSE. Further information regarding those differences is available on our website (www.enbridge.com).

In this Management Information Circular,

•	“you” and “your” mean holders of common shares of Enbridge (“Enbridge shares” or “common shares”);

•	“we”, “us”, “our”, “the Company” and “Enbridge” mean Enbridge Inc.;

•	“Board of Directors” or “Board” means the Board of Directors of Enbridge;

•	all dollar amounts are in Canadian dollars (“C$” or “$”) unless stated otherwise; and

•	US$ means United States of America (“U.S.”) dollars.

Unless stated otherwise, information in this Management Information Circular is given as of March 2, 2022, the date of this Management Information Circular.

Information contained on or otherwise accessible through Enbridge’s website or other websites, though referenced herein, does not form part of and is not incorporated by reference into this Management Information Circular.

Enbridge Inc. 2022 Management Information Circular	1

Management Information Circular summary

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In this summary, we highlight certain information you will find in this Management Information Circular. This summary does not contain all of the information that you should consider. Please review the entire Management Information Circular carefully before casting your vote.

Enbridge 2022 annual meeting of shareholders

About the Meeting	You are requested to vote on the following matters at the Meeting	Board recommendation	For more information

When

May 4, 2022, 1:30 p.m. MDT

Where

Virtual Meeting via live audio webcast online at https://web.lumiagm.com/497249423, password “enbridge2022” (case sensitive), Meeting ID 497-249-423

Mailing

A notice of 2022 annual meeting of shareholders and meeting materials (the “Notice”) is being mailed to shareholders on or about March 17, 2022. We are using the “notice-and-access” delivery method.

Record Date

March 9, 2022

	ITEM 1: Election of directors Election of the 12 director nominees identified in the Management Information Circular to serve as directors until the close of the next annual meeting of shareholders	FOR each nominee	page 11
	ITEM 2: Appointment of auditors Appointment of PricewaterhouseCoopers LLP (“PwC”) as independent auditors of the Company and authorize the directors to fix their remuneration	FOR this resolution	page 29
	ITEM 3: Advisory vote on executive compensation (say on pay) Non-binding advisory vote to accept our approach to executive compensation as disclosed in this Management Information Circular	FOR this resolution	page 30
	ITEM 4: Shareholder proposal Voting on the shareholder proposal set forth in Appendix A of this Management Information Circular	AGAINST this resolution	page 31 and Appendix A

2	Enbridge Inc. 2022 Management Information Circular

Director nominees

Name	Director since	Principal occupation	Independent	Committee service
Gregory L. Ebel (Chair)	2017	Corporate Director	Yes	-
Mayank M. Ashar	2021	Principal, Bison Refining and Trading LLC	Yes	GC / HRCC
Gaurdie E. Banister	2021	Corporate Director	Yes	AFRC / S&RC
Pamela L. Carter	2017	Corporate Director	Yes	SC / HRCC*
Susan M. Cunningham	2019	Corporate Director	Yes	SC* / HRCC / S&RC
Jason B. Few	New Board candidate	President & CEO, FuelCell Energy, Inc.	Yes	-
Teresa S. Madden	2019	Corporate Director	Yes	AFRC* / GC
Al Monaco (President & CEO)	2012	President & CEO of Enbridge	No	-
Stephen S. Poloz	2020	Corporate Director	Yes	AFRC / GC* / S&RC
S. Jane Rowe	2021	Vice Chair, Investments, Ontario Teachers’ Pension Plan Board	Yes	GC / HRCC
Dan C. Tutcher	2006	Corporate Director	Yes	SC / S&RC*
Steven W. Williams	New Board candidate	Corporate Director	Yes	-

*Committee Chair

AFRC	Audit, Finance & Risk Committee	SC	Sustainability Committee
GC	Governance Committee	HRCC	Human Resources & Compensation Committee
S&RC	Safety & Reliability Committee

For more detailed information on our 12 director nominees, including our two new Board candidates, see “Director nominee profiles” beginning on page 11.

Enbridge Inc. 2022 Management Information Circular	3

Environmental, social and governance (ESG) highlights

Our commitment to strong ESG practices and performance has long been core to how we do business, and we are proud to be recognized as a leader amongst our peers. The goals we set in 2020 (outlined in the graphic below) position our company to grow sustainably for many decades to come. Setting sustainability goals was a great first step – performance is the key to success. Starting in 2021, we are linking performance on our ESG goals to incentive compensation for all employees, which will ensure we continue to make meaningful progress towards these goals through our specific action plans.

In the infographic above, all percentages or specific goals regarding inclusion, diversity, equity and accessibility are aspirational goals which we intend to achieve in a manner compliant with state, local, provincial and federal law, including, but not limited to, U.S. federal regulations, Equal Employment Opportunity Commission, Department of Labor and Office of Federal Contract Compliance Programs.

Corporate governance highlights

We are committed to strong and sustainable corporate governance, which promotes the long-term interests of our shareholders, strengthens the Board and management accountability and helps build public trust in Enbridge. Highlights of our strong corporate governance include (as of the date of this Management Information Circular):

✓ Annual election of all directors	✓ Diversity and inclusion goals for the Board and in our workforce	✓ 91% independent directors (all except our President & CEO)

✓ Independent Chair	✓ 36% women directors, three of whom chair a Board committee	✓ 100% independent directors on all Board committees

✓ Separate Chair and CEO	✓ 27% racial and ethnic group representation on the Board	✓ Board renewal – 55% directors <5 years tenure

✓ Statement on Business Conduct and Ethics and Compliance Program	✓ Diversity and inclusion policies for directors and senior management and all employees	✓ Annual advisory vote on executive compensation

✓ Follow best practice in ESG reporting, including alignment with GRI, TCFD and SASB[1]	✓ Individual director election (no slate voting)	✓ Share ownership guidelines for directors and executives

✓ Proactive shareholder engagement on ESG, including ESG Forum in 2021	✓ Annual Board, committee and director evaluation process	✓ Majority voting policy for directors

✓ Incentive compensation and sustainable financing linked to ESG goals	✓ Incentive compensation clawback policy	✓ Board orientation / education program

✓ Robust risk and ESG oversight by Board and Board committees	✓ Executive compensation pay-for performance philosophy	✓ Prohibition on hedging or pledging for directors, executives and all employees

✓ No dual class share structure; new generation shareholder rights plan	✓ Political contributions policy	✓ Whistle blower policy

[1]	“GRI” means Global Reporting Initiative, “TCFD” means Task Force on Climate-Related Financial Disclosure, “SASB” means the Sustainability Accounting Standards Board

4	Enbridge Inc. 2022 Management Information Circular

Meeting information

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Meeting date, time and location

May 4, 2022 at 1:30 p.m. MDT

Virtual Meeting via live audio webcast online at https://web.lumiagm.com/497249423, password “enbridge2022” (case sensitive), Meeting ID 497-249-423

Registered shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting. Non-registered (beneficial) shareholders who have not duly appointed themselves as proxyholders may attend the Meeting as guests. Guests will not be able to ask questions or vote at the Meeting.

We need a quorum

We need a quorum to hold the Meeting and transact business. This means at least three persons holding, or representing by proxy, at least 25% of the total number of issued and outstanding Enbridge shares. If you submit a properly executed form of proxy or vote by telephone or the Internet, you will be considered part of the quorum.

Virtual Meeting

Due to the continued global pandemic caused by COVID-19, we will again hold our Meeting in a virtual format, which will be conducted via live audio webcast. Shareholders will have an equal opportunity to participate at the Meeting online regardless of their geographic location.

How will shareholders be able to participate at the Meeting?

Registered shareholders and duly appointed proxyholders who participate at the Meeting online will be able to listen to the Meeting, ask questions and vote, all in real time, provided they are connected to the Internet and comply with all of the requirements set out below under “How to vote” and “How do I attend and participate at the Meeting?”.

Non-registered (beneficial) shareholders who have not duly appointed themselves as proxyholders may still attend the Meeting as guests. Guests will be able to listen to the Meeting but will not be able to ask questions or vote at the Meeting. See “How to vote” and “How do I attend and participate at the Meeting?” below.

Delivery of Materials

As permitted by Canadian securities regulators, we are using the notice-and-access system to provide access to this Management Information Circular and our annual report on

Form 10-K for the fiscal year ended December 31, 2021 (the “2021 annual report”) to our registered shareholders and beneficial owners, via the Internet. Notice-and-access is an environmentally friendly and cost-effective way to distribute the materials because it reduces printing, paper and postage.

This means we will post our Management Information Circular and our 2021 annual report online for our shareholders to access electronically. You will receive a package in the mail with the Notice outlining the matters to be addressed at the Meeting, explaining how to access and review the Management Information Circular and 2021 annual report electronically, how to request a paper copy at no charge and how to return your proxy or voting instructions. You will also receive a form of proxy or voting instruction form, as applicable, in the mail with the Notice so you can vote your shares.

All applicable meeting materials will be forwarded to beneficial shareholders at Enbridge’s expense. We are mailing a paper copy of the Management Information Circular and/or 2021 annual report to beneficial owners who requested to receive  one.

Voting information

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Please carefully read this section, as it contains important information regarding how to vote your Enbridge shares. Enbridge has sent or caused to be sent forms of proxy to our registered shareholders and voting instruction forms to our non-registered (beneficial) shareholders.

Who can attend the Meeting and vote?

The Board has fixed March 9, 2022 as the record date for the purpose of determining shareholders entitled to receive the notice of Meeting and to vote at the Meeting or any adjournment or postponement thereof. Only holders of common shares on the record date are entitled to vote at the Meeting. Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preference shares, issuable in series. Preference shares do not have voting rights. Each holder of common shares is entitled to one vote for each common share held.

Who is soliciting my proxy?

Management of Enbridge is soliciting your proxy in connection with this Management Information Circular and the Meeting. The Company has retained Morrow Sodali to assist in connection with Enbridge communications with

Enbridge Inc. 2022 Management Information Circular	5

shareholders and solicitation of proxies, as well as to provide related advice and informational support. In connection with these services, Morrow Sodali is expected to receive a fee not to exceed $30,000, plus reasonable out-of-pocket expenses. The cost of this solicitation will be borne by the Company. Proxies will be solicited by mail, in person, by telephone or by electronic communications. To encourage you to vote, Enbridge employees may contact you by any of these methods. We pay for the cost of soliciting your vote and our employees do not receive a commission or any other form of compensation for it. If you have any questions or require more information with regard to the procedures for voting your shares, please contact Morrow Sodali by telephone at 1-888-999-2717 toll free in North America (1.289.695.3075 by collect call) or by email at assistance@morrowsodali.com.

Voting recommendations

The Board recommends that you vote:

•	FOR the election of each of the 12 director nominees;

•	FOR the appointment of the auditors and authorize the directors to fix their remuneration;

•	FOR the non-binding advisory resolution to accept our approach to executive compensation (say on pay); and

•	AGAINST the shareholder proposal set forth in Appendix A of the Management Information Circular.

Voting by management proxyholders and exercise of discretion

If you appoint Al Monaco, our President & Chief Executive Officer (“CEO”), and Gregory L. Ebel, our Chair of the Board (the “Enbridge proxyholders”) to act and vote on your behalf at the Meeting, as provided in the form of proxy or voting instruction form, but do not indicate how you want to vote your common shares, the Enbridge proxyholders will vote as the Board of Directors recommends and as set out immediately above under “Voting recommendations”.

The form of proxy or voting instruction form also confers discretionary authority on the person or persons named to vote on any amendment or variation to the matters identified in the notice of Meeting and on any other matter properly coming before the Meeting. As at the date of this Management Information Circular, management is not aware of any such amendment, variation or other matter. If, however, any such amendment, variation or other matter properly comes before the Meeting, proxies will be voted at the discretion of the person or persons named on the form of proxy or voting instruction form. If you appoint a proxyholder other than the Enbridge proxyholders, please make them aware and ensure they will attend the Meeting for the vote to count.

What is the difference between a registered shareholder and a beneficial owner?

You are a registered shareholder if your common shares are registered directly in your name with our transfer agent, Computershare Trust Company of Canada (“Computershare” or “Transfer Agent”). You may hold your common shares in the form of a physical share certificate or through the direct registration system (“DRS”) on the records of the Transfer Agent in electronic form.

You are a non-registered (or beneficial) shareholder if your bank, trust company, securities broker, trustee or other financial institution (your nominee) holds your common shares for you in a nominee account. This means you do not have a physical share certificate and do not hold through the DRS on the records of our Transfer Agent in electronic form, but instead our common shares are recorded on the nominee’s electronic system.

What does it mean if I receive more than one Notice, form of proxy or voting instruction form?

If you receive more than one Notice, form of proxy or voting instruction form, it means that you have multiple accounts with brokers or other nominees or with the Transfer Agent, as applicable, through which you hold common shares. The voting process is different for registered shareholders and beneficial owners. Please follow the instructions carefully and vote or provide voting instructions for all of the common shares you own.

How to vote

Enbridge shareholders may vote by proxy before the Meeting or vote at the Meeting, as described below.

1. Voting by proxy before the Meeting

You may vote before the Meeting by completing your form of proxy or voting instruction form in accordance with the instructions provided therein. Non-registered shareholders should also carefully follow all instructions provided by their intermediaries to ensure that their Enbridge shares are voted at the Meeting.

Voting by proxy is the easiest way to vote. It means you are giving someone else the authority to attend the Meeting and vote on your behalf (called your “proxyholder”).

Al Monaco, our President & CEO, and Gregory L. Ebel, our Chair of the Board, have agreed to act as the Enbridge proxyholders. Proxyholders must vote your common shares according to your instructions, including on any ballot that may be called. If there are changes to the items of business

6	Enbridge Inc. 2022 Management Information Circular

or new items properly come before the Meeting, a proxyholder can vote as he or she sees fit.

You can appoint someone else to be your proxyholder. This person does not need to be a shareholder. See “Appointment of a third party as proxy” below.

Registered shareholders: There are three ways for registered shareholders to vote by proxy before the Meeting:

You may vote on the Internet by logging on to the website indicated on the form of proxy www.investorvote.com. Please follow the website prompts that allow you to vote your common shares and confirm that your instructions have been properly recorded. You may also scan the QR code on your form of proxy.

You may vote by calling the toll-free telephone number 1-866-732-8683. You will be prompted to provide your control number printed on the form of proxy. You may not appoint a person as proxyholder other than the Enbridge proxyholders named in the form of proxy if you vote by telephone. Please follow the voice prompts that allow you to vote your common shares and confirm that your instructions have been properly recorded.

You may vote by completing, signing and returning the form of proxy in the postage-paid envelope provided.

Proxies, whether submitted through the Internet or by telephone or mail as described above, must be received by the Transfer Agent by 1:30 p.m. MDT on May 2, 2022. If the Meeting is postponed or adjourned, your instructions must be received not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time the Meeting is reconvened. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at his or her discretion without notice.

If you are a registered shareholder, contact Computershare at 1-866-276-9479 (toll free in North America) or 1-514-982-8696 (outside North America), for any voting questions.

Beneficial owners: Beneficial owners will receive a Notice and voting instruction form indirectly through their broker or other intermediary.

The Notice contains instructions on how to access our proxy materials and return your voting instructions. You should follow the voting instructions of your broker or other intermediary. Brokers or other intermediaries may set deadlines for voting that are further in advance of the Meeting than those set out in this Management Information Circular. You should contact your broker or intermediary for further details.

Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting common shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting common shares for the broker’s client with respect to “non-routine” matters, including the election of directors and the non-binding advisory vote on our approach to executive compensation, but may vote such common shares with respect to “routine” matters, including the appointment of an auditor. When a broker is unable to vote on a proposal because it is non-routine and the owner of the common shares does not provide voting instructions, a “broker non-vote” occurs. Broker non-votes have no effect on the vote on such a proposal because they are not considered present and entitled to vote.

If you are a beneficial owner, contact your broker or nominee for any voting questions.

2. Voting at the Meeting

Registered shareholders may vote at the Meeting by completing a ballot online during the Meeting, as further described below under “How do I attend and participate at the Meeting?”.

Non-registered (beneficial) shareholders who have not duly appointed themselves as proxyholder will not be able to vote at the Meeting. This is because the Company and our Transfer Agent do not have a record of the non-registered shareholders of the Company, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder.

If you are a non-registered shareholder and wish to vote at the Meeting, you must appoint yourself as proxyholder by inserting your own name in the space provided on the voting instruction form sent to you and must follow all of the applicable instructions provided by your intermediary. See “How do I attend and participate at the Meeting?” and “Appointment of a third party as proxy” below.

How do I attend and participate at the Meeting?

Enbridge is holding the Meeting in a virtual format, which will be conducted via live audio webcast. Shareholders will not be able to attend the Meeting in person. The vast majority of shareholders vote by proxy in advance of the Meeting. All shareholders are encouraged to vote by proxy before the Meeting.

Attending the Meeting online enables registered shareholders and duly appointed proxyholders, including non-registered (beneficial) shareholders who have duly appointed themselves as proxyholder, to participate at the Meeting and ask questions, all in real time, and to vote at the appropriate times during the Meeting, provided they are

Enbridge Inc. 2022 Management Information Circular	7

connected to the Internet and comply with the guidelines below. Non-registered shareholders will be able to appoint a proxyholder, including themselves, as set forth below under the section “Appointment of a third party as proxy”, or attend the Meeting as guests. Guests, including non-registered shareholders (beneficial owners) who have not duly appointed themselves as proxyholder, can log in to the Meeting as set out below. Guests can listen to the Meeting but are not able to ask questions or vote.

•	log in online at https://web.lumiagm.com/497249423 at least 15 minutes before the Meeting starts

•	click “Login” and then enter your Username (see below) and Password “enbridge2022” (case sensitive)

    OR

•	click “Guest” and then complete the online form.

Registered shareholders: The control number located on the form of proxy or in the email notification you received is your Username.

Duly appointed proxyholders: Computershare will provide the proxyholder with a Username by e-mail after the proxy voting deadline has passed and the proxyholder has been duly appointed AND registered as described in “Appointment of a third party as proxy” below.

If you attend the Meeting online, it is important that you are connected to the Internet at all times during the Meeting in order to vote when voting commences. It is your responsibility to ensure connectivity for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedures. Please refer to our virtual meeting user guide for instructions regarding the registration and participation of shareholders at the Meeting, including a list of compatible web browsers and contact information for technical support. This guide will be available on SEDAR and on our website at www.enbridge.com/noticeandaccess.

We intend to follow the guidelines described below at the Meeting:

•	Any registered shareholder or duly appointed proxyholder who logs in at the virtual Meeting will have the opportunity to vote in real time when voting commences and to ask questions.

•	Shareholders may vote by proxy prior to the Meeting and are encouraged to do so by following the instructions on their form of proxy or voting instruction form.

•	Shareholders who have voted in advance of the Meeting and do not wish to change their vote do not need to vote again during the Meeting.

•	Voting at the Meeting will be conducted by virtual ballot.
•	Questions or comments can be submitted in the text box (messaging feature) of the webcast platform throughout the Meeting.

•	Questions that relate to a specific motion must indicate which motion they relate to at the start of the question and must be submitted prior to voting on the motion so they can be addressed at the appropriate time during the Meeting.

•	If questions do not indicate which motion they relate to or are received after voting on the motion, they will be addressed during the general question and answer session, after the formal business of the meeting and the CEO’s remarks.

•	Written questions or comments submitted through the messaging feature of the webcast platform will be read or summarized by a representative of Enbridge, after which the Chair or CEO will respond or direct the question to the appropriate person to respond.

•	If several questions relate to the same or very similar topic, we may group the questions and state that we have received similar questions.

•	An audio recording of the Meeting with real time captioning for the hearing impaired, including the general question and answer session after the formal business of the meeting and the CEO’s remarks, will be made available in the Investment Center – Events and Presentations section of our website under 2022 Annual Meeting of Shareholders.

These guidelines may vary from time to time depending on logistics and with a view to following best governance practices. A representative of Enbridge will provide an overview of these guidelines at the Meeting before the Meeting is called to order.

Appointment of a third party as proxy

The following applies to shareholders who wish to appoint someone other than the Enbridge proxyholders named in the form of proxy or voting instruction form as their proxyholder to attend and participate at the Meeting and vote their Enbridge shares. This includes non-registered (beneficial) shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting. Failure to complete both Step 1 and Step 2 will result in the proxyholder not receiving a Username to ask questions and vote at the Meeting and only being able to attend as a guest.

Step 1

•

Submit your form of proxy or voting instruction form: To appoint someone other than the Enbridge proxyholders as proxyholder, insert that person’s name in the blank space provided in the form of proxy or voting instruction form (if

8	Enbridge Inc. 2022 Management Information Circular

permitted) and follow the instructions for submitting such form of proxy or voting instruction form. This must be completed before registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or voting instruction form.

•	If you are a non-registered shareholder and wish to participate or vote at the Meeting, you must insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described in Step 2 below. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary. Please also see further instructions above under the heading “How do I attend and participate at the Meeting?”.

•	If you are a non-registered shareholder located in the United States and wish to participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described above under “How do I attend and participate at the Meeting?”, you must obtain a valid legal proxy from your intermediary.

Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you or contact your intermediary to request a legal proxy form if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Computershare. Requests for registration from non-registered shareholders located in the United States that wish to participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail or by courier to: uslegalproxy@computershare.com (if by e-mail), or Computershare, Attention: Proxy Dept., 8th Floor, 100 University Avenue, Toronto, ON M5J 2Y1, Canada (if by courier), and in both cases, must be labeled “Legal Proxy” and received no later than the voting deadline of 1:30 p.m. MDT on May 2, 2022.

Step 2

•	Register your proxyholder: To register a third party proxyholder, shareholders must visit https://www.computershare.com/EnbridgeAGM by 1:30 p.m. MDT on May 2, 2022 and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to ask questions and vote at the Meeting and will only be able to attend as a guest.

How can I change or revoke my vote?

If you are a registered shareholder, you may change a vote you made by proxy by voting again by any of the means, and by the deadlines, described above under “1. Voting by proxy before the Meeting”. Your new instructions will revoke your earlier instructions.

If you are a registered shareholder and voted by proxy, you can revoke your voting instructions by:

•	sending us a notice in writing (from you or a person authorized to sign on your behalf). We must receive it by 5 p.m. MDT on May 3, 2022, or by 5 p.m. MDT on the business day before the Meeting is reconvened if it was postponed or adjourned. Send your notice to the Corporate Secretary, Enbridge Inc., 200, 425-1st Street S.W., Calgary, Alberta, T2P 3L8 by email at CorporateSecretary@enbridge.com; or

•	any other manner permitted by law.

If you have followed the process for attending and voting at the Meeting online, voting at the Meeting online will revoke your previous proxy.

If you are a beneficial owner, contact your broker or nominee to find out how to change or revoke your voting instructions and the timing requirements, or for other voting questions.

Intermediaries may set deadlines for the receipt of revocation notices that are farther in advance of the Meeting than those set out above and, accordingly, any such revocation should be completed well in advance of the deadline prescribed in the voting instruction form to ensure it is given effect at the Meeting.

What is the voting deadline?

If voting by proxy, your proxy must be received by 1:30 p.m. MDT on May 2, 2022, regardless of the voting method you choose.

If the Meeting is postponed or adjourned, your instructions must be received not later than 48 hours (excluding, Saturdays, Sundays and statutory holidays) before the time the Meeting is reconvened. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at his or her discretion without notice.

The Company reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

Employee savings plan voting information

If you participate in the Enbridge Employees’ Savings Plan or the Enbridge Employee Services, Inc. Employees’ Savings Plan and have Enbridge shares under the applicable plan, you have the right to provide voting directions to the applicable third-party administrator for those Enbridge shares. Enbridge shares held by plan participants will be

Enbridge Inc. 2022 Management Information Circular	9

voted in accordance with the instructions received from the plan participant. If you elect not to provide voting directions to the applicable third-party administrator, the Enbridge shares that you beneficially own under the applicable plan will not be voted.

Because the voting instructions from plan participants must be processed so that the applicable third-party administrator can vote before the proxy cut-off at 1:30 p.m. MDT on May 2, 2022, plan participants will have an earlier voting deadline. Please refer to your voting instruction form for details of the cut-off applicable to each plan.

How will votes be tabulated?

Proxies will be counted and tabulated by the Transfer Agent. Proxies will be submitted to management where they contain comments clearly intended for management or to meet legal requirements.

How do I contact the Transfer Agent?

Registered shareholders may contact Computershare, our Transfer Agent, at 1-866-276-9479 (toll free in North America) or 1-514-982-8696 (outside North America), with any voting questions.

10	Enbridge Inc. 2022 Management Information Circular

Business of the Meeting

—

Financial statements

Our audited consolidated financial statements for the year ended December 31, 2021 and the report of the auditors thereon will be placed before the shareholders at the Meeting. You can view, download or request a copy of our 2021 annual report (which includes the financial statements) by following the instructions on the Notice. You can also view or download a copy from our website (www.enbridge.com), or you can request a copy from our Investor Relations department using the contact information on page 62. The 2021 annual report is also available at www.sedar.com.

ITEM 1: Election of directors

Shareholders elect directors to the Board for a term of one year, expiring at the end of the next annual meeting. Shareholders will be asked to elect 12 directors at the Meeting. 10 of our 11 incumbent directors and two new Board candidates are nominated for election, or re-election, as applicable. Pursuant to our director tenure policy, as set out in our Governance Guidelines, Mr. J. Herb England will retire at the end of the Meeting and will not stand for re-election, as he will have reached the age of 75. All of the directors standing for election are independent except for Al Monaco, our President & CEO. There is no family relationship between any of the nominated directors and any of our executive officers.

You may vote for all 12 of the director nominees, vote for some and withhold your vote for others, or withhold your votes for all of them. Unless you instruct otherwise, the Enbridge proxyholders will vote “for” each of the director nominees.

As at the date of this Management Information Circular, the Company has not received notice of any other proposed director nominees. Any such nominations would need to be made in accordance with our Advance Notice By-Law as described on page 35 of this Management Information Circular.

Vote required for approval:

The 12 director nominees receiving the highest number of FOR votes duly cast at the Meeting will be elected to the Board.

The Board recommends that shareholders vote “FOR” the election of each nominee set forth below, to hold office until the close of the next annual meeting of shareholders or until their respective successors have been elected.

Majority voting policy

Enbridge’s Corporate Governance Principles and Guidelines (“Governance Guidelines”) contain our majority voting policy. Any nominee for director in an uncontested election who receives more withheld votes than “for” votes (i.e., the nominee is not elected by at least a majority of 50% + 1 vote) will immediately tender his or her resignation and will not participate in any meeting of the Board or any committee thereof at which the resignation is considered. The Board, on the recommendation of the Governance Committee, will determine whether or not to accept the resignation within 90 days after the date of the meeting, and will accept the resignation absent exceptional circumstances. Enbridge will promptly issue a news release with the Board’s decision, a copy of which will be provided to the Toronto Stock Exchange (“TSX”), and if the Board determines not to accept a resignation, the news release will state the reasons for that decision. The director’s resignation will be effective when accepted by the Board. If the Board accepts the director’s resignation, it can appoint a new director to fill the vacancy. Enbridge’s Governance Guidelines are available on our website (www.enbridge.com).

Nominees for election to the Board

Director nominee profiles

The profiles that follow provide information about the director nominees, including their backgrounds, experience, current directorships, Enbridge shares and DSUs held and the Board committees they sit on. Additional information regarding skills and experience of our director nominees can be found beginning on page 28.

Enbridge Inc. 2022 Management Information Circular	11

Mayank (Mike) M. Ashar Age 66 Calgary, Alberta, Canada Independent Director since July 29, 2021 Latest date of retirement May 2030

Mr. Ashar has been Principal at Bison Refining and Trading LLC since 2018. He was previously an Advisor at Reliance Industries Limited from 2016 to 2018 and an Executive Director, Managing Director and Chief Executive Officer of Cairn Energy India Ltd. from 2014 to 2016. Prior to that, Mr. Ashar served as President of Irving Oil Ltd. from 2008 to 2013. He held various senior leadership positions at Suncor Energy Inc. from 1987 to 2008. Mr. Ashar holds an MBA, BA, MEng and BA Sc from University of Toronto. Mr. Ashar is a member of the Institute of Corporate Directors (“ICD”).

	Enbridge Board/Board committee memberships		Meeting attendance[1]
	Board of Directors[2]		4 out of 4	100%
	Governance[2]		3 out of 3	100%
	Human Resources & Compensation[2]		2 out of 2	100%
	Total		9 out of 9	100%
	Enbridge shares and DSUs held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	64,000	3,141	$3,764,596	$1,080,036
	Other board/board committee memberships[7]
	Public[7]
	Teck Resources Ltd. (public mining and mineral development company)		Director Member, audit committee and compensation committee

12	Enbridge Inc. 2022 Management Information Circular

Gaurdie E. Banister Age 64 Houston, Texas, USA Independent Director since November 4, 2021 Latest date of retirement May 2033

Mr. Banister was President and CEO of Aera Energy LLC, an oil and gas exploration and production company jointly owned by Shell Oil Company and ExxonMobil from 2007 to 2015. Prior to that, Mr. Banister held various senior leadership positions at Shell from 1980 to 2007. Mr. Banister holds a BA Sc (Metallurgical Engineering) from South Dakota School of Mines and Technology.

	Enbridge Board/Board committee memberships		Meeting attendance[1]
	Board of Directors[8]		2 out of 2	100%
	Audit, Finance & Risk[8]		1 out of 1	100%
	Safety & Reliability[8]		1 out of 1	100%
	Total		4 out of 4	100%
	Enbridge shares and DSUs held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	16,449	1,135	$985,935	$1,080,036
	Other board/board committee memberships[7]
	Public[7]
	Dow, Inc. (public materials science company)		Director Member, compensation and leadership development committee and the health, safety, environment & technology committee
	Private[7]
	Russell Reynolds Associates (private leadership advisory and search firm)		Chair Member, compensation committee
	Different Points of View		Chairman & Chief Executive Officer
	Former US-listed company directorships (last 5 years)

	Tyson Foods

	Bristow Group Inc.

	Marathon Oil Corporation

Enbridge Inc. 2022 Management Information Circular	13

Pamela L. Carter Age 72 Franklin, Tennessee, USA Independent Director since February 27, 2017 Latest date of retirement May 2025 2021 annual meeting votes for: 88.92%

Ms. Carter was the Vice President of Cummins Inc. and President of Cummins Distribution Business, a division of Cummins Inc., a designer, manufacturer and marketer of diesel engines and related components and power systems, from 2008 until her retirement in 2015. Ms. Carter joined Cummins Inc. in 1997 as Vice President – General Counsel and Corporate Secretary and held various management positions within Cummins. Prior to joining Cummins Inc., Ms. Carter served in the private practice of law as partner and associate and in various capacities with the State of Indiana, including Parliamentarian in the Indiana House of Representatives, Deputy Chief-of-Staff to Governor Evan Bayh, Executive Assistant for Health Policy & Human Services and Securities Enforcement Attorney for the Office of the Secretary of State. She served as the Attorney General for the State of Indiana from 1993 to 1997 and was the first African American woman to be elected state attorney general in the U.S. Ms. Carter holds a BA (Bachelor of Arts) from the University of Detroit, MSW (Master of Social Work) from the University of Michigan, JD (Doctor of Jurisprudence) from McKinney School of Law, Indiana University, and a Public Administration degree from Harvard Kennedy School. Ms. Carter received a 2018 Sandra Day O’Connor Board Excellence Award honoring her for her demonstrated commitment to board excellence and diversity. She also received an award as one of the top 100 board members from NACD in 2018 and top 25 director from Black Enterprise, 2018. Ms. Carter was named by Savoy Magazine as one of the 2021 Most Influential Black Corporate Directors.

	Enbridge Board/Board committee memberships		Meeting attendance[1]
	Board of Directors		7 out of 7	100%
	Sustainability		5 out of 5	100%
	Governance[9]		5 out of 5	100%
	Human Resources & Compensation (Chair)[9]		5 out of 5	100%
	Total		22 out of 22	100%
	Enbridge shares and DSUs held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	46,439	15,339	$3,463,892	$1,080,036
	Other board/board committee memberships[7]
	Public[7]
	Hewlett Packard Enterprise Company (public technology company)		Director Chair, human resources and compensation committee Member, audit committee
	Broadridge Financial Solutions, Inc. (public financial services company)		Director Chair, audit committee Member, governance and nominating committee
	Former US-listed company directorships (last 5 years)
	CSX Corporation

14	Enbridge Inc. 2022 Management Information Circular

Susan M. Cunningham Age 66 Houston, Texas, USA Independent Director since February 13, 2019 Latest date of retirement May 2031 2021 annual meeting votes for: 97.36%

Ms. Cunningham was an Advisor for Darcy Partners from 2017 to 2019. From 2014 to 2017, Ms. Cunningham was Executive Vice President, EHSR (Environment, Health, Safety, Regulatory) and New Frontiers (global exploration, new ventures, geoscience and business innovation) at Noble Energy, Inc. From 2001 to 2013, she held various senior management roles with Noble Energy, Inc. Prior thereto, Ms. Cunningham held positions with Texaco U.S.A., Statoil Energy, Inc. and Amoco Corporation. Ms. Cunningham holds a BA in Geology and Geography from McMaster University and is a graduate of Rice University’s Executive Management Program. She was also Chairman of the OTC (Offshore Technology Conference) from 2010 to 2011.

	Enbridge Board/Board committee memberships		Meeting attendance[1]
	Board of Directors		7 out of 7	100%
	Sustainability (Chair)		5 out of 5	100%
	Human Resources & Compensation		5 out of 5	100%
	Safety & Reliability		5 out of 5	100%
	Total		22 out of 22	100%
	Enbridge shares and DSUs held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	2,581	12,334	$836,284	$1,080,036
	Other board/board committee memberships[7]
	Public[7]
	Whiting Petroleum Corporation (public oil and gas exploration and production)		Director Chair, ESG committee Member, audit committee
	Former US-listed company directorships (last 5 years)
	Oil Search Limited

Enbridge Inc. 2022 Management Information Circular	15

Gregory L. Ebel Age 57 Houston, Texas USA Independent Director since February 27, 2017 Latest date of retirement May 2039 2021 annual meeting votes for: 87.20%

Mr. Ebel served as Chairman, President and CEO of Spectra Energy Corp (“Spectra Energy”) from 2009 until February 27, 2017. Prior to that time, Mr. Ebel served as Spectra Energy’s Group Executive and Chief Financial Officer beginning in 2007. He served as President of Union Gas Limited from 2005 until 2007, and Vice President, Investor & Shareholder Relations of Duke Energy Corporation from 2002 until 2005. Mr. Ebel joined Duke Energy in 2002 as Managing Director of Mergers and Acquisitions in connection with Duke Energy’s acquisition of Westcoast Energy Inc. Mr. Ebel holds a BA (Bachelor of Arts, Honours) from York University and is a graduate of the Advanced Management Program at the Harvard Business School. Mr. Ebel has earned the CERT Certificate in Cybersecurity Oversight. This certificate was developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division.

	Enbridge Board/Board committee memberships[10]		Meeting attendance[1]
	Board of Directors		7 out of 7	100%
	Enbridge shares and DSUs held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs (excluding stock options)[5,11]	Minimum required[6]
	651,845	41,708	$38,887,517	$1,080,036
	Other board/board committee memberships[7]
	Public[7]
	The Mosaic Company (public producer and marketer of concentrated phosphate and potash)		Chair of the Board Member, audit committee and corporate governance and nominating committee
	Baker Hughes Company (public supplier of oilfield services and products)		Director Chair, audit committee Member, governance & corporate responsibility committee

16	Enbridge Inc. 2022 Management Information Circular

Jason B. Few Age 55 Westport, Connecticut, USA Independent Mr. Few is a new Board candidate proposed for election to the Board Latest date of retirement, if elected, May 2041

Mr. Few has been President & CEO of FuelCell Energy, Inc., a global leader in molten carbonate fuel cell technology, since 2019. He is also the founder and senior managing partner of BJF Partners, LLC, (privately held strategic transformation consulting firm), where he has served since 2016. Prior thereto, Mr. Few was President of Sustayn Analytics L.L.C., a cloud-based software waste and recycling optimization company from 2018 to 2019. Mr. Few held various senior leadership positions prior thereto including President and CEO of Continuum Energy, L.L.C. from 2013 to 2016. Mr. Few has more than 30 years of experience as a business leader, entrepreneur and technology leader across various industries and has worked at the intersection of transformation across technology and energy for Global Fortune 500, small/mid-cap, and privately held energy, technology and telecommunications firms including NRG/Reliant and Motorola. Mr. Few holds a BBA (Bachelor of Business Administration) from Ohio University and an MBA (Master of Business Administration) from Northwestern University’s J.L. Kellogg Graduate School of Management.

	Enbridge Board/Board committee memberships		Meeting attendance
	N/A			N/A
Enbridge shares and DSUs held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	-	-	-	N/A
Other board/board committee memberships[7]
Public[7]
	FuelCell Energy, Inc. (public molten carbonate fuel cell technology company)		Director Chair, executive committee
	Marathon Oil Corporation (public exploration and production company)		Chair, compensation committee Member, corporate governance and nominating committee
Private[7]
	Memorial Hermann Healthcare System (not-for-profit health system)		Member, investment committee

Enbridge Inc. 2022 Management Information Circular	17

Teresa S. Madden Age 66 Boulder, Colorado, USA Independent Director since February 12, 2019 Latest date of retirement May 2031 2021 annual meeting votes for: 98.36%

Ms. Madden was the Executive Vice President and Chief Financial Officer of Xcel Energy, Inc., an electric and natural gas utility, from 2011 until her retirement in 2016. She joined Xcel in 2003 as Vice President, Finance, Customer & Field Operations and was named Vice President and Controller in 2004. Prior thereto, Ms. Madden held positions with Rogue Wave Software, Inc. as well as New Century Energies and Public Service Company of Colorado, predecessor companies of Xcel Energy. Ms. Madden holds a BS (Bachelor of Science) in Accounting from Colorado State University and an MBA (Master of Business Administration) from Regis University.

	Enbridge Board/Board committee memberships		Meeting attendance[1]
	Board of Directors		7 out of 7	100%
	Audit, Finance & Risk (Chair)		5 out of 5	100%
	Governance		6 out of 6	100%
	Total		18 out of 18	100%
	Enbridge shares and DSUs held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	1,000	12,585	$761,711	$1,080,036
	Other board/board committee memberships[7]
	Public[7]
	The Cooper Companies, Inc. (public medical device company)		Director Chair, audit committee Member, organization and compensation committee
	Former US-listed company directorships (last 5 years)
	Peabody Energy Corp.

18	Enbridge Inc. 2022 Management Information Circular

Al Monaco Age 62 Calgary, Alberta, Canada Not Independent Director since February 27, 2012 Latest date of retirement May 2035 2021 annual meeting votes for: 98.33%

Mr. Monaco joined Enbridge in 1995 and has held increasingly senior positions. He has been President & Chief Executive Officer of Enbridge since October 1, 2012 and served as Director and President of Enbridge from February 27, 2012 to September 30, 2012. Mr. Monaco holds an MBA (Master of Business Administration) from the University of Calgary and has a Chartered Professional Accountant designation.

	Enbridge Board/Board committee memberships[12]	Meeting attendance[1]
	Board of Directors	7 out of 7	100%
Enbridge shares and DSUs held[3]
	Enbridge shares	Total market value of Enbridge shares (excluding stock options)[5]	Minimum required[13]
	962,571	$53,971,356	N/A
Other board/board committee memberships[7]
Public[7]
	Weyerhaeuser Company (public timberlands company and wood products manufacturer)	Director Member, compensation committee
Private[7]

DCP Midstream, LLC

(a private 50/50 joint venture between
Enbridge and Phillips 66 and the general
partner of DCP Midstream GP, LLC, the
general partner of DCP Midstream GP, LP,
the general partner of DCP Midstream
Partners, LP, a midstream master limited
partnership with public unitholders)

Director Member, human resources and compensation committee

Not-for-profit[7]
	American Petroleum Institute (not-for-profit trade association)	Director Chair, finance committee Member, executive committee
	Business Council of Canada (not-for-profit, non-partisan organization composed of CEOs of Canada’s leading enterprises)	Director
	Business Council of Alberta	Member
	U.S. National Petroleum Council	Member
	Catalyst Canada Advisory Board	Member

Enbridge Inc. 2022 Management Information Circular	19

Stephen S. Poloz Age 66 Ottawa, Ontario, Canada Independent Director since June 4, 2020 Latest date of retirement May 2031 2021 annual meeting votes for: 99.53%

Mr. Poloz was Governor of the Bank of Canada from 2013 to 2020, in which capacity he served as Chair of the Board of Directors, and on the Board of Directors of the Bank for International Settlements (BIS). Prior to this, Mr. Poloz spent 14 years with Export Development Canada, in various roles including Chief Economist, Head of Lending, and President & Chief Executive Officer. He previously spent 5 years as managing editor of The International Bank Credit Analyst at BCA Research, and 14 years at the Bank of Canada in economic research and forecasting. He holds an Honours BA in Economics from Queen’s University, and an MA and PhD in Economics from the University of Western Ontario. He is a Certified International Trade Professional and a graduate of Columbia University’s Senior Executive Program. He is also author of The Next Age of Uncertainty: How the World Can Adapt to a Riskier Future, published by Penguin Random House Canada.

	Enbridge Board/Board committee memberships		Meeting attendance[1]
	Board of Directors		7 out of 7	100%
	Audit, Finance & Risk		5 out of 5	100%
	Governance (Chair)[14]		1 out of 1	100%
	Safety & Reliability		5 out of 5	100%
	Total		18 out of 18	100%
	Enbridge shares and DSUs held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	-	8,140	$456,410	$1,080,036
	Other board/board committee memberships[7]
	Public[7]
	CGI Inc. (public IT and business consulting services company)		Director Member, audit and risk management committee

	Private[7]
	Omni Conversion Technologies Inc. (private waste conversion company)		Director Chair, governance and talent committee

20	Enbridge Inc. 2022 Management Information Circular

S. Jane Rowe Age 62 Toronto, Ontario, Canada Independent Director since November 4, 2021 Latest date of retirement May 2034

Ms. Rowe has been Vice Chair, Investments, Ontario Teachers’ Pension Plan since 2020. From 2019 to 2020, she was Executive Managing Director, Equities, Ontario Teachers, an independent organization responsible for administering and managing the assets of the Ontario Teachers’ Pension Plan. Prior to that, she was Senior Managing Director, Ontario Teachers’ Private Capital from 2010 to 2019. Ms. Rowe held several executive positions at Scotiabank from 1987 to 2010, including President and Chief Executive Officer of Scotia Mortgage Corporation and Roynat Capital Inc. Ms. Rowe holds an MBA (Master of Business Administration) from York University, Schulich School of Business, ON and a BCom (Hon.) (Bachelor of Commerce) from Memorial University. Ms. Rowe is a member of the ICD.

	Enbridge Board/Board committee memberships		Meeting attendance[1]
	Board of Directors[15]		2 out of 2	100%
	Governance[15]		1 out of 1	100%
	Human Resources & Compensation[15]		1 out of 1	100%
	Total		4 out of 4	100%
	Enbridge shares and DSUs held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	5,783	567	$356,045	$1,080,036
	Other board/board committee memberships[7]
	Public[7]
	TD Bank Financial Group		Director Member, audit committee

	Private[7]
	CFPT Trustee Inc.		Director Chair, human resources and compensation committee Member, audit committee
	Camelot UK Lotteries Limited		Director Member, audit committee and remuneration committee
	Camelot Business Solutions Limited		Director
	Premier Lotteries Investments UK Limited		Director
	Premier Lotteries Capital UK Limited		Director
	Premier Lotteries UK Limited		Director

Enbridge Inc. 2022 Management Information Circular	21

Dan C. Tutcher Age 73 Houston, Texas, USA Independent Director since May 3, 2006 Latest date of retirement May 2024 2021 annual meeting votes for: 98.18%

Mr. Tutcher is on the Board of Directors of Gulf Capital Bank, where he is Chairman of the Governance Committee. Mr. Tutcher was Managing Director, Public Securities on the Energy Infrastructure Equities team for Brookfield’s Public Securities Group from October 2018 until February 2021. Prior to joining Brookfield in 2018, Mr. Tutcher was President & Chair of the Board of Trustees of Center Coast MLP & Infrastructure Fund since 2013 and a Principal in Center Coast Capital Advisors L.P. since its inception in 2007. He was the Group Vice President, Transportation South of Enbridge, as well as President of Enbridge Energy Company, Inc. (general partner of former Enbridge sponsored affiliate Enbridge Energy Partners, L.P.) and Enbridge Energy Management, L.L.C. (another former Enbridge sponsored vehicle) from May 2001 until May 1, 2006. From 1992 to May 2001, he was the Chair of the Board of Directors, President & Chief Executive Officer of Midcoast Energy Resources, Inc. Mr. Tutcher holds a BBA (Bachelor of Business Administration) from Washburn University.

	Enbridge Board/Board committee memberships		Meeting attendance[1]
	Board of Directors		6 out of 7	86%
	Sustainability		4 out of 5	80%
	Safety & Reliability (Chair)		4 out of 5	80%
	Total		14 out of 17	82%
	Enbridge shares and DSUs held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	650,649	156,248	$45,242,715	$1,080,036
	Other board/board committee memberships[7]
	Private[7]
	Gulf Capital Bank		Director Chair, governance committee
	Former US-listed company directorships (last 5 years)
	Center Coast MLP & Infrastructure Fund

22	Enbridge Inc. 2022 Management Information Circular

Steven W. Williams Age 66 Calgary, Alberta, Canada Independent Mr. Williams is a new Board candidate proposed for election to the Board Latest date of retirement, if elected, May 2031

Mr. Williams was President & CEO of Suncor Energy Inc. from 2012 to 2019 and President from 2011 to 2018. Mr. Williams held various senior leadership positions at Suncor beginning in 2002 when he was appointed Executive Vice President, Corporate Development and Chief Financial Officer. He was also Executive Vice President, Oil Sands from 2003 to 2007 and Chief Operating Officer from 2007 to 2011. Mr. Williams has more than 40 years of international energy industry experience, including 18 years at Esso/Exxon. Mr. Williams holds a BSc (Honours) from Exeter University. He also completed the Business Economics Programme at Oxford University and the Advanced Management Program at Harvard Business School. Mr. Williams is a member of the ICD.

	Enbridge Board/Board committee memberships		Meeting attendance
	N/A			N/A
Enbridge shares and DSUs held[3]
	Enbridge shares	DSUs[4]	Total market value of Enbridge shares & DSUs[5]	Minimum required[6]
	5,000	-	$280,350	N/A
Other board/board committee memberships[7]
Public[7]
	Alcoa Inc. (public aluminum manufacturing company)		Chair of the Board

[1]	Percentages are rounded to the nearest whole number. Includes all meetings held in 2021 as well as those held in 2022 prior to the date of this Management Information Circular.
[2]	Mr. Ashar was appointed to the Board and as a member of the Governance Committee and Human Resources & Compensation Committee on July 29, 2021.
[3]	Information about beneficial ownership and about securities controlled or directed was provided by the director nominees and is as at March 2, 2022.
[4]	DSUs refer to deferred share units and are defined on page 56 of this Management Information Circular.
[5]	Total market value = number of common shares or deferred share units × closing price of Enbridge shares on the TSX on March 2, 2022 of $56.07, rounded to the nearest dollar.
[6]

Directors must hold at least three times their annual US$285,000 Board retainer in DSUs or Enbridge shares within five years of becoming a director on our Board. Amounts are converted to C$ using US$1 = C$1.2632, the published WM/Reuters 4 pm London exchange rate for December 31, 2021. All current directors meet or exceed this requirement except Mses. Cunningham, Madden and Rowe, who have until February 13, 2024, February 12, 2024 and November 4, 2026, respectively, and Messrs. Banister and Poloz, who have until November 4, 2026 and June 4, 2025, respectively, to meet this requirement.

[7]

Public means a corporation or trust that is a reporting issuer in Canada, a registrant in the U.S., or both, and that has publicly listed equity securities. Private means a corporation or trust that is not a reporting issuer or registrant. Not-for-profit means a corporation, society or other entity organized for a charitable, civil or other social purpose which does not generate profits for its members.

[8]	Mr. Banister was appointed to the Board on November 4, 2021. He was appointed to the Audit, Finance & Risk Committee and the Safety and Reliability Committee on November 30, 2021.
[9]	Ms. Carter was appointed as Chair of the Human Resources & Compensation Committee and ceased being Chair and a member of the Governance Committee on November 30, 2021.
[10]	Mr. Ebel is not a member of any Board committee, but as Chair of the Board he attends their meetings.
[11]

Mr. Ebel’s stock options were Spectra Energy options that converted into options to purchase Enbridge shares upon the closing of the merger of Enbridge and Spectra Energy on February 27, 2017. No new Enbridge stock options were granted to Mr. Ebel in his capacity as a director of Enbridge or Chair of the Enbridge Board.

[12]	Mr. Monaco is not a member of any Board committee, but as President & CEO he attends their meetings at the request of such committees.
[13]	As President & CEO, Mr. Monaco is required to hold Enbridge shares equal to six times his base salary (see page 96). Mr. Monaco is not required to hold Enbridge shares as a director.
[14]	Mr. Poloz was appointed the Chair of the Governance Committee on November 30, 2021.
[15]	Ms. Rowe was appointed to the Board on November 4, 2021. She was appointed to the Governance Committee and Human Resources & Compensation Committee on November 30, 2021.

Enbridge Inc. 2022 Management Information Circular	23

Retiring director

J. Herb England is not standing for re-election as a director of Enbridge and will retire at the end of the Meeting. Mr. England has served on our Board since January 1, 2007 and is 75 years old. Mr. England has been Chair & Chief Executive Officer of Stahlman-England Irrigation Inc. (contracting company) in southwest Florida since 2000. From 1993 to 1997, Mr. England was the Chair, President & Chief Executive Officer of Sweet Ripe Drinks Ltd. (fruit beverage manufacturing company). Prior to 1993, Mr. England held various executive positions with John Labatt Limited (brewing company) and its operating companies, including the position of Chief Executive Officer of Labatt Brewing Company – Prairie Region (brewing company), Catelli Inc. (food manufacturing company) and Johanna Dairies Inc. (dairy company). In 1993, Mr. England retired as Senior Vice President, Finance and Corporate Development & Chief Financial Officer of John Labatt Limited. Mr. England holds a BA (Bachelor of Arts) from the Royal Military College of Canada and an MBA (Master of Business Administration) from York University. He also has a CA (Chartered Accountant) designation. Mr. England’s other public company board and committee memberships are as follows:

Public

FuelCell Energy, Inc. (public fuel cell company in which Enbridge holds a small interest)	Chair of the Board Member, audit and finance committee, nominating and governance committee and executive committee

Director independence

Name	Independent	Not independent	Reason for non-independence

Gregory L. Ebel (Chair)	✓

Mayank M. Ashar	✓

Gaurdie E. Banister	✓

Pamela L. Carter	✓

Susan M. Cunningham	✓

J. Herb England[1]	✓

Jason B. Few[2]	✓

Teresa S. Madden	✓

Al Monaco (President & CEO)		✓	President & CEO of the Company

Stephen S. Poloz	✓

S. Jane Rowe	✓

Dan. C. Tutcher	✓

Steven W. Williams[2]	✓

[1]	J. Herb England, an independent director, will retire at the end of the Meeting and will not stand for re-election.
[2]	Jason B. Few and Steven W. Williams are new Board candidates and currently do not serve on our Board.

24	Enbridge Inc. 2022 Management Information Circular

Current Board committee participation

The following table outlines Board committee participation as of the date of this Management Information Circular. All members of each of our Board committees are independent.

Director	Audit, Finance & Risk Committee	Sustainability Committee	Governance Committee	Human Resources & Compensation Committee	Safety & Reliability Committee

Not Independent

Al Monaco[1] (President & CEO)

Independent

Mayank M. Ashar[2]			✓	✓

Gaurdie E. Banister[3]	✓				✓

Pamela L. Carter[4]		✓		Chair

Susan M. Cunningham		Chair		✓	✓

Gregory L. Ebel[1] (Chair)

J. Herb England[5,6]	✓	✓	✓

Teresa S. Madden[6]	Chair		✓

Stephen S. Poloz[7]	✓		Chair		✓

S. Jane Rowe[8]			✓	✓

Dan C. Tutcher		✓			Chair

[1]	Messrs. Monaco and Ebel are not members of any of the committees of the Board. They attend committee meetings in their capacities as President & CEO and Chair of the Board, respectively.
[2]	Mr. Ashar was appointed to the Governance Committee and Human Resources & Compensation Committee on July 29, 2021.
[3]	Mr. Banister was appointed to the Audit, Finance & Risk Committee and Safety & Reliability Committee on November 30, 2021.
[4]	Ms. Carter was appointed Chair of the Human Resources & Compensation Committee on November 30, 2021.
[5]	Mr. England will retire at the end of the Meeting and will not stand for re-election.
[6]

Ms. Madden and Mr. England qualify as audit committee financial experts, as defined under the U.S. Securities Exchange Act of 1934, as amended. The Board has also determined that all members of the Audit, Finance & Risk Committee are financially literate according to the meaning of National Instrument 52-110 – Audit Committees and the rules of the NYSE.

[7]	Mr. Poloz was appointed Chair of the Governance Committee on November 30, 2021.
[8]	Ms. Rowe was appointed to the Governance Committee and Human Resources & Compensation Committee on November 30, 2021.

Enbridge Inc. 2022 Management Information Circular	25

Board and committee meetings

Board/committee	Total number of meetings[1]	Overall attendance

Board	7	99%

Audit, Finance & Risk Committee	5	100%

Sustainability Committee	5	97%

Governance Committee	6	100%

Human Resources & Compensation Committee	5	100%

Safety & Reliability Committee	5	96%

Total	33	99%

[1]	Includes all meetings held in 2021 as well as those held in 2022 prior to the date of this Management Information Circular.

Director attendance1

			Board committees

	Board (7 meetings)		Audit, Finance & Risk Committee (5 meetings)		Sustainability Committee (5 meetings)		Governance Committee (6 meetings)		Human Resources & Compensation Committee (5 meetings)		Safety & Reliability Committee (5 meetings)

Director	#	%	#	%	#	%	#	%	#	%	#	%

Mayank M. Ashar[2]	4	100	-	-	-	-	3	100	2	100	-	-

Gaurdie E. Banister[3]	2	100	1	100	-	-	-	-	-	-	1	100

Pamela L. Carter[4]	7	100	-	-	5	100	5	100	5	100	-	-

Susan M. Cunningham	7	100	-	-	5	100	-	-	5	100	5	100

Gregory L. Ebel[5]	7	100	5	100	5	100	6	100	5	100	5	100

J. Herb England	7	100	5	100	5	100	6	100	-	-	-	-

Teresa S. Madden	7	100	5	100	-	-	6	100	-	-	-	-

Al Monaco[6]	7	100	5	100	5	100	6	100	5	100	5	100

Stephen S. Poloz[7]	7	100	5	100	-	-	1	100	-	-	5	100

S. Jane Rowe[8]	2	100	-	-	-	-	1	100	1	100	-	-

Dan C. Tutcher	6	86	-	-	4	80	-	-	-	-	4	80

[1]	Includes all meetings held in 2021 as well as those held in 2022 prior to the date of this Management Information Circular.
[2]	Mr. Ashar was appointed to the Board and as a member of the Governance Committee and Human Resources & Compensation Committee on July 29, 2021.
[3]	Mr. Banister was appointed to the Board on November 4, 2021. He was appointed to Audit, Finance & Risk Committee and Safety & Reliability Committee on November 30, 2021.
[4]	Ms. Carter was appointed Chair of Human Resources & Compensation Committee and ceased to be a member of Governance Committee on November 30, 2021.
[5]	Mr. Ebel is not a member of any Board committee. As Chair of the Board, he attends Board committee meetings.
[6]	Mr. Monaco is not a member of any Board committee. As a director and President & CEO, he attends Board committee meetings at the request of such committees.
[7]	Mr. Poloz was appointed Chair of the Governance Committee on November 30, 2021.
[8]	Ms. Rowe was appointed to the Board on November 4, 2021. She was appointed to the Governance Committee and Human Resources & Compensation Committee on November 30, 2021.

26	Enbridge Inc. 2022 Management Information Circular

Board diversity and tenure

Four of Enbridge’s 12 director nominees, or 33%, are women. Three of the women serve as Board committee chairs and are standing for re-election. Four director nominees, or 33% self-identify as a member of a racial or ethnic group. The average tenure is approximately 3.75 years for our director nominees and approximately 5.47 years for our current directors, as of the date of this Management Information Circular. For further information on our diversity and inclusion policies, our diversity and inclusion goals, guidelines for director retirement and the latest date of retirement for each director nominee, please refer to the “Director nominee profiles” beginning on page 11 and “Director tenure”, “Identifying new Board candidates” and “Diversity, equity and inclusion” beginning on page 42 of this Management Information Circular.

The graphics and chart below illustrate director diversity, tenure and age of our 12 director nominees, if elected.

	Age			Board tenure (years of service)

Director	<60	60-69	70-75	0-5	5-10	10-15

Mayank M. Ashar		✓		✓

Gaurdie E. Banister		✓		✓

Pamela L. Carter			✓		✓

Susan M. Cunningham		✓		✓

Gregory L. Ebel (Chair)	✓				✓

Jason B. Few	✓			✓

Teresa S. Madden		✓		✓

Al Monaco		✓			✓

Stephen S. Poloz		✓		✓

S. Jane Rowe		✓		✓

Dan C. Tutcher			✓			✓

Steven W. Williams		✓		✓

Total	2	8	2	8	3	1

Enbridge Inc. 2022 Management Information Circular	27

Mix of skills and experience

We maintain a skills and experience matrix for our directors in areas we think are important for a corporation like ours. We use this skills matrix to annually assess our Board composition and in the recruitment of new directors. The table below indicates each director nominee’s skills and experience in the areas indicated based on a self-assessment by each individual.

Area

Primary Industry Background

Energy	✓	✓	✓	✓	✓	✓	✓	✓				✓

Utilities		✓	✓		✓	✓	✓	✓			✓	✓

Industrial	✓		✓		✓	✓		✓				✓

Financial Services			✓		✓				✓	✓	✓

Functional Experience

Accounting/Finance/Audit/ Economics[1]	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Capital Markets and Mergers & Acquisitions[2]		✓	✓	✓	✓	✓	✓	✓		✓	✓	✓

CEO / Executive Leadership[3]	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Energy Transition[4]	✓	✓	✓	✓	✓	✓	✓	✓			✓	✓

ESG, Corporate Social Responsibility & Sustainability[5]	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Governance[6]	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Government, Policy, Legal & Regulatory[7]	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Health, Safety & Environment[8]	✓	✓	✓	✓	✓	✓	✓	✓			✓	✓

Human Resources / Compensation[9]	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓

Industry – Energy/Midstream/Utilities/Transportation[10]	✓	✓	✓	✓	✓	✓	✓	✓			✓	✓

International Business[11]	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Operations[12]	✓	✓	✓	✓	✓	✓		✓		✓	✓	✓

Risk Management[13]	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Strategy and Leading Growth[14]	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Information Technology/Cybersecurity[15]		✓	✓	✓	✓	✓	✓	✓				✓

[1]	Experience in financial accounting, reporting and corporate finance with knowledge of internal controls.
[2]	Experience with capital raising transactions and M&A transactions.
[3]	Experience as a CEO, CFO or Executive Officer of a publicly listed company or major organization.
[4]	Experience with policy, regulations, operations, transactions relating to renewable energy sources, new energy technologies, and climate change.
[5]	Understanding of ESG, corporate social responsibility and sustainability practices and their relevance to corporate success.
[6]	Experience as a board member of a publicly listed company or major organization.
[7]	Experience in, or a strong understanding of, the workings of government and public policy in Canada and internationally, legal and regulatory, and in stakeholder engagement or management.
[8]	Thorough understanding of industry regulations and public policy and leading practices of workplace safety, health and the environment.
[9]	Strong understanding of compensation, benefit and pension programs, legislation and agreements, with specific expertise in executive compensation programs.
[10]	Experience in the oil and gas/energy (including pipelines) industries, and knowledge of markets, financials, operational issues and regulatory concerns.

28	Enbridge Inc. 2022 Management Information Circular

[11]	Experience working in a major organization with global operations where Enbridge is or may be active.
[12]	Experience overseeing operations as a senior executive with a strong understanding of operating plans and business strategy.
[13]	Experience in risk governance, including oversight of annual review of principal risks or identifying principal risks, or monitoring or implementing a risk management program.
[14]	Experience driving strategic direction and leading growth of an organization.
[15]	Experience in information technology and data security systems.
[16]	Jason B. Few and Steven W. Williams are new Board candidates who currently do not serve on our Board.

Board interlocks

As at March 2, 2022, no two director nominees are members of the same board of directors of another public company.

ITEM 2: Appointment of our auditor

PricewaterhouseCoopers LLP (“PwC”) were last appointed as our auditors at our last annual meeting of shareholders, held on May 5, 2021. If PwC are reappointed, they will serve as our auditors until the end of the next annual meeting of shareholders. PwC (formerly Price Waterhouse) have been our auditors since 1992 and have been the auditors for Enbridge Pipelines Inc., our subsidiary, since 1949. Representatives from PwC are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

The Board, on the recommendation of the Audit, Finance & Risk Committee, proposes that PwC be reappointed as auditors and recommends that you vote for the appointment of PwC as our auditors and authorize the directors to fix their remuneration. You may vote for the appointment of our auditors or withhold your vote.

PwC is a participating audit firm with the Canadian Public Accountability Board, as required under the Canadian Securities Administrators’ National Instrument 52-108 – Auditor Oversight.

Auditor independence

Auditor independence is essential to the integrity of our financial statements and PwC has confirmed its status as independent within the meaning of applicable Canadian and U.S. securities rules.

We are subject to Canadian securities regulations (National Instrument 52-110 – Audit Committees (“NI 52-110”) and National Policy 58-201 – Corporate Governance Guidelines), the U.S. Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the accounting and corporate governance rules adopted by the U.S. Securities Exchange Commission (“SEC”) under Sarbanes-Oxley, which specify certain services that external auditors cannot provide.

We comply with these Canadian and U.S. rules. We believe, however, that some non-audit services, like tax compliance, can be delivered more efficiently and economically by our external auditors. To maintain auditor independence, our Audit, Finance & Risk Committee must pre-approve all audit and non-audit services. It is also responsible for overseeing the audit work performed by PwC.

The Audit, Finance & Risk Committee reviews our external auditors’ qualifications and independence once per year. Their review includes formal written statements that describe any relationships between the auditors, their affiliates and Enbridge that could affect the auditors’ independence and objectivity.

Pre-approval policies and procedures

The Audit, Finance & Risk Committee has adopted a policy that requires pre-approval by the Audit, Finance & Risk Committee of any services to be provided by the Company’s external auditors, PwC, whether audit or non-audit services. The policy prohibits the Company from engaging the auditors to provide the following non-audit services:

•	bookkeeping or other services related to accounting records and financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution in kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment adviser or investment banking services;

•	legal services; and

•	expert services unrelated to the audit.

The Audit, Finance & Risk Committee believes that the policy will protect the Company from the potential loss of independence of the external auditors. The Audit, Finance & Risk Committee has also adopted a policy which prohibits the Company from hiring (as a full time employee, contractor or otherwise) into a financial reporting oversight role any current or former employee or partner of its external auditor who provided audit, review or attest service in respect of the Company’s financial statements (including financial statements of its reporting issuer subsidiaries and significant investees) during the 12 month period preceding the date of the initiation of the current annual audit.

The policy further prohibits the hiring of a former partner of the Company’s external auditor who receives pension benefits from the firm, unless such pension benefits are of a fixed amount, not dependent upon firm earnings and fully

Enbridge Inc. 2022 Management Information Circular	29

funded. In all cases, the hiring of any partner or employee or former partner or employee of the independent auditor is subject to joint approval by the lead engagement partner and the Company’s Senior Vice President and Chief Accounting Officer.

You can find information about the roles and responsibilities of the Audit, Finance & Risk Committee beginning on page 50 of this Management Information Circular.

External auditor services – fees

The following table sets forth all services rendered by the Company’s auditors, PwC, by category, together with the corresponding fees billed by the auditors for each category of service for the financial years ended December 31, 2021 and 2020.

	2021 (C$)	2020 (C$)	Description of fee category

Audit fees	15,763,000	14,764,000	Represents the aggregate fees for audit services.

Audit-related fees	710,000	816,000	Represents the aggregate fees for assurance and related services by the Company’s auditors that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included under “Audit fees”. During fiscal years 2021 and 2020, the services provided in this category include due diligence related to prospectus offerings and purchase price allocations.

Tax fees	1,774,000	1,417,000	Represents the aggregate fees for professional services rendered by the Company’s auditors for tax compliance, tax advice and tax planning.

All other fees	352,000	366,000	Represents the aggregate fees for products and services provided by the Company’s auditors other than those services reported under “Audit fees”, “Audit-related fees” and “Tax fees”. During fiscal years 2021 and 2020, these fees include those related to French translation work.

Total fees	18,599,000	17,363,000

Vote required for approval:

The appointment of PwC as Enbridge’s auditors and authorizing the directors to fix their remuneration requires an affirmative vote of the majority of the votes duly cast at the Meeting.

The Board recommends that shareholders vote “FOR” the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company to hold office until the close of the next annual meeting of shareholders and authorize the directors to fix their remuneration.

ITEM 3: Advisory vote on executive compensation

We are providing shareholders with the opportunity to vote for or against the non-binding advisory resolution to accept our approach to executive compensation as disclosed in this Management Information Circular, commonly known as “say on pay”. As this is an advisory vote, the results will not be binding on the Board. However, when considering the Company’s approach to compensation for our named executive officers (“NEOs”), the Board will consider the results of this vote, together with other shareholder feedback and best practices in compensation and governance.

We ask that, as you consider your vote, you review the Compensation Discussion and Analysis contained in this Management Information Circular. The Board believes that the executive compensation program that has been implemented achieves the goal of maximizing long-term shareholder value while attracting, motivating and retaining top talent. The Company recognizes that the proper structure of executive compensation is critical to both managing risk and appropriately incentivizing the Company’s NEOs. The Company believes that its approach to executive compensation is fair and balanced and creates incentives for NEOs that are well-aligned with shareholders’ interests over the long term.

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We have held advisory votes on our approach to executive compensation at each annual meeting of shareholders since 2011. Voting results in the most recent three years are set out in the table below.

Say on Pay	2021	2020	2019

Votes “for”	92.51%	94.08%	93.53%

You will be asked to vote for or against, or you may abstain from voting on, our approach to executive compensation through the following resolution:

BE IT RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in Enbridge Inc.’s Management Information Circular dated March 2, 2022 delivered in advance of the 2022 annual meeting of shareholders.

The Board will take the results of this vote into account when it considers future compensation policies and issues. We will also examine the level of shareholder interest and the comments we receive and consider the best approach and timing for soliciting feedback from shareholders on our approach to executive compensation in the future.

Vote required for approval:

In order to be passed, the advisory “say on pay” resolution requires an affirmative vote of the majority of the votes duly cast at the Meeting.

The Board recommends that shareholders vote “FOR” the advisory vote to accept our approach to executive compensation as disclosed in the Management Information Circular.

ITEM 4: Shareholder proposal

You will be voting on a shareholder proposal that has been submitted for consideration at the Meeting. The full text of the proposal and supporting statement, together with the Board of Directors’ recommendation, is set out in Appendix A of the Management Information Circular. The Board recommends that shareholders vote AGAINST the shareholder proposal resolution.

The Board recommends that shareholders vote “AGAINST” the shareholder proposal outlined in Appendix A of the Management Information Circular.

Proposals for the 2023 meeting

Enbridge is subject to the provisions of the Canada Business Corporations Act (“CBCA”) with respect to shareholder proposals. As indicated under the CBCA, simply submitting a shareholder proposal does not guarantee its inclusion in the management information circular.

Shareholder proposals submitted pursuant to applicable provisions of the CBCA that a shareholder intends to present at the annual meeting of shareholders to be held in 2023 (the “2023 meeting”) and wishes to be considered for inclusion in Enbridge’s management information circular and proxy form for the 2023 meeting must be received no later than 5:00 pm Mountain Standard Time on December 2, 2022. Such proposals must also comply with all applicable provisions of the CBCA and the regulations thereunder. The 2023 meeting is expected to be held in May 2023.

All shareholder proposals must be mailed to our Corporate Secretary at Enbridge Inc., 200, 425 – 1st Street SW, Calgary, Alberta, Canada T2P 3L8, or sent by email to CorporateSecretary@enbridge.com, and received by the deadline indicated above.

As described below in the section “Statement on corporate governance – Advance Notice By-law”, pursuant to Enbridge’s Advance Notice By-Law (“By-law No. 2”), if a shareholder intends to nominate a person for election as a director of Enbridge at an annual meeting of shareholders, other than pursuant to a shareholder proposal, such nomination must comply with the procedures set out in the Advance Notice By-Law, including providing timely notice in proper written form.

Other business

As of the date of this Management Information Circular, the Board and management are not aware of any other items of business to be brought before the Meeting.

Voting results

We will post the results of this year’s votes and the other items of business on our website (www.enbridge.com) and on www.sedar.com and www.sec.gov following the Meeting.

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Statement on corporate governance

—

Regulations, rules and standards

Enbridge is a “foreign private issuer” pursuant to applicable U.S. securities laws. Accordingly, Enbridge is permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules, provided we disclose any significant differences between our governance practices and those required by the NYSE. Further information regarding those differences is available on our website (www.enbridge.com).

We have a comprehensive system of stewardship and accountability that meets applicable Canadian and U.S. requirements, including:

•	Canadian Securities Administrators National Policy 58-201 – Corporate Governance Guidelines, National Instrument 58-101 – Disclosure of Corporate Governance Practices and National Instrument 52-110 – Audit Committees;

•	requirements of the CBCA; and

•	the corporate governance guidelines of the NYSE.

Our governance practices

Sound governance means sound business. At Enbridge, we believe good governance is important for our shareholders, our employees and the Company.

We are committed to strong and sustainable corporate governance which promotes the long-term interests of our shareholders, strengthens our Board and management accountability and helps build public trust in Enbridge. See our “Corporate governance highlights” on page 4.

This section discusses our governance philosophy, policies and practices. It also describes the role and functioning of our Board and the five Board committees. The framework for our corporate governance can be found in our Governance Guidelines, our Statement on Business Conduct and in the written terms of reference for our Board, each of the five Board committees, the President & CEO and the Chair of the Board. Our articles and by-laws also set out certain matters that govern our business activities. All of these documents are available on our website (www.enbridge.com).

Key governance documents

Various mandates, policies and practices support the corporate governance framework at Enbridge. The following documents, among others, are key components of Enbridge’s corporate governance and can be found on our website at www.enbridge.com:

•	Articles of Continuance and Articles of Amendment

•	General By-Law No. 1

•	By-law No. 2

•	Statement on Business Conduct

•	Governance Guidelines

•	Incentive Compensation Clawback Policy

•	Shareholder Rights Plan Agreement (2020)

•	Terms of Reference for the Board

•	Terms of Reference for each Board Committee

•	Terms of Reference for the Chair of the Board

•	Terms of Reference for the President & CEO

•	Whistle Blower Policy

A culture of ethical conduct

A strong culture of ethical conduct is central to Enbridge. Our Statement on Business Conduct is our formal statement of expectations that applies to all individuals at Enbridge and our subsidiaries, including our directors, officers, employees, contingent workers as well as consultants and contractors retained by Enbridge. It discusses what we expect in various areas including:

•	complying with the law, applicable rules and all policies;

•	avoiding conflicts of interest, including examples of acceptable forms of gifts and entertainment;

•	anti-corruption and money laundering;

•	acquiring, using and maintaining assets (including computers and communication devices) appropriately;

•	data privacy, records management, and proprietary, confidential and insider information;

•	protecting health, safety and the environment;

•	interacting with landowners, customers, shareholders, employees and others; and

•	respectful workplace/no harassment.

The Board approved a revised Statement on Business Conduct in 2017, which became effective on September 29, 2017.

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The latest version of the Statement on Business Conduct is available on our website. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, and waivers from, the provisions of the Statement on Business Conduct by posting such information on our website www.enbridge.com.

On the commencement of employment with Enbridge and annually thereafter, all Enbridge employees and contingent workers active in the Company’s human resources information system are required to complete Statement on Business Conduct training and certify compliance with the Statement on Business Conduct. In addition, employees and contingent workers are also required to disclose any actual or potential conflicts of interest.

Directors must also certify their compliance with the Statement on Business Conduct on an annual basis.

During January 2022, all employees and contingent workers active in the Company’s human resources information system were required to complete online Statement on Business Conduct training, certify their compliance and declare any real or potential conflicts of interest. As of the date of this Management Information Circular, approximately 99.7% of these Enbridge employees and contingent workers had certified compliance with the Statement on Business Conduct for the year ended December 31, 2021. All directors serving on the Board as at December 31, 2021 have certified their compliance with the Statement on Business Conduct for the year ended December 31, 2021.

Building awareness

We use training to help raise awareness and reinforce our commitment to ethical conduct. To date, we have developed training programs on fraud awareness, foreign corruption laws and the Statement on Business Conduct.

Through the annual online Statement on Business Conduct training program, Enbridge communicates its expectation that everyone working for Enbridge has a duty to report compliance issues (including suspected breaches of the Statement on Business Conduct) on a timely basis.

Our values

Everyone at Enbridge is guided by a strong set of core values that reflect what is truly important to us as a company.

Safety

•  We relentlessly ensure the safety of our communities, customers, contractors, partners and employees

•  We proactively identify and prevent safety issues

•  We act immediately when a safety issue is identified

•  We continually strive to improve safety performance

Integrity	• We do the right thing • We act courageously and speak up • We maintain truth and transparency • We take accountability for our actions

Respect

•  We value everyone’s contributions

•  We listen to understand first

•  We are considerate and support the well- being of all

•  We treat everyone with unfailing dignity and defend against intolerant behavior

Inclusion	• We want and encourage diverse perspectives for the best decisions • We see and celebrate our differences as a strength • We foster a sense of belonging and team • We champion fairness and equity

Our core value of Inclusion reflects that we are continually striving to improve equity in our workplace and build an environment where everyone feels welcome and has a strong sense of belonging.

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Handling conflicts of interest and related person transactions

If a director or officer has a material interest in a transaction or agreement involving Enbridge, or otherwise identifies a potential personal conflict, he or she must declare the conflict or potential conflict. A director who has a material interest, conflict or potential conflict must abstain from voting on the matter at any Board meeting where it is being discussed or considered.

This approach is consistent with the requirements of the CBCA. In addition, the Board would review related person transactions in conjunction with making director independence determinations. Completion of annual questionnaires by directors and officers of the Company assists in identifying possible related person transactions. Further, as stated above, pursuant to our Statement on Business Conduct, all officers and directors are required to avoid conflicts of interest and to disclose any actual or potential conflicts of interest. They must also annually certify their compliance with the Statement on Business Conduct. Disclosures of an actual or potential conflict of interest are reviewed by the Company’s Ethics & Compliance Department to ensure appropriate follow-up and reporting. Any waiver from any part of the Statement on Business Conduct requires the approval of the CEO. For executive officers, senior financial officers and members of the Board, a waiver requires the express approval of Enbridge’s Board. Since the beginning of 2021, neither the CEO nor the Board has waived any aspect of the Statement on Business Conduct.

For purposes of the foregoing, a “related person transaction” is a transaction in which the Company was or is to be a participant and the amount involved exceeds US$120,000, and in which any related person had or will have a direct or indirect material interest, and a “related person” means (i) a director, nominee director or executive officer of the Company; (ii) an immediate family member of a director, nominee director or executive officer, or (iii) a beneficial holder of greater than five per cent of the Company’s shares or an immediate family member of such holder.

In 2021, there were no related person transactions that required approval or disclosure in this Management Information Circular.

Insider trading prohibited

Our insider trading and reporting guidelines place restrictions on those in a special relationship with Enbridge (including insiders) when they purchase or sell Enbridge shares or other securities. The guidelines, which fulfill our obligations to stock exchanges, regulators and investors, include the following measures:

•	imposing quarterly and annual trading blackout periods on all directors and officers of Enbridge and certain employees, contractors and other persons in a special relationship with Enbridge when financial results are being prepared and have not yet been publicly disclosed (these periods currently begin on the first day following the end of each fiscal quarter or year end and end at the close of trading on the first trading day after we issue a news release disclosing our financial results for that fiscal quarter or year-end or a Form 10-Q or Form 10-K, as applicable, is filed with the SEC);

•	in the case of directors and executive officers, requiring pre-clearance of all proposed purchases or sales of Enbridge securities with the Corporate Secretary’s office;

•	prohibiting all directors, officers, employees, contractors and other persons in a special relationship with Enbridge and its subsidiaries from purchasing or selling securities of Enbridge or its subsidiaries with knowledge of material non-public information, from disclosing material non-public information to any other persons and from making recommendations or expressing opinions on the basis of material non-public information as to the purchase or sale of securities of Enbridge and its subsidiaries; and

•	prohibiting all directors, officers, employees and contractors of Enbridge and its subsidiaries from engaging in hedging transactions and short sales of Enbridge securities.

Whistle Blower Policy and reporting procedure

Our Whistle Blower Policy and reporting procedures help uphold our strong values and preserve our culture of ethical business conduct.

We introduced the Whistle Blower procedures several years ago to protect the integrity of our accounting, auditing and financial processes. We expanded and updated the procedures in 2008 and 2012, and again in 2017.

Complaints about financial or accounting irregularities, unethical conduct or any other compliance issues (including alleged violations of the Statement on Business Conduct) can be made anonymously using the Enbridge Ethics Helpline (“Helpline”), which allows for the submission of confidential and anonymous reports through a toll-free telephone number, mobile texting and web-based reporting system. The Helpline is administered by an independent third-party service provider. Copies of all reports received through the Helpline are provided to the Chair of the Audit, Finance & Risk Committee. Individuals can also report concerns about financial or accounting irregularities or unethical conduct confidentially, and directly, to the Chair of the Audit, Finance & Risk Committee. All written submissions may be made anonymously, and any complaints submitted in a sealed envelope marked “Private and Strictly Confidential” will be delivered to the Chair of the Audit, Finance & Risk Committee unopened.

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At least once each quarter (or sooner if there is an urgent matter), the Chief Compliance Officer reports about all significant complaints received to the Audit, Finance & Risk Committee and to the Safety & Reliability Committee on matters within its mandate. Quarterly reports to the Audit, Finance & Risk Committee also include information about any other significant compliance issues that have been brought to the attention of Enbridge’s Ethics & Compliance Department through quarterly compliance surveys. The Audit, Finance & Risk Committee then determines how to handle any issues or complaints brought to its attention. The committee can hire independent advisors (e.g., outside legal counsel, independent auditors and others) to help investigate and resolve a matter.

Advance Notice By-Law

Enbridge’s By-Law No. 2 sets out advance notice requirements for director nominations (the “Advance Notice By-Law”).

The Advance Notice By-Law was adopted by the Board on December 2, 2014 and confirmed by shareholders at the annual meeting of shareholders on May 6, 2015. The purpose of the Advance Notice By-Law is to provide shareholders, directors and management of Enbridge with guidance on the nomination of directors. The Advance Notice By-Law is the framework by which the Company seeks to fix a deadline by which shareholders of the Company must submit director nominations to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form. Pursuant to the Advance Notice By-Law, if a shareholder intends to nominate a person for election as a director of Enbridge at the Meeting, other than pursuant to a shareholder proposal, such nominations must comply with the procedures set out in the Advance Notice By-Law, including providing timely notice in proper written form.

To be timely, the nominating shareholder’s notice must be given:

•	in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the meeting (no later than 5:00 p.m. MDT on April 4, 2022, in the case of the Meeting); provided, that if the meeting is to be held less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the meeting was made, notice shall be not later than the close of business on the 10th day following the Notice Date; and

•	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the meeting was made.

To be in proper written form, a nominating shareholder’s notice must set forth or be accompanied by, as applicable, the information specified in the Advance Notice By-Law regarding both the nominating shareholder and the person whom the nominating shareholder proposes to nominate for election as a director (a “proposed nominee”), as well as the written consent duly signed by the proposed nominee to being named as a nominee for election to the Board and to serve as a director of the Company, if elected. Such notice must be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

Delivery of the notice pursuant to the Advance Notice By-Law may only be given by personal delivery or electronic mail, and shall be deemed to have been given and made only at the time it is served by personal delivery or sent by electronic mail to the Corporate Secretary at: Corporate Secretary, 200, 425-1st Street S.W., Calgary, Alberta, Canada, T2P 3L8 or, in the case of electronic mail, to CorporateSecretary@enbridge.com; provided if such delivery or electronic mail is made on a day which is not a business day or later than 5:00 p.m. (Calgary time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the Advance Notice By-Law and, if any proposed nomination is not in compliance therewith, to declare that such defective nomination shall be disregarded. The Board may, in its sole discretion, waive any requirement in the Advance Notice By-Law. A copy of Enbridge’s Advance Notice By-Law is available on our website (www.enbridge.com).

The role of the Board

The Board is ultimately responsible for governance at Enbridge and for stewardship of the Company. It has full power to oversee the management of our business and affairs. It carries out many of its responsibilities through its five standing Board committees:

•	Audit, Finance & Risk;

•	Sustainability;

•	Governance;

•	Human Resources & Compensation; and

•	Safety & Reliability.

Principal responsibilities

As part of its stewardship responsibility, the Board has the following responsibilities:

•	appoints, evaluates the performance of, and approves the compensation of the President & CEO, approves the

Enbridge Inc. 2022 Management Information Circular	35

appointment of executive officers and ratifies the appointment of other officers;

•	ensures that processes are in place for succession planning, training and monitoring of senior management;

•	adopts a strategic planning process and reviews and approves our strategic plan, provides guidance and monitors our progress;

•	ensures processes are in place for identifying and having an understanding of the principal risks of our business and ensures appropriate systems are implemented to monitor, manage and mitigate those risks;

•	ensures processes are in place to monitor and maintain the integrity of our internal controls and management information systems;

•	ensures the President & CEO and executive management create a culture of integrity, safety, respect and inclusion throughout the Company;

•	develops the Company’s approach to corporate governance, including our Governance Guidelines; and

•	oversees shareholder communications, public disclosure and corporate communications.

The Board is responsible for oversight of key areas referred to above and for overseeing corporate financial operation, including changes to capital structure, annual budgets and financing plans, dividend policy, new financings, financial statements and management’s discussion and analysis and the Company’s authorities and spending limits policies. In addition, the Board reviews and approves initiatives, investments and transactions that could materially affect the Company. The Board also approves and monitors compliance with significant policies and procedures by which the Company is governed and operated.

The Board’s responsibilities are described in the terms of reference for the Board, which are attached at Appendix B to this Management Information Circular. These terms of reference were drafted by management under the guidance of the Governance Committee and approved by the Board, which reviews them once per year and updates them as needed. Copies of the terms of reference for the Board and each of the Board committees are also available on our website (www.enbridge.com).

The Board delegates day-to-day management of Enbridge to the President & CEO and senior management, although major capital expenditures, debt and equity financing arrangements and significant acquisitions and divestitures require Board approval.

The Board develops position descriptions for each committee chair. These descriptions are part of each committee’s terms of reference and are reviewed annually. The Governance Committee defines the division of duties between the Board and the President & CEO. The terms of reference for the President & CEO are also available on our website (www.enbridge.com).

The role of the independent, non-executive Chair of the Board

The Terms of Reference for the Chair of the Board are available on our website (www.enbridge.com).

Strategic planning

The Board is responsible for reviewing our strategic planning process and for reviewing and approving our strategic plan to support our vision to be the leading energy infrastructure company in North America. To ensure we continue to be an industry leader, we maintain a robust strategic planning approach. We regularly conduct scenario and resiliency analysis on both our assets and on our business strategy and engage regularly with the Board to ensure alignment and maintain active oversight. The Board holds at least one meeting per year that is dedicated to strategic planning and holds regular strategy update sessions at every regular Board meeting throughout the year to oversee the implementation of the plan, monitor our progress, consider any adjustments to the plan and review and approve any transactions it believes will have a significant impact on the plan or our strategic direction.

Safety and operational reliability remains Enbridge’s number one priority and sets the foundation for the strategic plan. More information about our strategic priorities can be found in our 2021 annual report which is available on our website (www.enbridge.com).

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Our strategic planning process

Risk oversight and management

A key role for the Board and Board committees is risk oversight and management. Our ability to operate and ensure long-term success is linked to how well we identify and manage potential risks to our company. The Board oversees our key risks, with the goal of ensuring that we can achieve our long-term strategic priorities. The Board is responsible for identifying and understanding the Company’s principal risks and ensuring that appropriate systems are implemented to monitor, manage and mitigate those risks.

Each year, management prepares a corporate risk assessment (“CRA”) report for the Board and its committees which analyzes and prioritizes enterprise-wide risks, highlighting top risks and trends. Mid-cycle CRA updates are provided to the Board and Board committees regarding our top risks.

In addition, management provides regular reports to the Board at every meeting to identify trends and help manage risk. For example, cyberattacks have been identified as a top risk that has continued to increase in sophistication and frequency over the years. In 2021, the Board received quarterly reports on information technology and cyber security matters.

Our 2021 annual report on Form 10-K filed with the SEC and on SEDAR on February 11, 2022, including our management’s discussion and analysis for the year ended December 31, 2021, contains more information about the risks applicable to Enbridge, and is available on our website (www.enbridge.com) and on www.sedar.com and www.sec.gov.

Our annual CRA is an integrated enterprise-wide process which challenges us to test our preparedness and risk management systems. It is a mature and rigorous bottoms-up process that involves every part of the organization. We assess and rank risks based on impact and probability, and we design mitigation measures and ensure treatments are appropriately prioritized, effective and resourced. Our proactive risk management approach informs our multi-year operations, integrity and maintenance plans, as well as our strategy. It also ensures that emerging risks are identified early on so that we are ready and able to manage them.

Complementary to the CRA, the annual top operational risk report highlights the highest consequence operational risks across Enbridge and includes further detail on the risks and their treatment. This information helps inform the Board about the potential impact of Enbridge’s top operational risks and demonstrates that appropriate treatments are in place to manage those risks.

To better identify, manage and mitigate risk, the CRA report is reviewed by the Board committee with responsibility for the risk category relevant to their mandate. As a result of this review, each committee makes recommendations to the Board in respect of company practices. In addition, the Board committees can authorize the implementation of systems that address risks within the scope of their responsibility and monitor them to ensure they remain effective.

Each committee reports to the Board, which coordinates the Company’s overall risk management approach.

For further information on each Board committee’s role in risk management, please refer to “Board committees”, beginning on page 50.

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Board committee	Risk oversight responsibilities
Audit, Finance & Risk	Oversight of the Company’s method of reviewing major risks inherent in the Company’s businesses, facilities and strategic directions and the Company’s risk management and evaluation process; the Company’s corporate risk assessment; and the Company’s strategies, policies and practices relating to assessing, managing, preventing and mitigating risk and the integrity of our financial statements and financial reporting process, including the annual review of the Company’s principal and financial risks and insurance program.
Sustainability	Oversight of corporate social responsibility and sustainability matters including climate and energy, Indigenous rights and relationships, stakeholder engagement, government relations and environmental, social and governance matters, as well as our reporting in this area.
Governance	Oversight of corporate governance framework, including director appointment, education and evaluation processes, Enbridge’s corporate governance practices, Statement on Business Conduct and the Board Diversity and Inclusion Policy.
Human Resources & Compensation	Oversight of people and compensation-related risks, ensuring our compensation program and practices do not encourage inappropriate or excessive risks that could have a material adverse impact on the Company; succession planning; pension, retirement and savings plans; and the Company’s Inclusion, Diversity, Equity and Accessibility Strategy.
Safety & Reliability	Oversight of safety and operational risks including pipeline and facility integrity management, security (including physical, data and cyber security), emergency response, enterprise-wide safety culture and environment, health and safety.

Internal controls

The Board seeks assurance at least annually that our internal control systems and management information systems are operating effectively.

The Board has delegated responsibility for reviewing our quarterly and annual financial statements to the Audit, Finance & Risk Committee. The Audit, Finance & Risk Committee reviews and approves our quarterly financial statements and recommends our annual financial statements to the Board for approval. The committee is also responsible for overseeing our internal audit function and senior management reporting on internal controls.

Corporate communications

The Board reviews and approves all major corporate communications policies, including our corporate disclosure guidelines. It also reviews and approves principal continuous disclosure documents, including our annual report to shareholders, management’s discussion and analysis of financial condition and results of operations (“MD&A”) and management information circular.

The Board works to ensure we communicate effectively with shareholders, the public and other stakeholders to avoid selective disclosure.

Succession planning

The Board is responsible for:

•	appointing the President & CEO, approving the appointment of executive officers and ratifying the appointment of other officers;

•	monitoring senior management’s performance; and

•	annually reviewing the succession strategy for the President & CEO, and succession plans for senior management positions.

It delegates responsibility for reviewing our policies and procedures relating to employment, succession planning and compensation (including executive compensation) to the Human Resources & Compensation (“HRC”) Committee.

The HRC Committee is also responsible for:

•	in conjunction with the Chair of the Board and with input from Board members, identifying a CEO succession plan to be recommended to the Board for approval;

•	making sure we have appropriate programs for succession planning, management development and employee retention;

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•	monitoring the performance of senior management;

•	overseeing human capital risk to ensure our management programs (including those for our officers) effectively address succession planning and employee retention;

•	overseeing the design of our compensation programs;

•	overseeing our Inclusion, Diversity, Equity and Accessibility Strategy, including monitoring our progress thereon; and

•	reporting to the Board on organizational structure and succession planning matters.

Our expectations of our directors

Our directors are expected to act in the best interests of Enbridge. They have a duty of care in both decision-making and oversight.

Independence

We believe in the importance of an independent board. The majority of our directors must be independent, as defined by Canadian securities regulators in NI 52-110, NYSE rules and the rules and regulations of the SEC. Our Governance Guidelines, available on our website (www.enbridge.com), provide that the Board shall consist of a substantial majority of independent directors. The Board uses a detailed annual questionnaire to assist in determining if a director is independent and makes this determination annually or more often, if required.

The Board has determined that 11 of our 12 director nominees, including the Chair of the Board, are independent. Mr. Monaco is not independent because he is our President & CEO. J. Herb England, who is retiring and not standing for re-election as director at the Meeting, is also independent. With respect to former directors who served as directors during any part of 2021, Marcel R. Coutu, Gregory J. Goff and V. Maureen Kempston Darkes were also independent.

The Governance Committee is responsible for ensuring the Board functions independently of management. The Governance Committee has developed guidelines to ensure each director is aware of the expectations placed on them as a director. Key expectations include meeting attendance, financial literacy and ethical conduct.

Independent Chair of the Board and separate CEO

Mr. Ebel is the independent Chair of the Board. Mr. Monaco is the President & CEO of Enbridge.

Meetings of non-management directors

Our Governance Guidelines provide that the Board meets regularly in camera without officers of the Company present. The non-management directors also hold regularly scheduled meetings without management directors present and may invite management directors and members of management to attend as they may determine. The Chair of the Board presides over these meetings and provides the President & CEO with a summary of the matters discussed at these meetings, including any issues that the Board expects management to pursue.

To facilitate leadership and open and candid discussion among independent directors, the independent directors are given the opportunity to hold in camera meetings should the need arise. In the event that the non-management directors include directors who are not independent under applicable stock exchange rules, the Company should, at least once per year, schedule an executive session including only independent directors. In 2021, the directors met in camera at every regularly-scheduled Board and committee meeting. The directors also met without the CEO (the only non-independent director) at least once in 2021.

Other directorships

Our directors may serve on the boards and committees of other public entities, as long as their outside positions and common memberships do not affect their ability to exercise independent judgment while serving on our Board. All of our director nominees serve on three or fewer public company boards in total including Enbridge. See the “Director nominee profiles” beginning on page 11 for information on each director’s service on other public company boards and “Director attendance” on page 26.

Directors who serve on our Audit, Finance & Risk Committee cannot sit on the audit committees of more than two other public entities unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on our Audit, Finance & Risk Committee.

External consultants and other third parties

To ensure the Board functions independently of management, Board committees have the flexibility to meet with external consultants and Enbridge employees without management whenever they see fit. The Board and Board committees may also hire independent advisors, as needed, at Enbridge’s cost.

Attendance

We expect directors to attend all Board and Board committee meetings of which they are a member as well as the annual meeting of shareholders. The Governance Committee reviews each director’s attendance record every year. If a director has a poor attendance record, the committee Chair and Chair of the Board will discuss and recommend how to handle the matter. A director whose attendance record continues to be poor may be asked to leave the Board. Please see information on attendance in the “Director nominee profiles” beginning on page 11 and under “Director attendance” on page 26.

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Financial literacy

The Board defines an individual as financially literate if he or she can read and understand financial statements that are generally comparable to ours in breadth and complexity of issues. The Board has determined that all of the members of the Audit, Finance & Risk Committee are financially literate according to the meaning of NI 52-110 and the rules of the NYSE. It has also determined that Ms. Madden and Mr. England qualify as “audit committee financial experts” as defined by the Exchange Act. The Board bases this determination on each director’s education, skills and experience.

Orientation and continuing education

The Board recognizes that proper orientation and continuing education are important for directors to fulfill their duties effectively. It has delegated these responsibilities to the Governance Committee, which has developed a comprehensive program for new directors.

Orientation

Every new director meets with the Chair of the Board, the President & CEO and executive and senior management to learn about our business and operations and participates in tours of our sites and facilities. New directors are encouraged to attend all committee meetings during their first set of Board meetings as part of their orientation.

New directors are provided with the Board manual electronically, which contains:

•	our Governance Guidelines and the terms of reference for the Board and each of its committees, the Chair and the President & CEO;

•	personal information about each of the directors and senior officers;

•	a list of the members of the Board, the members of the Board committees and all meeting dates;

•	organizational charts (corporate and management);

•	our financial risk management policies and treasury authority limitations;

•	information about statutory liabilities;

•	information about the directors’ and officers’ liability programs;

•	our insider trading and reporting guidelines;

•	indemnification agreements;

•	our Statement on Business Conduct; and

•	public disclosure documents for Enbridge.

Continuing education

Our continuing education program for directors focuses on providing information relating to our business, industry, competitive environment and key risks and opportunities. We offer education sessions for directors on key topics and encourage them to participate in associations and organizations that can broaden their awareness and knowledge of developments related to our business. We have also made available to directors certain diversity and inclusion courses and Indigenous awareness training that are offered to employees internally.

Directors can also request presentations on a particular topic. Throughout their tenure, directors receive quarterly presentations from senior management on strategic issues and periodically participate in tours of our operations. Quarterly briefings include reviews of the competitive environment, our performance relative to our peers and any other developments that could materially affect our business. The table below lists the internal seminars and other presentations we offered in 2021, together with director participation.

We pay for continuing education opportunities through third parties and also provide our directors with membership to the National Association of Corporate Directors (“NACD”).

Mr. Ebel has earned the CERT Certificate in Cybersecurity Oversight. This certificate, developed by NACD, Ridge Global, and Carnegie Mellon University’s CERT division, demonstrates commitment to advanced cybersecurity literacy.

Mr. Ashar, Ms. Rowe and Mr. Williams are members of the Institute of Corporate Directors.

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Date	Topic	Presented by	Attendance

May 4, 2021	Virtual Site Tour of Line 3	Enbridge Inc.	All directors

June 14, 2021	Educational Session for AFRC on: US GAAP Update; Pending/Proposed Tax Trends; SEC ESG Disclosure Trends	Enbridge Inc. and PricewaterhouseCoopers	All members of AFRC

July 25, 2021	Transforming and Transitioning Beyond Great	Jim Hemerling, Boston Consulting Group	All directors[1]

July 27, 2021	“Truth in Advertising”: Accurate Data, Technology Capabilities are Critical for Meeting Net Zero Emissions Targets	Principal, Energy Futures Initiative	All directors[1]

July 27, 2021	Energy 3.0 – CCUS, hydrogen, and the surprising new players, ecosystems, and drivers of the energy transition	VP Energy & Climate, XPRIZE	All directors[1]

[1]	Excludes Dan Tutcher who was unable to attend.

Board evaluation

The Governance Committee is responsible for assessing the performance of the Board and its Chair, the Board committees and individual directors on an ongoing basis.

Assessing the Board and Chair of the Board and individual peer reviews

All of the directors complete a confidential questionnaire every year so they can evaluate the effectiveness of the Board and Chair of the Board and consider opportunities for improvement. The questionnaire is designed to provide constructive input regarding overall Board performance and includes questions on:

•	Board composition;
•	effectiveness of the Board, Board meetings, individual directors and Chair of the Board;

•	strategic planning process;

•	director education topics;

•	duties and responsibilities; and

•	the evaluation process for the CEO and CEO succession planning.

A summary of the questionnaire responses is provided to the Chair of the Governance Committee, who then presents the

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feedback to the Chair of the Board. The Chair of the Board then presents the summary to the Board. The Board discusses the results and develops recommendations in camera during a roundtable discussion conducted by the Chair of the Board.

Directors are also asked to complete another confidential questionnaire to evaluate their peers. They are asked to consider criteria such as skills and experience, preparation, communication and interaction with Board members and/or management and overall contribution to the functioning of the Board. A summary of the questionnaire responses is provided to the Chair of the Board who discusses peer review results with each director individually.

Board committee assessments

Each director also completes a confidential questionnaire for each Board committee of which they are a member. The questionnaire is designed to facilitate candid conversation among the members of each Board committee about the Board committee’s overall performance, function, areas of accomplishment and areas for improvement. This questionnaire helps the Board ensure that each Board committee is functioning effectively and efficiently and fulfilling its duties and responsibilities as described in its terms of reference. It includes questions about:

•	the composition of the Board committee;

•	the effectiveness of the Board committee, Board committee meetings and the committee chair; and

•	the development processes for the Board committee.

Completed questionnaires are submitted to the Chair of the Governance Committee, who summarizes them and provides a copy to each Board committee chair and the Chair of the Board. Each committee discusses the results and develops recommendations during an in-camera session of the committee. Directors are encouraged to comment broadly, positively and negatively, on any issue concerning the Board, Board committees and director performance. From time to time, the Chair of the Board meets informally with each director, to discuss performance of the Board, Board committees and other issues.

Director tenure

Our director tenure policy is set out in our Governance Guidelines and was last updated in February 2021. Under our Governance Guidelines, a director will retire at the next annual meeting of shareholders after he or she reaches the age of 75. A director will not be eligible to serve as Chair of the Board or chair of any of the Board’s five standing Board committees beyond the annual meeting of shareholders following the director’s 74th birthday. Refer to “Director nominee profiles” beginning on page 11 and the following table for each director’s latest date of retirement.

Latest dates of retirement

The following table outlines, for each of the director nominees, their latest retirement date, which is the date of the next annual meeting of shareholders after he or she reaches the age of 75.

Latest date of retirement

2024	Dan C. Tutcher

2025	Pamela L. Carter

2030	Mayank M. Ashar

2031	Susan M. Cunningham, Teresa M. Madden, Stephen S. Poloz, Steven W. Williams[1]

2033	Gaurdie E. Banister

2034	S. Jane Rowe

2035	Al Monaco

2039	Gregory L. Ebel

2041	Jason B. Few[1]

[1]	Jason B. Few and Steven W. Williams are new Board candidates who currently do not serve on our Board.

Identifying new Board candidates

The Governance Committee serves as the Board’s nominating committee and has accountability for the oversight of the Board and committee succession planning process and for making recommendations to the Board for the appointment of new Board and committee members. The Governance Guidelines provide that the Board should possess, as a group, the competencies, skills and characteristics necessary to develop and oversee the implementation of the strategic vision of the Company and such other qualities as the Board shall identify from time to time. These characteristics and qualities include knowledge, experience, high ethics and standards, integrity, independent judgment, understanding of the Company’s business and willingness to devote adequate time to Board duties.

The Chair of the Board, the President & CEO and the Chair of the Governance Committee, with the support of the Executive Vice President & Chief Legal Officer and the Corporate Secretary and external advisors, monitor the composition of the Board and committees on an ongoing basis and make recommendations to the Governance Committee in fulfilment of its mandate. The Governance Committee reviews Board diversity at least annually, including measuring and monitoring progress toward our Board diversity objectives.

The Corporate Secretary maintains a Board composition plan which includes information pertaining to the current directors and an inventory of potential Board candidates. The information pertaining to current directors includes business experience, occupation, residence, gender, age,

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years on the Board, retirement date, other board commitments, equity ownership, independence, diversity and other relevant information, as well as a skills matrix for all of the directors’ skills, updated annually or more frequently, as required. The President & CEO, the Executive Vice President & Chief Legal Officer and the Corporate Secretary meet regularly to consider and plan for upcoming director retirements, considering relevant factors including directors’ skills, age, tenure, residency, and diversity. From time to time, executive search consultants are engaged to undertake external searches for potential director candidates, with the particulars of the executive search consultant’s mandate determined through dialogue between the Chair of the Board, the President & CEO and the Chair of the Governance Committee. When we use executive search consultants, they are directed to make it a priority to include diverse candidates. The Chair of the Board, President & CEO and the Chair of the Governance Committee have primary responsibility for the assessment of director candidates for recommendation to the Governance Committee and the Board. The Governance Committee also considers all candidates recommended by the Company’s shareholders.

Diversity, equity and inclusion

We believe that diversity and inclusion drives innovation and better decisions, employee engagement and our ability to attract top talent. In 2021, Enbridge expanded our core values to add Inclusion. For a detailed discussion of our values, see page 33. We set goals for diversity and inclusion for our Board, senior management and workforce, as discussed below.

Diversity on our Board and senior management

In February 2015, the Board formally adopted a written Diversity and Inclusion Policy to set out our approach to establish and maintain diversity and inclusion on our Board of Directors and on our executive leadership and senior management teams (“Board D&I Policy”). This policy highlights our approach to diversity and the importance we place on differences in skills and experience as well as diversity considerations, including but not limited to, gender, age and ethnicity. The Governance Committee reviews the Board D&I Policy and its objectives annually to assess its effectiveness and reports to the Board and recommends any revisions that may be necessary.

In November 2020, the Company established specific representation goals to achieve representation on the Board of at least 40% women and 20% racial and ethnic groups by 2025. At that time, the Board also took steps to underscore its ongoing commitment to diversity and inclusion and expanded the Board D&I Policy to establish enhanced representation goals for women and racial and ethnic groups for our Board and our “senior management” (defined for these purposes as the President & CEO and all Executive Vice Presidents, Senior Vice Presidents and Vice Presidents who are also officers of Enbridge Inc.). Our progress against our goals is outlined in the table below. We are pleased to note that we have exceeded the racial and ethnic Board representation goal we had set.

Diversity representation goals (by 2025)	Representation (self-identified) at March 2, 2022

Women • Board: 40% • Senior management: 40%	Women • Board: 4 of 11 (36%) • Senior management: 12 of 35 (34%)

Racial and ethnic groups • Board: 20% • Senior management: 28%	Racial and ethnic groups • Board: 3 of 11 (27%) • Senior management: 7 of 35 (20%)

The Board, its relevant committees and senior management actively consider and review whether candidates representing diversity criteria have been considered and/or appointed to senior management positions and to the Board. In addition to the designated groups stipulated by the CBCA and our diversity and inclusion goals relating to women and racial and ethnic groups, we view diversity in the broadest sense and consider additional diversity dimensions that are equally important and necessary across our organization, including but not limited to: diversity of thought, perspectives and life experience which can include education, socioeconomic status, language, sexual orientation, values and beliefs, among others. In identifying candidates for senior management roles, professional experience, educational background, skills and knowledge, as well as diversity considerations, are considered. Refer to “Identifying new Board candidates” on page 42 for a discussion on how we consider diversity in identifying new Board candidates, including the Governance Committee’s review of our progress meeting our Board diversity goals and how our executive search consultants are directed to make it a priority to include diverse candidates. Refer to “Director tenure” on page 42 for a discussion on our director tenure policy.

CBCA requirements

The CBCA requires diversity disclosure for directors and “members of senior management” for four “designated groups”: women, members of visible minorities, Aboriginal peoples and persons with disabilities.

For CBCA purposes, “members of senior management” is defined to include the Chair of our Board (who is an independent director and not a member of management) as well as a number of other officers who are our “executive officers” as defined in National Instrument 51-102 Continuous

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Disclosure Obligations. Our “executive officers” consist of ten officers: our President & CEO, our six Executive Vice Presidents and three Senior Vice-Presidents as of the date of this Management Information Circular. Three of our 10 (30%) of the “executive officers” are women. Our representation, as self-identified, for these four designated groups, as at March 2, 2022, is outlined in the table below.

CBCA “designated group”	Board	“members of senior management” (includes Chair)

Women	4 of 11 (36%)	3 of 11 (27%)

Members of visible minorities	3 of 11 (27%)	1 of 11 (9%)

Aboriginal peoples	-	-

Persons with disabilities	-	-

Diversity in our workforce

We believe that a workforce that better reflects our communities strengthens relationships and trust. Representation matters, and monitoring our progress ensures we remain steadfast in our commitment to diversity, equity and inclusion. Enbridge has a multi-year, enterprise-wide Inclusion, Diversity, Equity and Accessibility Strategy for 2021 through 2025 which outlines three goals, supported by specific actions:

•	Engage the workforce through regional advisory groups and employee resource groups, increase awareness and empathy by sharing stories of inclusion and equity, invest in learning programs to build knowledge of core concepts (including inclusive leadership), and make strategic external partnerships to increase equity for underserved communities.

•	Embed diversity and inclusion policies and principles into key strategies, include best practices in human resources programs, and ensure compliance with federal, provincial, and state legislation.

•	Understand our workforce composition and labor market availability, embed representation goals for diverse market access and ensure hiring practices and talent programs enable greater diversity to reflect our communities.

In 2021, we published a company-wide Diversity & Inclusion Policy, including principles that we expect all employees to live by, as well as specific pledges to underrepresented groups, including women, underrepresented ethnic and racial groups, people with disabilities and veterans in our workforce. Our Inclusion, Diversity, Equity and Accessibility Strategy is stewarded by an executive Steering Committee and supported by a dedicated team. It focuses on building awareness, delivering learning programs, supporting employee resource groups, engaging the workforce through initiatives and implementing action plans to ensure our workforce representation reflects the communities in which we live and operate. Our aim is to fully integrate diversity and inclusion into our structures, processes and practices.

Since 2017, Enbridge has progressively built transparency and embedded goals for representation of women, ethnic and racial groups, people with disabilities, and veterans. Representation goals were identified based on external labor availability and proportional demographic representation in the areas in which we operate. We track and report our workforce progress on these goals on an internal company-wide “Diversity Dashboard”. Representation goals for 2SLGBTQ+ communities have not been set at this time, as labor market insights are not widely available; however, equity for this group is important to us and we capture self-identified demographics for gender identity, sexual preference, and pronouns to ensure we can be fully inclusive. As self-disclosure and labor insights grow, we aim to add 2SLGBTQ+ representation goals, in consultation with our Prism Energy employee resource group. The Diversity Dashboard is transparent for all employees to access, and data can be filtered by job level, functional area, and geography, including trending information on hiring, promotion and turnover rates to clearly see our progress relative to our goals.

Having made progress on our diversity goals set in 2018, in 2020, we accelerated our timeline from 2028 to 2025, and embedded diversity and inclusion measures in our compensation incentive programs and into our sustainability-linked financing to ensure accountability to all stakeholders.

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Workforce diversity representation goals
Build an inclusive environment of talent that represents the communities in which we operate through achievement, by 2025, of workforce representation of:	• 40% women • 28% racial and ethnic groups • 6% persons with disabilities • 7% U.S. veterans

In response to injustices experienced in society by racialized communities, we elevated anti-racism and equity by embedding specific commitments in our Inclusion, Diversity, Equity and Accessibility Strategy to address input and ideas brought forward through 100 focus groups with over 1000 employees. These commitments included actions to amplify Asian, Black/African American, Hispanic/Latinx, Indigenous (First Nations/Inuit/Metis/American Indian/Native American), Middle Eastern/Arab, and people identifying as Two or More Races. Additional commitments were also made for people with disabilities, 2SLGBTQ+, and veterans. Enbridge is a signatory to pledges set forth by CEO Action for Diversity and Inclusion in the U.S. and BlackNorth in Canada, both of which reinforce our commitment to meaningful and enduring change. Enbridge is also a member of the 30% Club and signatory to Equal by 30, both of which aim to improve gender representation and equality.

We are also committed to Indigenous reconciliation, and we believe that our continued success relies on our ability to build and maintain relationships with Indigenous communities near where we do business. Beginning in 2021, we required all new employees to complete cultural awareness training, targeting 100% completion from all employees and contractors.

We focus on enhancing the capability of our people through activities such as accelerated leadership programs, rigorous succession planning of critical roles, and facilitating career development and mobility throughout the enterprise. We value diversity and embed inclusive practices throughout our programs and approach to people management, including compensation and retention programs, variable work schedules and flex-options, parental leave and other like benefits to support our employees and their diverse needs.

We proactively support leaders and coach them to review talent decisions with a diversity lens in order to mitigate the risk of unconscious bias. For example, we leverage opportunities to coach our leaders and employees at critical decision points that impact an employee’s career, such as during the hiring process, performance reviews and succession planning. In addition, a thorough analysis is conducted throughout these activities to ensure equitable representation of various demographic groups.

We engage our employee community through initiatives, activities, education and networking. In 2021, we asked all leaders and employees to participate in unconscious bias and anti-racism training. Over 99% of all employees completed the training at year-end. Leaders were also asked to engage their teams in two or more conversations regarding a variety of equity and inclusion topics, resulting in over 7,200 team conversations across the Company throughout the year. Training and conversation completion rates were tied to compensation as measures in the Company’s short-term incentive program.

We have ten employee resource groups, which are employee-formed and company- sponsored groups that:

•	promote understanding and support for historically underrepresented or marginalized employee populations;

•	educate and create development opportunities for members and allies via events and networks; and

•	promote a diverse and inclusive work environment.

These groups also collaborate within Enbridge to ensure business goals and community engagement with initiatives aligned with our Inclusion, Diversity, Equity & Accessibility Strategy. Our employee resource groups are:

•	CARES — Caregivers + Allies

•	Connect — Next Generation Employees + Allies

•	DAN (Diverse Abilities Network) — People with Disabilities + Allies

•	EDGE (Ethnically Diverse Group Employees) — Ethnic/ Racially Diverse Employees + Allies

•	FEMINEM (Females in Engineering) — Female engineers and technologists in Engineering + Allies

•	IERG (Indigenous Employees Resource Group) — Indigenous Employees + Allies

•	LDN (Leadership Development Network) — Self-directed career/leadership development

•	Prism Energy — Lesbian, Gay, Bisexual, Transgender, Queer and Two-Spirited Employees + Allies

•	Veterans — Active and former members of the armed forces + Allies

•	Women@Enbridge — Women + Allies.

Awards and recognition
Enbridge has been recognized with several diversity, equity and inclusion distinctions including:

•	Catalyst Award for a DEI Company Initiative (2022)

•	Bloomberg Gender Equality Index (multiple years)

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•	Canada’s Top 100 Employers (2022)

•	Canada’s Best Diversity Employers (multiple years)

•	Alberta’s Top 75 Employers 2022

•	Glassdoor’s Best Places to Work in Canada (2022), and

•	Corporate Equality Index (LGBTQ2S+ Best Places to Work) (multiple years).

Our approach to human capital

Our people are our most valuable asset and vital to our success. Effectively engaging, developing, retaining, rewarding and promoting the wellbeing of our employees is a priority for us – one that enables us to fulfill our purpose to safely deliver the energy that people need and want. We are committed to diversity, equity and inclusion, which means fostering an environment where our employees feel welcome, valued and connected and form a team that is energized and proud of what we do.

Throughout the COVID-19 pandemic, our priority has been to protect our employees, their families and our communities, while continuing to safely operate the critical infrastructure that delivers the energy people rely on every day. We have taken proactive measures to deliver energy safely and reliably during the COVID-19 pandemic. In 2021, we continued a phased-in approach to returning employees to office environments (for those working remotely in 2020), anchored in safety-based and data-driven principles, including consulting medical experts and ensuring alignment with dynamic advice from state and provincial health authorities. The safety of our people and customers remained paramount to our return to office plans. To further protect our people, we adopted mask mandates, enhanced workspace sanitation and cleaning, in-house testing for critical and essential functions, daily health check-ins facilitated by a mobile application, and a Vaccine & Testing Policy requiring regular testing of unvaccinated staff (85% vaccination rate company-wide). Finally, we are evolving our post-COVID ways of working and incorporating more flexibility into how we work, to meet changing employee expectations for where and when work happens and allowing people to better balance personal and professional responsibilities. This includes rolling out a pilot FlexWork program in early 2022 where eligible employees (based on job/role) can opt in for variable work hours or the option to work from home a set number of days per week.

What we stand for, as shown in the figure below, sets out our purpose, vision, values, strategic intents and ways of working. These elements are the foundation of our company – connecting our people, bringing meaning to each individual’s contributions, and inspiring our teams to safely and reliably deliver the energy society needs and wants. What we stand for complements our strategic priorities outlined in our strategic plan, and together, they help us focus our energy on what needs to be achieved and how we work together to deliver results. Refer to “Our values”, on page 33 for more information on our values.

To remain competitive and sustain the long-term success of our company, we need to attract, develop and retain talented employees. This includes fostering a diverse and inclusive culture where everyone feels valued, respected and treated equally. We champion diversity, equity and inclusion in our workplace, recognizing its value in strengthening employee engagement, fostering innovation and creativity and enhancing our decision making and problem-solving capabilities. Refer to “Diversity, equity and inclusion” beginning on page 43 for more information on our Inclusion, Diversity, Equity & Accessibility Strategy and diversity goals.

Taking a proactive and holistic approach to supporting our employees’ well-being is integral to having a resilient workforce and enabling employees to achieve success at work, home and in their community. We focus on all elements of well-being: physical (including personal safety), mental, financial, and social. During the pandemic, efforts to support and promote good mental health have been enhanced. In addition to mental health training and access to confidential counseling through the employee and family assistance program, we have provided employees with flexibility, encouraged regular check-ins to promote connection, and added new resources to support mental health.

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We continually invest in our people’s personal and professional development because we recognize that their success is our success. We want to maximize our employees’ career experience and drive continued high performance, by enhancing the capability of our people through multiple channels, including: an extensive catalog of self-directed learning (10K+ external courses plus proprietary Enbridge University courses), accelerated leadership development programs, rigorous succession planning of critical roles and facilitating internal career development opportunities via rotational assignments. This also includes enhanced opportunities for growth and development in the flow of work, encouraging employees to build new skills needed for our emerging lines of business and the broader energy transition, supported by tools and systems which enable ongoing career discussions and tangible career planning. We also offer a mentorship program that provides employees development from the formal pairing of mentors (including senior leaders) with protégés.

Sustainability and ESG

Our vision is to be the leading energy delivery company in North America. We play a critical role in enabling the economic well-being and quality of life of North Americans who depend on access to reliable energy. Our unparalleled infrastructure franchises transport, distribute and generate energy, and our primary purpose is to fuel quality of life by delivering the energy North Americans need and want, in the safest and most responsible way possible.

Over decades, we have held ourselves to high standards of corporate social responsibility. We take seriously our responsibility to conduct our business in an ethical and socially responsible manner; to protect the environment and the safety of people; and to engage, learn from and respect and support the communities and cultures with which we work. Our values of Safety, Integrity, Respect and Inclusion reflect what is truly important to us as a company. These values guide our actions and decisions and how we engage with our stakeholders.

Governance around ESG performance continues to be top of mind as we advance our sustainability strategies and policies. Our continued focus on our ESG goals and targets continues to be our focus as we reinforce our priorities in areas of GHG emissions, diversity and inclusion and safety, as well as increased transparency and accountability for our ESG priorities and results. Setting goals in areas core to our business and stakeholders is just one of the ways we are further integrating ESG into strategy, operations and decision-making. These goals are designed to build on our progress and broaden our efforts in a way that responds to the changing energy landscape and societal needs.

Enbridge provides its stakeholders with open, transparent reporting and discussion on sustainability and ESG performance. Our 2021 Sustainability Report follows best practice in ESG reporting and provides more detailed disclosure of our ESG performance. It was developed with guidance from the Global Reporting Initiative (“GRI”) Reporting Guidelines, which serve as a generally accepted framework for reporting on an organization’s economic, environmental and social performance. We continue to align our performance with the Sustainability Accounting Standards Board (“SASB”) voluntary framework and the Task Force on Climate-Related Financial Disclosure (“TCFD”). We also published a climate report using the TCFD framework in 2019 and provide annual updates through the ESG Datasheet. These reports, as well as our discussion paper — Indigenous Rights and Relationships in North American Energy Infrastructure, are available on our website at www.enbridge.com.

Enbridge — bridge to a cleaner energy future

Our strategic priorities are set out above and are discussed in more detail in our 2021 annual report. In 2019, we added a new strategic priority: adapt to energy transition over time. As the global population grows and standards of living continue to improve around the world, more energy will be needed. At the same time, our society increasingly recognizes the impacts of energy consumption on the world’s climate.

Accordingly, energy systems are being reshaped as industry participants, regulators and consumers seek to balance competing objectives. As a diversified energy infrastructure company, we are well positioned to play a key role in the transition to a lower-emissions economy while at the same time working to reduce our own emissions.

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Enbridge is well positioned to be a bridge to a cleaner energy future. We believe that diversification and innovation will play a significant role in the transition to a lower-carbon future. To date, we have made large investments in natural gas infrastructure and continue to see significant opportunity in renewable energy, particularly offshore wind. Furthermore, we have tested our existing assets for various energy transition scenarios and concluded that they are highly resilient and can be relied upon for stable cash flow generation well into the future. We have been investing in newer low-carbon energy infrastructure opportunities including renewable natural gas and hydrogen, along with delivering energy more sustainably to pumps and compressors through our solar self-power projects.

Our success in executing on our strategic priorities is very much enabled by our commitment to ESG issues, the quality and capabilities of our people and the extent to which we embrace technology and encourage innovation as a competitive advantage.

ESG. Sustainability is integral to our ability to safely and reliably deliver the energy people need and want. How well we perform as a steward of our environment, a safe operator of essential energy infrastructure, a diverse and inclusive employer and a responsible corporate citizen is inextricably linked to our ability to achieve our strategic priorities and create long-term value for all stakeholders.

Our commitment to strong ESG practices and performance has long been core to how we do business and we are proud to be recognized as a leader amongst our peers. In 2020 we set out ambitious goals including:

•	Net zero GHG emissions by 2050 with an interim target to reduce GHG emissions intensity 35% by 2030;

•	Increased representation of diverse groups within our workforce by 2025, including representation goals of 40% women and 28% racial and ethnic groups, along with new initiatives to enhance supplier diversity;

•	Strengthening diversity on our Board with a goal of 40% representation of women and 20% of racial and ethnic groups by 2025; and

•	Annual safety and reliability targets that drive continuous improvement towards our goal of zero incidents, injuries and occupational injuries, and implementation of robust cyber defense programs.

These goals represent the next stage of our progression to ensure we are positioned to grow our company sustainably for many decades to come and we are making steady progress on each of them. Beginning in 2021, we started to measure ESG performance when determining incentive compensation and are making meaningful progress toward these targets by executing on specific action plans. In 2021, we issued Sustainability Linked Bonds and established a Sustainability Linked Loan connected to our ESG goals – the first in our sector. Achieving our goals will put us in a better position to successfully transition to a low-carbon, more diverse, and inclusive future. See “Environmental, social and governance (ESG) highlights” on page 4 for more details.

People. Our employees are essential to our long-term success and enhancing the capability of our people to maximize their potential is a key area of focus. We value diversity and have embedded inclusive practices throughout our programs and approach to people management. Furthermore, we strive to maintain industry competitive compensation and retention programs that provide both short-term and long-term performance incentives.

Technology. Given the competitive climate of today’s energy sector, we recognize the vital role technology can play in helping us achieve our strategic objectives. Our two Technology and Innovation labs, located in Calgary and Houston, embody our commitment to technology enabled business solutions. Leveraging the benefits of technology to contribute to safety, reliability and the profitability of assets has become entrenched in our everyday operations.

Board oversight over ESG matters

Oversight of ESG is fully integrated into the responsibilities of the Board and all five of our Board committees. Each Committee’s expertise is relevant for specific ESG-related topics. For example:

•	The Sustainability Committee oversees our GHG emissions goals and targets, stakeholder engagement and ESG reporting. This includes overseeing progress on our ESG goals.

•	The Human Resources Committee oversees workforce engagement and diversity and the alignment of ESG goals to compensation.

•	The Governance Committee oversees Board composition, succession planning, Board shareholder engagement, and corporate governance.

•	The Audit, Finance & Risk Committee oversees our annual corporate risk assessment and financial disclosures.

•	The Safety & Reliability Committee oversees safety and operational risks, including physical and transition climate-related risks, cyber security programs and elements of our safety culture.

Handling these matters at our various Board committees effectively integrates ESG matters into the work of the Board, and the entire Board is directly engaged in driving our ESG practices and performance and how we are positioning to support the energy transition – including as part of our annual strategic planning process. At each Board meeting, the Board receives updates and provides feedback on our progress towards our goals and execution of our strategy. This critical feedback ensures that we are continuously refining and improving our approach.

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In addition, as part of our Board succession planning process, we ensure that our Board composition remains diverse, effective and skilled. We assess overall Board composition regularly, to ensure this balance is maintained, and this includes ensuring our Board members are well-equipped to understand and oversee ESG matters, including climate change and the energy transition. Refer to “Mix of skills and experience” on page 28 and “Identifying new Board candidates on page 42 for more information.

Awards and recognition
Enbridge has been recognized with several ESG and sustainability distinctions including:

•	2021 Excellence in Governance Award from the Governance Professionals of Canada in the category of Sustainability / ESG;

•	2021-22 Dow Jones Sustainability Index (DJSI) North America; and

•	Score of A- from CDP (formerly Carbon Disclosure Project).

Shareholder engagement

We believe active engagement with our shareholders and other stakeholders on an ongoing basis through a variety of avenues is key to transparency, facilitating open and informed dialogue and sharing our story. The graphic below represents some of our engagement activities in 2021.

*	Webcast so that they are accessible to a broad audience of investors and are available on our website for a period of 12 months.

Our main shareholder event is our annual Investment Community Conference, which provides an opportunity for shareholders to obtain an update on the Company and ask questions of our executive team outside of our quarterly presentations. In 2021, we hosted our ESG Forum which provided our stakeholders a detailed review of Enbridge’s industry-leading environmental, social and governance practices and detailed our path forward to meeting our future ESG commitments. These events, along with our annual meeting of shareholders and quarterly presentations, are webcast and accessible to a broad audience of investors. Presentations, audio recordings and transcripts are available on our website for a period of at least 12 months following events.

Members of our executive team, including our CEO and CFO, presidents of our business units, as well as representatives from Investor Relations and Sustainability departments also meet with shareholders throughout the year directly, and by way of investor roadshows in a variety of cities. To further our investor outreach, we also participate in several third party hosted investor conferences, as well as periodically conduct anonymous and confidential shareholder perception surveys to provide market perspective to management.

In addition to discussions of business results and initiatives, strategy and capital structure, the topic of ESG policies and performance was a key focus in 2021. Our shareholder engagement activities included targeted outreach focused on Enbridge’s strong track record related to ESG performance as well as our ESG Forum. Due to the ongoing COVID-19 pandemic, the majority of 2021 investor outreach was conducted virtually.

A list of upcoming and past events and presentations, as well as investor documents and filings, can be found on our website (www.enbridge.com). Enbridge is committed to communicating with shareholders through our website, where current and potential investors are invited to contact the Investor Relations team online, by letter, phone (1-800-481-2804) or email (investor.relations@enbridge.com).

The Board also understands the importance of constructive communication and engagement with shareholders as part of its oversight of the Company. Shareholders may write to our Board, the Chair of the Board or individual directors at the following address or by email to

CorporateSecretary@enbridge.com:

c/o Corporate Secretary

Enbridge Inc.

200, 425 – 1st Street SW

Calgary, AB, Canada T2P 3L8

Enbridge Inc. 2022 Management Information Circular	49

Board committees

Our Board has five standing Board committees to help it carry out its duties and responsibilities:

•	Audit, Finance & Risk

•	Sustainability

•	Governance

•	Safety & Reliability

•	Human Resources & Compensation

The Board has delegated certain responsibilities to each Board committee, including overseeing risks that are within the scope of the responsibilities of each Board committee. All five of our Board committees are comprised entirely of independent directors.

Mr. Monaco, our President & CEO, is not a member of any Board committee, nor is the Chair of the Board; however, both attend all committee meetings as observers. Before each Board meeting, the President & CEO meets with the Chair of the Board to discuss agenda items for the meeting and any significant issues. The Chair of the Board and President & CEO also meet periodically to discuss current business operations, strategy and key issues.

The Governance Committee regularly reviews Board committee memberships and recommends committee membership changes and assignments to the Board.

Board committee meetings generally take place before each regularly scheduled Board meeting. Each Board committee also meets in camera, independent of management, following the regular Board committee meeting. They also meet with external consultants and/or Enbridge staff, without management present, whenever they see fit. Before each Board committee meeting, the chair of the committee meets with executive management to discuss the agenda items for the meeting and any significant issues.

Each Board committee reports regularly to the Board and makes recommendations on certain matters as appropriate.

Report of the Audit, Finance & Risk Committee

Independence: 100% independent

Current Members:

Teresa S. Madden (Chair)

Gaurdie E. Banister

J. Herb England[1]

Stephen S. Poloz

[1] J. Herb England is currently a member of the Audit, Finance & Risk Committee but is retiring and will not be standing for re-election at the Meeting.

Other members that served during the year: Marcel R. Coutu (resigned from the Board effective November 1, 2021)

Mandate:

The Audit, Finance & Risk Committee fulfills public company audit committee obligations and assists the Board with oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s internal audit function and external auditors. The Committee also assists the Board with the Company’s risk identification, assessment and management program.

The Committee’s full mandate and responsibilities can be found in its Terms of Reference which are available on our website at www.enbridge.com.

Meetings:

4 meetings (February, May, July, November)

The Audit, Finance & Risk Committee meets in camera without management present with the Chief Audit Executive of Internal Audit and the Chief Compliance Officer as well as with the external auditors. The Committee also has meetings in camera without management present with the Chief Financial Officer and on its own at the end of each meeting.

Before each meeting, the Chair of the Committee met with the Chief Financial Officer to discuss the agenda items for the meeting and any significant issues. The Chair also met with the senior partner of the external auditors assigned to Enbridge’s audit and the Chief Audit Executive of Internal Audit before each meeting.

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2021 highlights:

Audits and financial reporting

•	reviewed annual MD&A and financial statements and notes and recommended them to the Board for approval;

•	reviewed and approved the interim MD&A and financial statements;

•	reviewed public disclosure documents containing audited or unaudited financial information, including annual and interim earnings press releases and the annual report, and recommended them to the Board for approval for public release;

•	received an annual pension report;
•	reviewed the post-audit or management letter containing the recommendations of the external auditors and management’s response, including an evaluation of the adequacy and effectiveness of the internal financial controls;

•	reviewed reports on the Company’s tax position; and

•	the Chair of the Audit, Finance & Risk Committee reviewed and approved the prior year’s expenses of the President & Chief Executive Officer.

Internal controls

•	oversaw management’s system of disclosure controls and procedures;

•	oversaw the internal controls over financial reporting;

•	reviewed the status of Enbridge’s project to renew its accounting systems;
•	reviewed the quarterly internal controls compliance reports;

•	reviewed the internal audit role and audit plan and received quarterly internal audit reports; and

•	reviewed and reapproved the internal audit charter.

Compliance

•	received quarterly updates on the Ethics and Compliance helpline activity from the Chief Compliance Officer.

External auditors

•	reviewed the qualifications and independence of PwC;

•	recommended appointment of PwC by shareholders and reviewed and approved the 2021 engagement letter (including the terms of engagement and proposed fees);
•	pre-approved all non-audit services to be provided by PwC that are allowed under the Committee’s policy;

•	reviewed the performance of PwC; and

•	reviewed PwC’s report on compliance with Sarbanes-Oxley.

Finance

•	reviewed quarterly treasury management reports;

•	reviewed unbudgeted capital commitments under Management’s authority and recommended spending authorities be refreshed to the Board for approval;

•	approved updates to the Treasury Policy; and

•	reviewed financing plans including additional financing transactions not originally included in the 2021 annual financing plan, credit facilities and inter-company financing transactions, and recommended them to the Board for approval.

Risk management

•	reviewed the quarterly financial risk management reports;

•	reviewed and approved the corporate risk assessment report as it pertains to the Committee’s mandate;

•	approved updates to the Corporate Financial Risk Management Policy;

•	approved credit exceptions under the risk policy; and

•	reviewed the annual report on insurance coverages and insurance renewal strategy.

Governance

•	reviewed its terms of reference;

•	reviewed management’s reports on evolving issues and trends;

•	reviewed Committee’s performance in 2021;

•	Committee members attended an educational session in June 2021 presented by Enbridge Inc. and
PricewaterhouseCoopers on US GAAP updates, pending/proposed tax trends and SEC ESG disclosure trends; and

•	based on the review and discussions referenced above, the Audit, Finance & Risk Committee recommended to the Board that the financial statements for the fiscal year ended December 31, 2021 be included in the Company’s 2021 Annual Report on Form 10-K, for filing with the SEC.

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Report of the Sustainability Committee

Independence: 100% independent

Current Members:

Susan M. Cunningham (Chair)

Pamela L. Carter

J. Herb England[1]

Dan C. Tutcher

[1] J. Herb England is currently a member of the Sustainability Committee but is retiring and will not be standing for re-election at the Meeting.

Other members that served during the year: N/A

Mandate:

The Sustainability Committee provides oversight of and carries out the responsibilities delegated by the Board related to corporate social responsibility and sustainability matters.

The Committee’s full mandate and responsibilities can be found in its Terms of Reference which are available on our website at www.enbridge.com.

Meetings:

4 meetings (February, May, July, November)

The Sustainability Committee meets in camera without management present at the end of each meeting.

Before each meeting, the Chair of the Committee met with executive management to discuss the agenda items for the meeting and any significant issues 4 meetings (February, May, July, November)

2021 highlights:

Oversight of sustainability-related policies, practices, risks and opportunities

•	provided oversight on the implementation of policies, procedures and practices on sustainability;

•	received quarterly updates on key environmental, social, political and public policy issues, impacts, risks and trends of consequence to our businesses;

•	monitored developments related to climate change and how we are responding to new regulatory and market dynamics on climate and energy issues, including management’s commitments and progress on emissions reduction;

•	monitored emerging developments relating to regulatory frameworks for impact assessment and permitting in both Canada and the U.S.;
•	received management’s reports on regulatory issues and compliance as well as government relations activities;

•	reviewed and approved updated Political Contributions Policy;

•	discussed and approved the corporate risk assessment report as it pertains to the Committee’s oversight with respect to risk management in sustainability areas; and

•	reviewed Committee Terms of Reference.

Review of our engagements and communications with community stakeholders, Indigenous peoples, governments and regulators

•	received updates on management’s engagement with industry, business and governments to support and advance economic stimulus and recovery initiatives;

•	received updates on the Company’s engagement with key community stakeholders impacted by Company projects and operations through open houses, meetings, community investments, public awareness programs and social media and digital communications;

•	received updates from management on outreach to build stakeholder support for the Company’s operations and growth strategy;
•	received updates management’s implementation of a lifecycle approach to Indigenous engagement, and our consultation and engagement on specific projects and operations including:

–	response to Indigenous concerns relating to projects and operations;

–	negotiation of agreements and/or development of collaborations that provide Indigenous communities with enhanced opportunities for economic participation in our projects and operations; and

–	environmental and cultural protection;

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•	discussed actions taken by management to ensure that corporate and regulatory requirements for engagement with local communities and Indigenous peoples are met across all projects and operations; and
•	received updates on the Company’s community investment program including ongoing support related to the impacts of the COVID-19 pandemic and community investment and financial support to Indigenous communities.

Monitoring and reporting sustainability / ESG performance

•	received management’s strategies on ESG-related matters and reporting on enterprise-wide performance on key ESG topics in our 2020 Sustainability Report; and
•	provided input with respect to management’s action plans and progress in achieving ESG goals including emissions reduction targets and diversity and inclusion.

Report of the Governance Committee

Independence: 100% independent

Current Members:

Stephen S. Poloz (Chair)

Mayank M. Ashar

J. Herb England[1]

Teresa S. Madden

S. Jane Rowe

[1] J. Herb England is currently a member of the Governance Committee but is retiring and will not be standing for re-election at the Meeting.

Other members that served during the year: Gregory J. Goff (resigned from the Board effective June 21, 2021), Pamela L. Carter

Mandate:

The Governance Committee fulfils public company nominating and corporate governance committee obligations and carries out the responsibilities delegated by the Board related to the Company’s director nominations process, director compensation and corporate governance practices.

The Committee’s full mandate and responsibilities can be found in its Terms of Reference which are available on our website at www.enbridge.com.

Meetings:

5 Meetings (February, May, July, September, November)

The Governance Committee meets in camera without management present at the end of each meeting.

Before each meeting, the Chair of the Committee met with executive management to discuss the agenda items for the meeting and any significant issues.

2021 highlights:

•	on-boarded three new directors: Mike M. Ashar, effective July 29, 2021, Gaurdie E. Banister, effective November 4, 2021 and S. Jane Rowe, effective November 4, 2021;

•	reviewed proxy voting recommendations and annual meeting voting results for the 2021 annual meeting;

•	approved our statement on corporate governance practices;

•	received reports on employee and director compliance with the Statement on Business Conduct;

•	provided oversight over Board governance and Board committee composition matters;
•	received management’s reports on developments in corporate governance and disclosure;

•	reviewed and updated the Board Diversity and Inclusion Policy and reviewed our progress thereon;

•	received a report from an independent compensation consultant, reviewed director compensation and approved revisions to the Directors’ Compensation Plan;

•	reviewed the Board composition plan and skills matrix and analyzed the implications our strategic plan has on Board composition;

•	reviewed the qualifications and independence of all members of the Board;

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•	reviewed and recommended to the Board changes to the composition of the Board committees and Chairs;

•	provided oversight of Board succession process, including consideration of potential director candidates;

•	received management’s report on foreign private issuer status;

•	reviewed Committee’s Terms of Reference, Board Terms of Reference and Corporate Governance Principles and Guidelines;
•	reviewed management’s reports on our director and officer liability protection program and management information systems; and

•	provided oversight of the 2021 Board evaluation process and reviewed assessment results.

Report of the Safety & Reliability Committee

Independence: 100% independent

Current Members: Dan C. Tutcher (Chair) Gaurdie E. Banister Susan M. Cunningham Stephen S. Poloz	Other members that served during the year: V. Maureen Kempston Darkes (resigned from the Board effective November 1, 2021)

Mandate:

The Safety & Reliability Committee provides oversight of operational matters and carries out the responsibilities delegated by the Board related to safety and reliability.

The Committee’s full mandate and responsibilities can be found in its Terms of Reference which are available on our website at www.enbridge.com.

Meetings:

4 meetings (February, May, July, November)

The Safety & Reliability Committee meets in camera without management present at the end of each meeting.

Before each meeting, the Chair of the Committee met with executive management to discuss the agenda items for the meeting and any significant issues.

2021 highlights:

•	received quarterly reports on the Company’s enterprise safety and operational reliability performance;

•	reviewed and approved the corporate risk assessment report as it pertains to the Committee’s mandate;

•	received management’s report on top operational risks;

•	received quarterly operational risk reports and annual safety and environment reports from the Liquids Pipelines, Gas Transmission & Midstream and Projects, Gas Distribution and Storage and Power business units;

•	received reports and updates from management regarding incidents that occurred in 2021 during the Committee’s quarterly meetings along with progress reports on related action plans and corrective action measures undertaken;

•	quarterly, discussed emerging external trends and application to the Company as they pertained to the Committee’s mandate;
•	received quarterly reports on enterprise security as well as regulatory and compliance matters;

•	received quarterly reports on information technology and cyber security matters;

•	received quarterly reports on internal audit matters;

•	received quarterly reports from the Chief Compliance Officer about all significant complaints received on matters within the Committee’s mandate;

•	received quarterly updates on the enterprise initiatives and management system improvements focused on improvement in the areas of safety and reliability;

•	reviewed Committee Terms of Reference; and

•	reviewed Committee’s performance in 2021.

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Report of the Human Resources & Compensation Committee

Independence: 100% independent

Current Members: Pamela Carter (Chair) Mayank M. Ashar Susan M. Cunningham S. Jane Rowe

Other members that served during the year:

Maureen Kempston Darkes (Chair) (resigned from the Board effective November 1, 2021), Marcel R. Coutu (resigned from the Board effective November 1, 2021) and Gregory J. Goff (resigned from the Board June 21, 2021)

Mandate:

The Human Resources & Compensation Committee assists the Board by providing oversight and direction on human resources strategy, policies and programs for the named executives, senior management and our broader employee base. This includes compensation, pension and benefits as well as talent management, succession planning, and workforce retention.

The Committee’s full mandate and responsibilities can be found in its Terms of Reference which are available on our website at www.enbridge.com.

Meetings:

4 meetings (February, May, July, November)

The Human Resources & Compensation Committee meets in camera without management present at the end of each meeting.

Before each meeting, the Chair of the Committee met with executive management to discuss the agenda items for the meeting and any significant issues.

2021 highlights:

•	reviewed the Company’s succession planning strategy and received regular updates on progress to ensure robust development of candidate pools at various levels in the organization for leadership capability and continuity;

•	reviewed both company and business unit performance, based on the approved short-term incentive performance metrics and corporate financial performance compared to our peers, and used these assessments to determine 2021 short-term, medium-term and long-term incentive awards for our executives and employees;

•	evaluated the President & Chief Executive Officer’s performance and recommended all aspects of his compensation for 2021 to the Board, including his base salary and short-term, medium-term and long-term incentive awards;

•	reviewed and recommended approval to the Board of the overall number of incentive stock options to be granted;

•	reviewed the President & Chief Executive Officer’s performance and compensation recommendations for the other executive officers, including recommendations for their base salaries and short-term, medium-term and long-term incentive awards for 2021;

•	reviewed competitive market analysis data provided by independent compensation advisors to inform recommendations for both the President & Chief Executive Officer and other executive officer compensation;
•	reviewed the 2020 annual pension report;

•	approve Pension Plan Investment Policy Statements;

•	reviewed and approved the annual benefit and regulatory compliance report as part of the pension governance process, including the funding status;

•	reviewed and approved the corporate risk assessment report as it pertains to the Committee’s mandate;

•	reviewed workforce reports and the strategies and programs designed to attract, develop and retain employees and advance diversity and inclusion;

•	receive management reports on anti-racism and diversity, equity and inclusion;

•	recommended officer appointments to the Board for ratification;

•	considered compensation risk in the approval of all compensation programs, measures and targets and reviewed and approved the results of the annual compensation risk assessment, designed to support compensation risk oversight;

•	review of the Company’s diversity and inclusion strategy, including monitoring the Company’s progress thereon;

•	reviewed the Committee’s terms of reference;

•	reviewed management’s reports on evolving issues and trends; and

•	reviewed Committee’s performance in 2021.

Enbridge Inc. 2022 Management Information Circular	55

Director compensation

—

Philosophy and approach

The Board is responsible for developing and implementing the Directors’ Compensation Plan and has delegated the day-to-day responsibility for director compensation to the Governance Committee.

Our Directors’ Compensation Plan is designed with four key objectives in mind:

•	to attract and retain the most qualified individuals to serve as directors;

•	to compensate our directors to reflect the risks, responsibilities and time commitment they assume when serving on our Board and Board committees;

•	to offer directors compensation that is competitive with other public companies that are comparable to Enbridge and to deliver such compensation in a tax effective manner; and

•	to align the interests of directors with those of our shareholders.

While our executive compensation program is designed around pay for performance, director compensation is based on annual retainers. This is to meet the compensation objectives and to help ensure our directors are unbiased when making decisions and carrying out their duties while serving on our Board.

The Governance Committee uses a peer group of companies to set the annual retainers for our Board and targets director compensation at or about the 50th percentile. See “Benchmarking to peers” beginning on page 95 for more information about our peer group and how we benchmark executive compensation.

The Governance Committee reviews the Directors’ Compensation Plan every year, with assistance from management. Every second year a formal review by an external consultant is undertaken. In 2021, the Governance Committee engaged Mercer (Canada) Limited for a formal review of directors’ compensation, including peer analysis and benchmarking to the peer group.

Following this review, and in line with our director compensation philosophy of targeting director compensation at or about the 50th percentile in our peer group, no changes were recommended to directors’ compensation for 2022.

Each year, as part of this review, the Governance Committee considers the time commitment and experience required of our directors. The Governance Committee also reviews the Directors’ Compensation Plan to make sure the overall program is still appropriate and reports its findings to the Board.

All non-employee director compensation in 2021 was paid under the Directors’ Compensation Plan. We do not compensate non-employee directors under our 2019 Long Term Incentive Plan for employees. All retainers are payable in U.S. dollars regardless of director residency.

2021 director share ownership requirements

About DSUs

A deferred share unit (“DSU”) is a notional share that has the same value as one Enbridge common share. Its value fluctuates with variations in the market price of Enbridge shares. DSUs do not have voting rights but they accrue dividends as additional DSUs, at the same rate as dividends paid on our common shares.

We expect directors to own Enbridge shares so that they have an ongoing stake in the Company and are aligned with the interests of shareholders. Directors must, within five years of becoming a director, hold at least three times their annual Board retainer in DSUs or Enbridge shares. The annual Board retainer is US$285,000 and the director share ownership requirement is US$855,000. See “Change in director equity ownership” on page 60 for more information.

If a decrease in the market value of Enbridge shares results in a director no longer meeting the share ownership requirements, we expect the director to buy additional Enbridge shares in order to satisfy the minimum threshold.

DSUs are paid out when a director retires from the Board. They are settled in cash, based on the weighted average of the trading price of common shares on the TSX for the last five trading days before the date that is three trading days before the payment date, multiplied by the number of DSUs the director holds. Directors may not engage in equity monetization transactions or hedges involving securities of Enbridge (see “Anti-hedging policy” on page 94).

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2021 compensation components

Our Directors’ Compensation Plan has four components:

•	an annual retainer;

•	an annual retainer if he or she serves as the Chair of the Board or chair of a Board committee;

•	a fee for travelling to Board and Board committee meetings; and

•	reimbursement for reasonable travel and other out-of-pocket expenses relating to his or her duties as a director.

We do not have meeting attendance fees.

Our Directors’ Compensation Plan has been in effect since 2004 and was revised most recently in 2021. The table below shows the fee schedule for directors in 2021.

Directors are paid quarterly. Mr. Monaco does not receive any director compensation because he is compensated in his role as our President & CEO.

We have not granted stock options to directors since 2002. Mr. Ebel held certain Spectra Energy equity awards at the closing of the Merger Transaction that were generally treated in the same manner as those held by other employees of Spectra Energy.

Directors can receive their retainer in a combination of cash, Enbridge shares and DSUs, but they must receive a minimum amount in DSUs, described below. Travel fees are paid in cash.

2021 Directors’ Compensation Plan retainers

	Annual amount (US$)	Cash	Enbridge shares	DSUs	Cash	Enbridge shares	DSUs

Compensation component		Before minimum share ownership is met			After minimum share ownership is met

Board retainer	285,000
Additional retainers
Chair of the Board retainer	265,000
Board committee chair retainer		Up to 50%	Up to 50%	50% to 100%	Up to 65%	Up to 65%	35% to 100%
• Audit, Finance & Risk	25,000
• Human Resources & Compensation	20,000
• Safety & Reliability	15,000
• Sustainability	15,000
• Governance	15,000

Travel Fee (where applicable)	1,500	100%	-	-	100%	-	-

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For purposes of the explanation that follows in this paragraph, all references to “retainer” shall include the “Board retainer” and “additional retainers” described in the table above. Before a director reaches the minimum share ownership level, at least 50% of their retainer will be paid in the form of DSUs, with the balance paid in cash, Enbridge shares or DSUs, according to a percentage mix they choose. Once a director reaches the minimum share ownership level, they can choose to receive between 35% to 100% of their retainer in DSUs, with the balance in cash, Enbridge shares or a combination of both, according to a percentage mix they choose. Directors are allocated the DSUs and Enbridge shares based on the weighted average of the trading price of the Enbridge shares on the TSX for the five trading days immediately preceding the date that is two weeks prior to the date of payment.

Directors who do not make a timely election as to the form in which they wish to receive their retainer will receive the applicable minimum amount in DSUs and the balance in cash.

The table below shows the compensation components in which each director’s annual retainer for the year ended December 31, 2021 was delivered.

Director	Cash (%)	Enbridge shares (%)	DSUs (%)

Mayank M. Ashar	-	-	100

Gaurdie E. Banister	-	-	100

Pamela L. Carter	40	25	35

Susan M. Cunningham	50	-	50

Gregory L. Ebel	50	-	50

J. Herb England	-	65	35

Teresa S. Madden	50	-	50

Al Monaco[1]	-	-	-

Stephen S. Poloz	30	-	70

S. Jane Rowe	-	50	50

Dan C. Tutcher	-	-	100

Former Directors[2]

Marcel R. Coutu	-	-	100

Gregory J. Goff	50	-	50

V. Maureen Kempston Darkes	-	-	100

[1]	Mr. Monaco does not receive any compensation as a director of Enbridge because he is our President & CEO.
[2]	Mr. Goff resigned from the Board effective June 21, 2021, and Mr. Coutu and Ms. Kempston Darkes resigned from the Board effective November 1, 2021.

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Director compensation table

The table below provides information concerning the compensation of each non-employee director who served at any time in 2021. Mr. Monaco does not receive any compensation as a director of Enbridge because he is our President & CEO. For information on Mr. Monaco’s compensation, see page 97.

		Share based awards[2]				All other compensation			Total

	Fees earned[1] (cash)	Enbridge Shares[3]		DSUs[3]		Other fees[4]	Dividends on DSUs[5]

Director	($)	(#)	($)	(#)	($)	($)	(#)	($)	($)

Mayank M. Ashar	-	-	-	3,070	153,725	1,922	21	1,048	156,695

Gaurdie E. Banister	-	-	-	1,117	56,189	-	-	-	56,189

Pamela L. Carter	150,048	1,800	85,943	2,664	127,073	1,898	68	3,342	368,304

Susan M. Cunningham	181,286	-	-	3,800	181,286	1,898	98	4,774	369,245

Gregory L. Ebel	331,711	-	-	6,953	331,711	1,898	179	8,715	674,035

J. Herb England	-	4,682	223,452	2,522	120,321	3,820	65	3,161	350,755

Teresa S. Madden	187,553	-	-	3,932	187,553	1,922	101	4,946	381,975

Al Monaco[6]	-	-	-	-	-	-	-	-	-

Stephen S. Poloz	103,576	-	-	5,064	241,676	3,820	130	6,323	355,395

S. Jane Rowe	-	558	28,094	558	28,094	-	-	-	56,189

Dan C. Tutcher	-	-	-	7,601	362,573	-	196	9,548	372,121

Former Directors[7]

Marcel R. Coutu	-	-	-	5,949	280,561	1,898	185	9,032	291,491

Gregory J. Goff	67,886	-	-	1,718	67,886	-	15	720	136,493

V. Maureen Kempston Darkes	-	-	-	6,388	301,191	-	199	9,721	310,912

[1]

The cash portion of the retainers paid to the directors. Directors are paid quarterly in US$. The values presented in this table are in C$ and reflect U.S./Canadian exchange rates from the Bank of Canada of 1.2561 as at March 11, 2021, 1.2103 as at June 3, 2021, 1.2654 as at September 9, 2021, and 1.2815 as at December 2, 2021.

[2]	The portion of the retainer received as DSUs and Enbridge shares.
[3]

We pay directors quarterly. The value of the Enbridge shares and DSUs is based on the weighted average of the trading price of Enbridge shares on the TSX for the five trading days prior to the date that is two weeks prior to the applicable payment date. The weighted average Enbridge share prices were $44.09, $46.55, $49.73 and $50.32 for the first, second, third and fourth quarters, respectively, of 2021.

[4]

For all of our non-employee directors, includes a US$1,500 travel fee per in-person meeting that occurs outside of their home province or state. For Mr. Ebel, this amount does not include expenses incurred for tax return preparation services of $18,809.14. For Mr. Tutcher, this amount does not include reimbursement of medical expenses of $1,852.25.

[5]	Includes dividend equivalents on DSUs granted in 2021 based on the 2021 quarterly dividend rate of $0.835. Dividend equivalents vest at the time of grant.
[6]	Mr. Monaco does not receive any compensation as a director of Enbridge because he is our President & CEO.
[7]	Mr. Goff resigned from the Board effective June 21, 2021, and Mr. Coutu and Ms. Kempston Darkes resigned from the Board effective November 1, 2021.

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Change in director equity ownership

The table below shows the change in each director’s equity ownership from March 2, 2021 to March 2, 2022, the dates of the management information circular for the 2021 annual meeting of shareholders and of this Management Information Circular, respectively.

Director	Enbridge shares (#)	DSUs (#)	Total Enbridge shares + DSUs (#)	Market (at risk) value of equity holdings ($)[1,2]

Mayank M. Ashar

2022	64,000	3,141	67,141	3,764,596

2021	-	-	-	-

Change	+64,000	+3,141	+67,141	+3,764,596

Gaurdie E. Banister

2022	16,449	1,135	17,584	985,935

2021	-	-	-	-

Change	+16,449	+1,135	+17,584	+985,935

Pamela L. Carter

2022	46,439	15,339	61,778	3,463,892

2021	44,639	11,526	56,165	2,485,301

Change	+1,800	+3,813	+5,613	+978,591

Susan M. Cunningham

2022	2,581	12,334	14,915	836,284

2021	2,581	7,682	10,263	454,138

Change	-	+4,652	+4,652	+382,146

Gregory L. Ebel

2022	651,845	41,708	693,553	38,887,517

2021	651,845	31,619	683,464	30,243,282

Change	-	+10,089	+10,089	+8,644,235

J. Herb England

2022	41,988	95,239	137,227	7,694,318

2021	37,306	84,970	122,276	5,410,713

Change	+4,682	+10,269	+14,951	+2,283,605

Teresa S. Madden

2022	1,000	12,585	13,585	761,711

2021	1,000	7,787	8,787	388,825

Change	-	+4,798	+4,798	+372,886

Al Monaco[3]

2022	962,571	-	962,571	53,971,356

2021	918,762	-	918,762	40,655,219

Change	+43,809	-	+43,809	+13,316,137

Stephen S. Poloz

2022	-	8,140	8,140	456,410

2021	-	2,627	2,627	116,245

Change	-	+5,513	+5,513	+340,165

S. Jane Rowe

2022	5,783	567	6,350	356,045

2021	-	-	-	-

Change	+5,783	+567	+6,350	+356,045

Dan C. Tutcher

2022	650,649	156,248	806,897	45,242,715

2021	637,523	136,090	773,613	34,232,375

Change	+13,126	+20,158	+33,284	+11,010,340

Total

2022	2,443,305	346,436	2,789,741	156,420,778

2021	2,293,656	282,301	2,575,957	113,986,097

Change	+149,649	+64,135	+213,784	+42,434,681

60	Enbridge Inc. 2022 Management Information Circular

[1]

Based on the total market value of the Enbridge shares and/or DSUs owned by the director, based on the closing prices of $44.25 on the TSX on March 2, 2021 and $56.07 on March 2, 2022. These amounts have been rounded to the nearest dollar in Canadian dollars. Excludes stock options of Messrs. Ebel and Monaco.

[2]

Directors must hold at least three times their annual US$285,000 Board retainer in DSUs or Enbridge shares within five years of becoming a director on our Board. Amounts are converted to C$ using US$1 = C$1.2640, the published WM/Reuters 4 pm London exchange rate for December 31, 2021. All current directors meet or exceed this requirement except Mses. Cunningham, Madden and Rowe, who have until February 13, 2024, February 12, 2024 and November 4, 2026, respectively, and Messrs. Banister and Poloz, who have until November 4, 2026 and June 4, 2025, respectively, to meet this requirement.

[3]

Mr. Monaco does not receive any compensation as a director of Enbridge. He is only compensated for his role as President & CEO. As President & CEO, he is subject to a share ownership requirement of six times base salary. Please see page 96 of this Management Information Circular for information on his Enbridge share ownership as a multiple of his base salary.

Security ownership of certain beneficial owners and management

Beneficial ownership table

The table below sets forth the number and percentage of outstanding Enbridge shares beneficially owned by each of our directors, new Board candidates, NEOs and all directors and executive officers as a group, as of March 2, 2022. The number of Enbridge shares beneficially owned by each person is determined under applicable SEC rules. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person, directly or indirectly, has or shares voting or investment power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. Unless otherwise indicated, for each person named in the table, the number in the “Number of Enbridge shares acquirable within 60 days” column includes shares covered by stock options that may be exercised and that vest within 60 days after March 2, 2022. Unless otherwise indicated in the table, the address of each of the individuals below is c/o Enbridge Inc., 200, 425 – 1st Street SW, Calgary, Alberta, T2P 3L8.

Name of beneficial owner	Number of Enbridge shares held	Number of Enbridge shares acquirable within 60 days	Total Enbridge Shares Beneficially Owned	Percent of common shares outstanding

Mayank M. Ashar	64,000	-	64,000	*

Gaurdie E. Banister	16,449	-	16,449	*

Pamela L. Carter[1]	46,439	-	46,439	*

Susan M. Cunningham	2,581	-	2,581	*

Gregory L. Ebel	651,845	405,408	1,057,253	*

J. Herb England[1]	41,988	-	41,988	*

Jason B. Few[2]	-	-	-	*

Teresa S. Madden	1,000	-	1,000	*

Al Monaco	962,571	3,371,005	4,333,576	*

Stephen S. Poloz	-	-	-	*

S. Jane Rowe[1]	5,783	-	5,783	*

Dan C. Tutcher	650,649	-	650,649	*

Steven W. Williams[2]	5,000	-	5,000	*

Colin K. Gruending	77,910	465,551	543,461	*

Robert R. Rooney	56,251	508,276	564,527	*

William T. Yardley	105,184	364,473	469,657	*

Vern D. Yu	174,975	757,760	932,735	*

Cynthia Hansen	214,688	529,325	744,013	*

All current executive officers and directors as a group[3]	3,077,313	6,401,798	9,479,111	*

[1]

Ms. Carter, Mr. England and Ms. Rowe will be paid a portion of their directors’ compensation in Enbridge shares on March 18, 2022. Under our Directors’ Compensation Plan, the number of Enbridge shares will be calculated by dividing the applicable amount of compensation in

Enbridge Inc. 2022 Management Information Circular	61

Canadian dollars payable in Enbridge shares on the payment date by the weighted average the closing price per Enbridge share on the TSX for the five trading days prior to the date that is two weeks prior to the payment date.
[2]	Jason B. Few and Steven W. Williams are new Board candidates who currently do not serve on our Board.
[3]	“Current executive officers and directors as a group” does not include the two new Board candidates.
*	Represents less than 1% of the outstanding Enbridge shares.

Principal shareholders

The table below sets forth information about the number of Enbridge shares held by persons known by the Company to be the beneficial owners of more than 5% of issued and outstanding Enbridge shares, as of March 2, 2022. This information is based on the most recently available reports filed with the SEC.

Name and address of beneficial owner	Aggregate number of Enbridge shares beneficially owned	Percent of Enbridge shares outstanding

BlackRock, Inc. 55 East 52nd Street New York, NT 10055 [1]	105,484,148	5.2%

[1]	The information for this beneficial owner is based on Schedule 13G filing on February 8, 2022, which can be retrieved at www.sec.gov.

Indebtedness of directors and executive officers

As at the date of this Management Information Circular, there is no indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by the Company or its subsidiaries to any of the Company’s directors, proposed new Board candidates or executive officers or any of their associates.

General information

Available information

Enbridge’s financial information is provided in the Company’s consolidated financial statements for the year ended December 31, 2021 and the related management’s discussion and analysis.

This Management Information Circular, our 2021 annual report on Form 10-K containing our consolidated financial statements for the year ended December 31, 2021, together with the auditor’s report and management discussion and analysis, and our interim reports on Form 10-Q for the period beginning after December 31, 2021, are available at www.enbridge.com, www.sedar.com, www.sec.gov or free of charge by contacting Investor Relations through our website or by email, phone or mail at:

Email: investor.relations@enbridge.com

Phone Within North America: 1-800-481-2804

Phone Outside North America: 1-403-231-3960

Mail: Enbridge Inc. Investor Relations, 200, 425 – 1st Street

S.W., Calgary, Alberta, Canada T2P 3L8

In addition, the following governance documents are available on our website at www.enbridge.com or free of charge on written request to CorporateSecretary@enbridge.com or by mail to Corporate Secretary, Enbridge Inc., 200, 425 – 1st Street S.W., Calgary, Alberta, Canada T2P 3L8: the Terms of Reference for the Board, the Audit, Finance & Risk Committee, the Governance Committee, the Human Resources & Compensation Committee, the Sustainability Committee and the Safety & Reliability Committee. Additional information relating to the Company may also be found on www.sedar.com or www.sec.gov.

U.S. householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” our proxy materials. This means that only one copy of the Management Information Circular may have been sent to multiple shareholders in the same household. If you wish to “opt out” of householding for future mailings, or if your household currently receives multiple copies of our Management Information Circular, and you wish to “opt in” to householding for future mailings to receive a single copy of these documents, please contact your broker, bank or other intermediary, as applicable. If you would like to receive additional copies of this Management Information Circular or our 2021 annual report, please contact Investor Relations as provided under “Available information” or contact Broadridge by following the instructions on your Notice.

Principal executive offices

The mailing address of our principal executive offices is Enbridge Inc., 200, 425-1st Street S.W., Calgary, Alberta, Canada T2P 3L8.

62	Enbridge Inc. 2022 Management Information Circular

Principal owners of common shares

As of March 2, 2022, there are 2,025,603,109 common shares issued and outstanding.

There are also 20 series of preference shares issued and outstanding. Preference shares do not have voting rights and none will be voting at the Meeting.

For information regarding the ownership of certain individuals, including directors and officers of the Company, see “Security ownership of certain beneficial owners and management” on page 61. To the knowledge of the Board and of the executive officers of Enbridge, no person or company beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of Enbridge.

Enbridge Inc. 2022 Management Information Circular	63

Compensation discussion and analysis

—

Executive compensation
The following compensation discussion and analysis describes the 2021 compensation programs for our Named Executive Officers (NEOs). For 2021, our NEOs were:
Al Monaco President & Chief Executive Officer (CEO)

Vern D. Yu1 Executive Vice President & Chief Financial Officer (CFO)

Colin K. Gruending[2] Executive Vice President & President, Liquids Pipelines

William T. Yardley Executive Vice President & President, Gas Transmission & Midstream

Robert R. Rooney Executive Vice President & Chief Legal Officer (CLO)

Cynthia Hansen Executive Vice President & President, Gas Distribution & Storage

65	Executive summary

70	Compensation policies and practices

71	Assessing 2021 performance

72	Approach to executive compensation

75	2021 compensation decisions

75	Base salary

75	Short-term incentive

78	Medium- and long-term incentives

83	2022 changes

83	Total direct compensation for Named Executive Officers

90	Other benefit elements

90	Retirement benefits

92	Other benefits

92	Compensation governance

94	Annual decision-making process

96	Share ownership

97	Executive compensation tables and other compensation disclosures

[1]	Mr. Yu served as Executive Vice President & President, Liquids Pipelines from January 1 to September 30, 2021 and Executive Vice President & CFO from October 1 to December 31, 2021.
[2]	Mr. Gruending served as Executive Vice President & CFO from January 1 to September 30, 2021 and Executive Vice President & President, Liquids Pipelines from October 1 to December 31, 2021.

64	Enbridge Inc. 2022 Management Information Circular

Executive summary

The last few years presented challenges that have tested Enbridge like never before. The ongoing health and economic crises continue to highlight the need for our Board and senior management team to stay true to our purpose in the pursuit of our strategic objectives, all while navigating one of the most difficult periods we have faced in generations.

To this end, the HRC Committee works diligently on behalf of shareholders to ensure our executive compensation programs are aligned with performance, designed to retain top talent and motivate Enbridge’s senior leaders to bring our vision, values and strategy to life. In the pages that follow, we are pleased to share our approach to executive compensation for 2021 and to highlight the performance metrics we considered in determining the 2021 compensation awarded to our executive leadership team. Guided by our compensation philosophy and principles, the decisions on executive compensation reflect our ongoing focus on driving sustainable growth and creating long-term value for our shareholders.

Performance in 2021

The 2021 Strategic Plan focused on execution of our secured growth capital program and growing each of the core businesses. This is achieved through a combination of the disciplined deployment of capital to both conventional and low-carbon opportunities that fit our low-risk pipeline-utility investment model. Our approach simultaneously optimized returns on the existing asset base and extended our industry leading ESG performance.

Distributable Cash Flow (“DCF”) per share1

[1]	DCF and DCF per share are non-GAAP measures; these measures are defined and reconciled in the Non-GAAP reconciliation section of Appendix C.

In delivering exceptional results in 2021, there were some highly impactful strategic, operational and financial achievements, such as placing the Line 3 Replacement Project fully into service and acquiring the Ingleside Energy Center, further extending our Gulf Coast strategy.

Key accomplishments delivering meaningful value to our shareholders and other stakeholders are noted below:

2021 in review:

✓ Drove record safety and operating performance

✓ Achieved excellent financial results

✓ Placed $10B of growth capital into service

✓ Completed final segment of Line 3 Replacement Project

✓ Acquired Ingleside Energy Center

✓ Sanctioned $2B new capital projects

✓ Executing on export and low-carbon strategies

✓ Sold $1.2B in non-core assets

✓ Delivered strong ESG performance

✓ Announced 27th annual dividend increase

✓ Introduced share repurchase program

✓ Generated 30% total shareholder return (“TSR”)

Assessing executive compensation

In considering executive compensation outcomes for the year, we assessed performance against the financial, operational, safety and strategic objectives that were approved by the Board at the beginning of the year and judged in the context of our compensation philosophy. Further, the HRC Committee and Board reviewed key performance indicators (“KPIs”) relative to our performance comparator group, including TSR, dividend per share growth and earnings per share growth. The HRC Committee has approved 2021 incentive payouts for our executives that align to company performance, and strategic and stakeholder value created. There were no discretionary adjustments made by the HRC Committee to our 2021 incentive compensation. For information on the performance comparator group, see page 80.

KPIs compared to our performance comparators

KPI analysis evaluates Enbridge’s performance using several financial metrics relative to our performance comparator group across 1- and 3-year periods. Enbridge’s results and percentile ranking relative to the performance comparator group is shown below:

[1]	Compounded annual growth rate

Enbridge Inc. 2022 Management Information Circular	65

Compensation philosophy

Our executive compensation design is grounded in a pay-for-performance philosophy. Accordingly, base salary is the sole fixed source of our NEOs’ total direct compensation and variable compensation amounts earned by our NEOs are strongly aligned to the achievement of Enbridge’s strategic priorities and shareholder experience. Total compensation is targeted at median within the markets and peers where Enbridge competes, with performance driving “at risk” incentive payouts up or down accordingly. The vast majority of executive compensation is considered “at risk” because its value is based on specific performance criteria and/or share price and payout is not guaranteed. There were no adjustments made to our executive compensation programs during the year and our programs continue to align to our compensation philosophy, the market, and our peers.

Shareholder returns

Solid operational company results have translated to strong returns for our shareholders. Enbridge’s TSR and ranking comparable to the compensation peer group and the performance comparator group is shown below. For information on the compensation peer group, see page 95.

[1]	Compounded annual growth rate

Exemplifying our values

Enbridge’s response to the ongoing COVID-19 pandemic exemplifies our values and focus on our people, the communities in which we operate and our shareholders. Enbridge’s priority has been to protect our employees, their families and our communities, while continuing to safely operate the critical infrastructure that delivers the energy people rely on every day.

For two years, Enbridge has effectively managed unprecedented changes to our work and has demonstrated remarkable resilience.

In 2021, we continued a phased-in approach to returning employees to office environments (for those working remotely in 2020) and the safety of our people and customers remained paramount to our return to office plans. As we are evolving our post-COVID-19 ways of working and incorporating more flexibility into how we work, and allowing people to better balance personal and professional responsibilities, we have rolled out a FlexWork pilot program where eligible employees can work from home a set number of days per week.

Proactive steps were taken to support our employee’s physical, mental, financial and social well-being while investing in personal and professional development. Throughout this all, we continued to foster a diverse and inclusive culture by highlighting an expanded Inclusion, Diversity, Equity and Accessibility Strategy.

Enbridge has long integrated ESG factors into its strategy and is proud to be recognized as a leader amongst our peers. Starting in 2021, ESG goals are now fully integrated into our operations and enterprise-wide incentive compensation, including for the President & CEO and executive management. Linking performance on our ESG goals to incentive compensation will ensure we continue to make meaningful progress towards these goals through our specific action plans.

Refer to “Our approach to human capital”, beginning on page 46 for more information on What we stand for.

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Performance highlights for 2021

Priorities		Actions

1.	Ensure safe and reliable operations and cost-efficient transportation solutions for customers

•  Record setting performance on employee, contractor and operational safety

•  Replaced the U.S. portion of Line 3, improving safety and reliability of the line

•  Continued modernizing Gas Transmission system, reducing emissions and improving reliability

•  Robust maintenance and integrity programs across each business

2.	Execute secured growth capital program

•  Placed $10 billion of secured growth capital into service at an attractive return on invested capital

•  Completed construction of the final segment of the Line 3 Replacement Project and placed Southern Access expansion into service

•  Placed into service expansions of the B.C. Pipeline system including the T-South Expansion and Spruce Ridge Project

•  Advanced multi-year modernization program of Gas Transmission system

•  Completed the Appalachia to Market and Middlesex Extension projects, expanding the U.S. Northeast’s access to reliable natural gas

•  Placed into service the Cameron Extension Project, advancing liquified natural gas (“LNG”) export strategy

•  Completed 2021 Gas Utility capital program and added ~40,000 new customers

•  Advanced construction of four French offshore wind projects

•  Placed two renewable natural gas (“RNG”) projects and Markham hydrogen blending project into service

•  Completed two additional solar self-power projects

3.	Deliver financial results and maximize returns on the business

•  Achieved DCF per share of $4.96[1], which exceeded budget and the top end of the guidance range, an increase over 2020 of 6%

•  Increased the 2022 quarterly dividend by 3% to $0.86 ($3.44 annually) per share reflecting the 27th consecutive annual increase

•  Rated BBB+ (or equivalent) by all four of our credit rating agencies

•  Optimized system volumes and the annualized benefit of cost reduction efforts introduced in 2020, realized incremental $100 million of cost savings

•  Robust enterprise-wide financial risk management program in place to manage foreign exchange and interest rate movements

•  $1.2 billion of non-core asset sales at a strong valuation, which provides added financial strength and flexibility

•  Announced establishment of a normal course issuer bid of up to $1.5 billion providing financial flexibility to return additional capital to shareholders

4.	Grow core business

•  Sanctioned $2 billion of new projects including the $0.9 billion Calvados French offshore wind project and a $0.5 billion expansion of Valley Crossing Pipeline (pending Texas LNG financial investment decision)

•  Advanced export strategy by acquiring premier North American crude oil export facility and being awarded new LNG pipeline commitments

•  Extending the Gas Transmission modernization program and Gas Utility growth program to 2024

•  Secured numerous partnerships to advance low-carbon investments

5.	ESG Leadership

•  Recognized by independent ESG rating agencies as industry leader

•  Hosted ESG Forum highlighting approach to all aspects of environment, social and governance

•  Tied executive compensation to ESG performance

•  Issued 20th annual Sustainability Report

•  Adopted additional Scope 3 metrics

•  Catalyst award recipient in recognition of initiatives in advancing opportunities for women and underrepresented groups

[1]	DCF per share is a non-GAAP measure; this measure is defined and reconciled in the Non-GAAP reconciliation section of Appendix C.

Enbridge Inc. 2022 Management Information Circular	67

Compensation highlights for 2021

The COVID-19 crisis forced us to develop a set of initial cost reduction actions to mitigate near term financial impacts and further bolster our resiliency in an extended downturn scenario, including salary reductions for the President & CEO and other NEOs effective June 1, 2020. On April 1, 2021, base salaries returned to levels in place before COVID-19-related salary reductions. The following table shows additional base salary increases in 2021:

Executive	Base salary at April 1, 2020[1]	Market $ increase April 1, 2021 [2]	Base salary at December 31, 2021[1,3]

Al Monaco	$1,712,000		$1,712,000

Vern D. Yu	$683,200	$23,900	$707,100

Colin K. Gruending	$656,300	$23,000	$679,300

William T. Yardley	$740,714		$740,714

Robert R. Rooney	$597,800		$597,800

Cynthia L. Hansen	$543,400		$543,400

[1]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632 in 2021.
[2]	Mr. Yu and Mr. Gruending each received a modest base salary increase, on top of base salary reinstatement, to better align their positioning relative to the competitive market.
[3]	Salary reductions experienced in June 2020 for the President & CEO (15%) and other NEOs (10%) were restored in April 2021, which aligned to April 2020 pay levels.

There were no adjustments made to our executive compensation programs during the year and our programs continue to align to our compensation philosophy, the market, and our peers. The following table shows awards granted under the short-, medium- and long-term incentive plans for the NEOs, in each case as a percentage of base salary. In addition, on February 18, 2021, Mr. Yu was granted a retention award in the form of restricted stock units, given his critical role in delivering strategic priorities and the execution of Enbridge’s overall strategy. The award vests 20% on each of the first and second anniversaries of the grant date and 60% on the third anniversary of the grant date.

Executive	Short-term incentive payment	Medium-term incentive award[1]	Long-term incentive award[1]	Special retention award

Al Monaco	270%	520%	130%

Vern D. Yu	151%	320%	80%	293%

Colin K. Gruending	157%	320%	80%

William T. Yardley	155%	320%	80%

Robert R. Rooney	141%	280%	70%

Cynthia L. Hansen	145%	280%	70%

[1]	Medium- and long-term incentive amounts were calculated using April 1, 2021 base salaries.

68	Enbridge Inc. 2022 Management Information Circular

President & CEO compensation and shareholder return

The chart below shows the value of a $100 investment made in both Enbridge common shares and Enbridge’s compensation peer group at the end of each of the last three years (assuming reinvestment of dividends throughout the term). For the purpose of the graph, it was assumed that CAD:USD conversion ratio remained at 1:1 for the years presented. It also shows the growth in total direct compensation for the President & CEO reported in the summary compensation table over the same period.

The total return on Enbridge common shares has been positive over the past three years and total direct compensation paid to the President & CEO has also increased over the same period. The HRC Committee reviewed the relationship of CEO pay to TSR over the past three years and determined they were appropriately aligned.

Enbridge Inc. 2022 Management Information Circular	69

Compensation policies and practices

What we do	What we don’t do

✓ Use a pay-for-performance philosophy whereby the majority of compensation provided to executives is “at risk”	× Pay out incentive awards when unwarranted by performance

✓ Use a blend of short-, medium- and long-term incentive awards that are linked to business plans for the respective timeframe	× Count performance stock units or unexercised stock options toward share ownership requirements

✓ Incorporate risk management principles into all decision-making processes to ensure compensation programs do not encourage inappropriate or excessive risk-taking by executives	× Grant stock options with exercise prices below 100% fair market value or re-price out-of-the-money options

✓ Regularly review executive compensation programs through independent third-party experts to ensure ongoing alignment with shareholders and regulatory compliance	× Use employment agreements with single-trigger voluntary termination rights in favor of executives

✓ Use both preventative and incident-based safety, environmental and operational metrics that are directly linked to short-term incentive awards with a maximum payout of 2x target	× Permit hedging of Enbridge securities by directors, officers, or other employees

✓ Have meaningful share ownership requirements that align the interests of executives with those of Enbridge shareholders	× Grant loans to directors or senior executives

✓ Benchmark executive compensation programs against a group of similar companies (by organization size and industry sector) in North America, and to ensure that executives are compensated at competitive levels

× Provide stock options to non-employee directors

✓ Have an incentive compensation clawback policy	× Guarantee bonuses

✓ Use double-trigger change-in-control provisions within all incentive plan agreements beginning in 2017	× Apply tax gross-ups to awards

✓ Hold an annual advisory shareholder vote on our approach to executive compensation, commonly known as “say on pay”

✓ ESG goals, including safety, GHG emissions reduction and increased diversity and inclusion within Enbridge’s workforce, are fully integrated into the short-term incentive program

✓ Regularly perform quantitative modelling, and stress test performance and potential compensation scenarios to assess reasonability of executive awards also as compared to our compensation peers

✓ Regularly engage with shareholders on our approach to executive compensation program philosophy

70	Enbridge Inc. 2022 Management Information Circular

Assessing 2021 performance

In 2021, we executed on a number of strategic priorities that have significantly strengthened the Company’s position. We benefited from strong operational performance across each of our businesses which translated into strong financial performance and significant shareholder returns. Additionally, we placed $10 billion of capital into service, including completing the final segment of the Line 3 Replacement Project, the largest project in the Company’s history.

Line 3 Replacement Project. The Line 3 Replacement Project ensures a safe and reliable supply of North American crude oil to serve U.S refineries, as well as providing needed additional egress to Western Canadian producers. Our approach to the project demonstrates our commitment to working collaboratively through extensive public engagement with all stakeholders in the communities in which we operate. The project also generated thousands of job opportunities along the right-of-way from Hardisty, Alberta to Superior, Wisconsin, a significant portion of which were filled by Indigenous workers. We expect the project to contribute significantly to 2022 earnings before interest, income taxes and depreciation and amortization (EBITDA) growth.

Acquisition of the Ingleside Energy Center. We executed the US$3 billion acquisition of the Ingleside Energy Center, which is expected to drive significant cash flow growth in 2022 and beyond and enable future investments in both conventional and low-carbon energy required to meet society’s demand.

Other capital programs. Our remaining capital program of $10 billion will be substantially placed into service by year end 2024 and includes investments in four offshore wind projects in France, including the floating offshore wind pilot Provence Grand Large, and ratable investments in modernizing our Gas Transmission system and continuing to grow North America’s premier gas utility.

Other development projects. We advanced the development of a number of projects that support our strategic priorities. These include a potential expansion of our East Tennessee system to support the retirement of a coal-fired power plant, development of a further expansion of our BC Pipeline system to support LNG exports, advancing support of LNG exports in the U.S. Gulf Coast through a proposed Valley Crossing Pipeline expansion to support the planned Texas LNG facility and extension of our crude oil export strategy through further development of the acquired Ingleside Energy Center, including a 60 MW co-located solar facility, and development the Enbridge Houston Oil Terminal and the Seaport Oil Terminal in Texas.

Low-carbon growth opportunities. We made significant progress on low-carbon growth opportunities including several partnerships which will advance investment in solar self-power, renewable natural gas, hydrogen infrastructure and carbon capture and storage.

Canadian Mainline system. On November 26, 2021, the Canada Energy Regulator (“CER”) denied Enbridge’s application to implement firm service contracting on the Canadian Mainline system. Subsequent to the CER decision, Enbridge has initiated industry consultation for a go-forward Canadian Mainline tolling framework with customers and other stakeholders.

The Company is currently advancing two potential commercial frameworks for the Mainline in parallel: i) a new incentive rate-making agreement that may be similar to the Competitive Toll Settlement (“CTS”) agreement that expired on June 30, 2021, and ii) a Canadian Mainline cost-of-service application. The Company anticipates that its consultation and negotiation with industry will progress through the first half of 2022, with the potential to file a proposed incentive tolling settlement or cost-of-service application with the CER for review later this year.

Either framework is anticipated to provide attractive risk-adjusted returns for operating the Canadian Mainline and the range of financial outcomes is not expected to materially impact Enbridge’s financial outlook.

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2021 project execution

	Project	Expected ISD	Capital ($B)

Liquids Pipelines	Line 3R – U.S. Portion	In service	US$4.0
	Southern Access Expansion	In service	US$0.5
	Other expansions	In service	US$0.2

Gas Transmission and Midstream	2021 modernization program	In-service	US$1.0
	T-South Expansion	In-service	$1.0
	Spruce Ridge	In-service	$0.4
	Cameron Extension	In-service	US$0.1
	Other expansions	In-service	US$0.1

Gas Distribution and Storage	2021 Gas Utility growth program	In-service	$0.9

2021 Total			~$10[1]

[1]	U.S dollars have been converted to Canadian dollars using an exchange rate of US$1 = C$1.25.

Financial

DCF per share1

[1]	DCF and DCF per share are non-GAAP measures; these measures are defined and reconciled in the Non-GAAP reconciliation section of Appendix C.

•	Strong results driven by solid operating performance across the entire asset base and the positive impact of placing $10 billion of capital into service in 2021

•	Achieved DCF per share, which exceeded budget, and at the high end of the guidance range

•	Optimized system volumes and the annualized benefit of cost reduction efforts introduced in 2020 realized incremental $100 million of cost savings

•	Robust enterprise-wide financial risk management program in place to manage foreign exchange and interest rate movements

Approach to executive compensation

Enbridge’s approach to executive compensation is governed by the HRC Committee and approved by the Board. A rigorous pay-for-performance philosophy is embedded in our compensation programs and designed to accomplish three objectives:

•	attract and retain a highly effective executive team by targeting total compensation at the median of our peer group, with which we compete for talent;

•	align executives’ actions with Enbridge’s business strategy and the interests of Enbridge shareholders and other stakeholders; and

•	incent and reward executives for short-, medium- and long-term performance aligned to company strategy.

72	Enbridge Inc. 2022 Management Information Circular

Alignment with company strategy

Safety and operational reliability is Enbridge’s number one priority.

Enbridge’s vision is to be the leading energy infrastructure company in North America. To achieve this goal, we are committed to delivering the energy people need and want, and creating value for all stakeholders. We aim to be the first choice of our customers, attract and retain energized employees and maintain the trust of our stakeholders.

Central to achieving this vision is a relentless focus on safety, operational reliability and protection of the environment to ensure that the needs of all stakeholders are met, and that Enbridge continues to be a good citizen within the communities in which we live and operate while driving our industry-leading ESG performance and progression towards low-carbon opportunities.

Enbridge’s executive compensation programs are aligned with the achievement of our strategic priorities and are designed to link payouts to those outcomes. They motivate management to deliver exceptional value to Enbridge stakeholders through strong corporate and operating performance, and invest capital in ways that minimize risk and maximize return, while always supporting the core business goal of delivering energy safely and reliably.

Management is committed to delivering steady, visible and predictable results, and operating assets in an ethical and responsible manner.

Executive compensation design

Enbridge’s executive compensation design consists of several components that balance the use of short- (annual incentive), medium- (performance stock units and restricted stock units) and long-term vehicles (incentive stock options). The following chart describes the NEOs’ compensation components, and the time horizon for vesting and/or realized value.

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Pay for performance

Performance is foundational to Enbridge’s executive compensation design; incentive compensation plans incorporate safety, operational, financial and ESG performance conditions.

Performance is the cornerstone of Enbridge’s executive compensation design. The Board reviews Enbridge’s business plans over the short-, medium- and long-term and the HRC Committee ensures the compensation programs are linked to these time frames. This focuses management on delivering value to Enbridge shareholders not only in the short term, but also continued performance over the long term.

Relevant corporate and business unit performance measures are established for the short-term incentive plan (“STIP”) that focus on the critical safety, reliability, environmental, diversity and inclusion, customer, employee and financial aspects of the business.

The performance measures for the medium- and long-term incentive plans focus on overall corporate performance aligned with Enbridge shareholder expectations for cash flow growth and TSR.

When assessing performance, the HRC Committee considers performance results in the context of other qualitative factors not captured in the formal metrics, including key performance indicators relative to peers and the qualitative aspects of management’s responsibilities. These assessments are regularly reviewed, including independent third-party analysis, to test company performance against potential compensation scenarios and assess reasonability of executive awards.

Incentive plan payouts are determined formulaically based on each metric’s guidance range.

In 2021, we executed on a number of strategic priorities, achieved record safety and operating performance, delivered excellent financial results with DCF per share at the high end of the guidance range and we generated 30% annual TSR. To evaluate the level of compensation relative to shareholder outcomes, the HRC Committee and Board review KPIs against our performance comparator group, including TSR, dividend per share growth, DCF per share growth, and others. Upon completion of their review, the HRC Committee has approved incentive payouts for our executives that are appropriate and consistent with our pay for performance philosophy and shareholder outcomes.

At risk compensation

The vast majority of compensation for Enbridge’s President & CEO and other NEOs is “at risk”.

In 2021, there were no material changes to base pay and a significant portion of the target compensation mix for the President & CEO and the other NEOs was “at risk”. The short-, medium- and long-term incentives are “at risk” because payout is not guaranteed, and their value is based on specific performance criteria and shareholder alignment.

The chart below shows that 89% of the target total direct compensation for the President & CEO, and an average of 82% for the other NEOs, was at risk in 2021, directly aligning corporate, business unit and individual performance with the interests of Enbridge shareholders.

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2021 compensation decisions

Base salary

In 2020, the COVID-19 crisis forced us to develop a set of initial cost reduction and other actions to mitigate near term financial impacts and further bolster our resiliency in an extended downturn scenario. This included June 1, 2020 salary reductions for the President & CEO (15%) and other NEOs (10%).

Salary reductions experienced in 2020 were restored in April 2021, which aligned to April 2020 pay levels for the President & CEO and other NEOs. Mr. Yu and Mr. Gruending each received a further base salary increase to better align their positioning relative to the competitive market, as part of a phased-in approach since 2019. As Mr. Yu’s and Mr. Gruending’s role changes, effective October 1, 2021, were considered lateral movements, no compensation adjustments were made related to these changes.

Executive	Base salary at April 1, 2020[1]	Reduction % at June 1, 2020	Reduced base salary at June 1, 2020[1]	Restored % at April 1, 2021[2]	Align to market % April 1, 2021[3]	Base salary at December 31, 2021[1]

Al Monaco	$1,712,000	-15.00%	$1,455,200	17.65%	—	$1,712,000

Vern D. Yu	$683,200	-10.00%	$614,880	11.11%	3.89%	$707,100

Colin K. Gruending	$656,300	-10.00%	$590,670	11.11%	3.89%	$679,300

William T. Yardley	$740,714	-10.00%	$666,643	11.11%	—	$740,714

Robert R. Rooney	$597,800	-10.00%	$538,020	11.11%	—	$597,800

Cynthia L. Hansen	$543,400	-10.00%	$489,060	11.11%	—	$543,400

[1]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632 in 2021.
[2]	Restoring base salaries to April 1, 2020 levels requires a greater percentage increase than the initial reduction to maintain the same base salary.
[3]

Mr. Yu and Mr. Gruending each received a modest base salary increase, on top of base salary reinstatement, to better align their positioning relative to the competitive market, as part of a phased-in approach to improve competitive positioning since 2019.

Short-term incentive

It is critically important to ensure all Enbridge executives are incentivized to achieve not only financial results but also operational results in areas such as safety, environmental, and diversity and inclusion performance. For this reason, our STIP awards are designed to reflect a comprehensive assessment of corporate, business unit and individual performance, as determined by our HRC Committee.

•	Corporate performance. The corporate component of the performance metrics is based on a single, objective company-wide performance metric that is designed to drive achievement of near-term business priorities and financial results for the organization.

•	Business unit performance. Business unit performance is assessed relative to a scorecard of metrics and targets established for each business and their senior management teams, that relate to the objectives of each business unit.

•	Individual performance. Individual performance objectives and results for the President & CEO are discussed with the Board and approved by the HRC Committee, and are established to align with financial, strategic and operational priorities related to contributions to the overall organization. Individual performance metrics for other NEOs is set in consultation with the President & CEO, to align with financial, strategic and operational priorities and to recognize and differentiate individual actions and contributions in final pay decisions.

Performance metrics and ranges for threshold, target and maximum incentive opportunities for the corporate component of the STIP award are determined by the HRC Committee at the beginning of the year. Each executive’s target award and payout range reflect the level of responsibility associated with their role, as well as competitive practice, and is established as a percentage of base salary.

In 2021, STIP weightings were adjusted to reflect the significance of ESG metrics including, but not limited to, GHG emissions reduction and enterprise-wide increased diversity and inclusion within Enbridge’s workforce. Progress towards Enbridge’s ESG goals, as a whole, is reflected in incentive compensation for all employees, including the President & CEO and executive management.1

[1]

Specific goals regarding diversity equity and accessibility are aspirational goals which we intend to achieve in a manner compliant with state, local, provincial and federal law, including, but not limited to, U.S. federal regulations, Equal Employment Opportunity Commission, Department of Labor and Office of Federal Contract Compliance Programs.

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For 2021, each NEO’s target STIP award and corresponding weighting of corporate, business unit and individual performance metrics were as follows:

Executive	2021 target STIP (% of base salary)	2021 target STIP[1]	Performance Measure Weighting
			Corporate	Business Unit	Individual

Al Monaco[2]	145%	$2,482,400	60%	30%	10%

Vern D. Yu3	90%	$636,390	45%	45%	10%

Colin K. Gruending[4]	90%	$611,370	55%	35%	10%

William T. Yardley	90%	$666,643	40%	50%	10%

Robert R. Rooney	80%	$478,240	60%	30%	10%

Cynthia L. Hansen	80%	$434,720	40%	50%	10%

[1]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632 in 2021.
[2]

President & CEO, Mr. Monaco oversees the overall organization, and his business unit metric is a composite measure, representing enterprise-wide safety & operational reliability, diversity and inclusion, and reducing GHG emissions.

[3]

Mr. Yu’s performance weightings changed upon his appointment to Executive Vice President & CFO. His short-term incentive award was calculated on a prorated basis with performance weightings of 40%/50%/10% corporate/business unit/individual from January 1 to September 30, 2021, and performance weightings of 60%/30%/10% from October 1 to December 31, 2021.

[4]

Mr. Gruending’s performance weightings changed upon his appointment to Executive Vice President & President, Liquids Pipelines. His short-term incentive award was calculated on a prorated basis with performance weightings of 60%/30%/10% corporate/business unit/individual from January 1 to September 30, 2021, and performance weightings of 40%/50%/10% from October 1 to December 31, 2021.

The HRC Committee retains discretion to change performance measures, scorecards and the award levels when it believes it is reasonable to do so, considering matters such as key performance indicators and the business environment in which the performance was achieved. In addition, the HRC Committee retains discretion to approve adjustments to the calculated STIP award to reflect extraordinary events and other factors not contemplated in the original measures or targets. In 2021, no such adjustments were made to performance measures, scorecards or award levels.

STIP awards are earned between 0-200% of the target award based on achievement of the applicable corporate, business unit and individual performance metrics and giving effect to the applicable weighting of each metric. In 2021, there were no changes to the overall STIP illustration shown below:

Corporate performance

The corporate performance component is reviewed annually to select measures that align with our strategy and are appropriate for measuring annual performance. The same corporate component metrics and goals apply to each NEO. In February 2021, the HRC Committee approved management’s recommendation to use DCF per share. The HRC Committee retains discretion to consider other factors (including our performance relative to our peers, other key performance indicators and market conditions) in assessing the strength of the corporate performance metrics and also retains discretion to determine the overall corporate performance payout.

The HRC Committee approved the use of DCF per share as the corporate performance metric because it believes DCF per share is the most appropriate measure of financial performance for the enterprise. Focusing management on this metric will enhance transparency of Enbridge’s cash flow growth and increase comparability of results relative to peers. This metric will also help ensure full value recognition for Enbridge’s superior assets and commercial and growth arrangements, which provides a low-risk value proposition for shareholders.

For 2021, DCF per share targets were set using the external financial guidance range to determine threshold and target payments. For any payout to occur, Enbridge must achieve threshold performance. For a maximum payout to occur, Enbridge must achieve the top of the guidance range, which ensures there is appropriate stretch in the plan.

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We delivered exceptional results in 2021 as a result of solid operating performance across the entire asset base, placing Line 3 fully into service in the final quarter of the year and acquiring of the Ingleside Energy Center further extending our Gulf Coast strategy. 2021 DCF per share achieved near the top of the guidance range, determined to be $4.99 and resulted in a 2021 STIP performance multiplier of 1.93x, representing 100% of the corporate performance metric. No discretion was applied beyond standard normalizations.

2021 corporate STIP metric	DCF per share[1]	Performance multiplier[2]

Threshold (guidance minimum)	$4.70	0.5x

Target (guidance midpoint)	$4.85	1.0x

Maximum (guidance maximum)	$5.00	2.0x

Actual	$4.99	1.93x

[1]	DCF per share is a non-GAAP measure; this measure is defined and reconciled in the Non-GAAP reconciliation section of Appendix C.
[2]	DCF per share between thresholds in this table result in a performance multiplier calculated on a linear basis.

Business unit performance

The HRC Committee approved the application of the following scorecards and metrics for each of the NEOs. 2021 business unit scorecard objectives are outlined below:

Executive	Business unit scorecard	Metrics

Al Monaco	Composite measure[1]	• Non-financial operating measures for the combined enterprise (including enterprise safety and operational reliability, diversity and inclusion, and reducing GHG emissions)

Vern D. Yu2	Central Functions (25%)[3]	• Safety and operational reliability • Financial performance • Diversity and inclusion • Reducing GHG emissions • Execute and extend growth
Liquids Pipelines (75%)
Colin K. Gruending[2]	Liquids Pipelines (25%)
Central Functions (75%)[3]
William T. Yardley	Gas Transmission and Midstream
Robert R. Rooney	Central Functions[3]
Cynthia L. Hansen	Gas Distribution and Storage

[1]

President & CEO, Mr. Monaco oversees the overall organization, and his business unit metric is a composite measure, representing enterprise-wide safety and operational reliability, diversity and inclusion, and reducing GHG emissions.

[2]	The weightings on each business unit scorecard are based on time spent in different roles throughout the year.
[3]

Central Functions’ safety and operational reliability metric includes the weighted average of overall safety results in all business units and the financial performance metric includes corporate cost containment.

Individual performance

In the first quarter of 2021, after discussion with the Board, the HRC Committee approved individual performance objectives for Mr. Monaco, taking into consideration the Company’s financial and strategic priorities. For our other NEOs, Mr. Monaco established their individual objectives for 2021 at the start of the year, based on strategic and operational priorities related to each executive’s portfolio and other factors.

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Short-term incentive award outcomes

Each NEO’s calculated STIP award, as well as the actual award, is as follows:

Executive	Corporate multiplier	x	Weight	+	Business unit multiplier	x	Weight	+	Individual multiplier	x	Weight	=	Overall multiplier

Al Monaco	1.93	x	60%	+	1.65	x	30%	+	2.10	x	10%	=	1.86

Vern D. Yu	1.93	x	45%	+	1.37	x	45%	+	2.00	x	10%	=	1.68

Colin K. Gruending	1.93	x	55%	+	1.38	x	35%	+	1.95	x	10%	=	1.74

William T. Yardley	1.93	x	40%	+	1.49	x	50%	+	2.00	x	10%	=	1.72

Robert R. Rooney	1.93	x	60%	+	1.39	x	30%	+	1.90	x	10%	=	1.77

Cynthia L. Hansen	1.93	x	40%	+	1.70	x	50%	+	1.95	x	10%	=	1.82

Short-term incentive award calculations

Executive	Base salary[1] ($)	x	STIP target (%)	x	Overall multiplier	=	Calculated award ($)[1]	Actual award ($)[1]

Al Monaco	1,712,000	x	145%	x	1.86	=	4,624,711	4,624,711

Vern D. Yu	707,100	x	90%	x	1.68	=	1,071,046	1,071,046

Colin K. Gruending	679,300	x	90%	x	1.74	=	1,063,171	1,063,171

William T. Yardley	740,714	x	90%	x	1.72	=	1,144,625	1,144,625

Robert R. Rooney	597,800	x	80%	x	1.77	=	844,094	844,094

Cynthia L. Hansen	543,400	x	80%	x	1.82	=	789,886	789,886

[1]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632 in 2021.

Medium- and long-term incentives

Medium- and long-term incentive awards were granted in 2021 under the Enbridge Inc. 2019 Long Term Incentive Plan (“2019 LTIP”).

Enbridge’s medium- and long-term incentive for executives includes three primary vehicles: performance stock units (“PSUs”), restricted stock units (“RSUs”) and incentive stock options (“ISOs”).

Enbridge’s medium- and long-term incentives are forward-looking compensation vehicles, and as such, grants are considered part of the compensation for the year of grant and onward instead of in recognition of prior performance or previously granted awards.

The various awards that apply to executives have different terms, vesting conditions and performance criteria, mitigating the risk that executives produce only short-term results. This approach also benefits shareholders and helps maximize the ongoing retentive value of the medium- and long-term incentives granted to executives.

In 2021, there were no changes to the medium- and long-term incentive programs. Medium- and long-term incentive grants are determined as follows:

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The table below outlines the medium- and long-term incentive plans used in 2021.

	PSU	RSU	ISO

Term	Three years	Three years	10 years

Description	Phantom share/units with performance conditions that affect the payout	Phantom share/units	Options to acquire Enbridge shares For US participants, awards are granted in non-qualified options that do not meet the requirements of Section 422 of the U.S. Internal Revenue Code

Frequency	Granted annually	Granted annually	Granted annually

Performance conditions	50% DCF per share growth relative to a target set at the beginning of the term	n/a	n/a
50% TSR performance relative to performance comparators

Vesting	Units cliff vest at the end of the term including dividend equivalents as additional units	Units cliff vest at the end of the term including dividend equivalents as additional units	Options vest 25% per year over four years, starting on the first anniversary of the grant date

Payout	Paid out in cash based on market value of an Enbridge share at maturity, subject to adjustment from 0-200% based on achievement of the performance conditions above	Settled in shares at the end of the term	Participant acquires Enbridge shares at the exercise price defined as fair market value at the time of grant

Medium- and long-term incentive targets (as a % of base salary)

The table below shows the target medium- and long-term incentive awards for each NEO in 2021, as well as the amount each plan contributes to that total, in each case as a percentage of base salary. In response to initial cost reduction actions to mitigate near term financial impacts in 2020, and to align with our compensation philosophy of providing market competitive pay levels, medium- and long-term incentive amounts were calculated using April 1, 2021 base salaries. These targets represent a 60%/20%/20% PSU/RSU/ISO vehicle mix.

Executive	Total 2021 target medium- and long- term incentives	Annual grant
		PSUs	RSUs	ISOs

Al Monaco	650%	390%	130%	130%

Vern D. Yu	400%	240%	80%	80%

Colin K. Gruending	400%	240%	80%	80%

William T. Yardley	400%	240%	80%	80%

Robert R. Rooney	350%	210%	70%	70%

Cynthia L. Hansen	350%	210%	70%	70%

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Performance stock units

PSUs are granted annually, in the first quarter of the year, and vest at the end of the third year. The achievement of pre-established and specific performance measures are certified on the maturity date; the executives’ potential payout at the end of the performance period can range from 0% to 200% of the target award depending on the level of achievement of the performance measures.

For grants in 2021, the following two performance measures were used, each weighted at 50%:

•

DCF per share growth. This measure represents a commitment to Enbridge shareholders to achieve distributable cash flow growth that demonstrates Enbridge’s ability to deliver on its growth plan and continued dividend increases. Measurement against Enbridge’s long-range plan, as well as against industry growth rates, differentiates this metric compared to its use in the STIP, which is based on the one-year external guidance range. The different measurement periods are designed to avoid excessive overlap between Enbridge’s compensation programs. Furthermore, DCF per share growth is only one of two equally weighted metrics used within the PSU plan.

•

Relative TSR. This measure is used to compare Enbridge against its performance comparator group. For this measure, Enbridge compares itself against the following group of companies, chosen because they are all capital market competitors, operating in a comparable industry sector.

Performance comparator group: relative TSR

Canadian Utilities Limited	NextEra Energy Inc.

CenterPoint Energy, Inc.	NiSource Inc.

Dominion Resources	ONEOK, Inc.

DTE Energy Company	Pembina Pipeline Corporation

Duke Energy Corporation	PG&E Corporation

Energy Transfer LP	Plains All American Pipeline, L.P.

Enterprise Products Partners L.P.	Sempra Energy

Fortis Inc.	The Southern Company

Kinder Morgan, Inc.	TC Energy Corporation

Magellan Midstream Partners, L.P.	The Williams Companies, Inc.

Payout is determined at the end of the three-year term using an actual performance multiplier that ranges from 0% to 200% depending on whether the performance conditions are met. The final Enbridge share price for payout is the volume weighted average trading price of Enbridge shares on the TSX or NYSE for the 20 trading days immediately preceding the maturity date, on which performance is certified. Payout is made in cash.

2021 performance stock unit grant

The mechanics of the 2021 PSU grant is illustrated below.

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The following PSU grants were made to the NEOs in 2021:

Executive	Number of PSUs granted (#)	Grant value (as % of base salary)[1]

Al Monaco	157,880	390%

Vern D. Yu	38,770	240%

Colin K. Gruending	37,250	240%

William T. Yardley	42,800	240%

Robert R. Rooney	29,690	210%

Cynthia L. Hansen	26,980	210%

[1]

PSU grant sizes were based on the 20-day volume weighted average share price immediately preceding January 1, 2021. Differences in value as reported in the Summary Compensation Table are not reflective of discretionary adjustments but rather are due to differences in Enbridge’s grant calculation method compared to FASB ASC Topic 718.

Restricted stock units

RSUs are granted annually, in the first quarter of the year, and vest after three years. Payout is determined at the end of the three-year term. The final Enbridge share price at the end of the term is the volume weighted average trading price of Enbridge shares on the TSX or NYSE for the last 20 trading days before the end of the term. These awards are settled in shares.

2021 restricted stock unit grant

The following RSU grants were made to the NEOs in 2021:

Executive	Number of RSUs granted (#)	Grant value (as % of base salary)[1]

Al Monaco	52,630	130%

Vern D. Yu	12,920	80%

Colin K. Gruending	12,420	80%

William T. Yardley	14,270	80%

Robert R. Rooney	9,900	70%

Cynthia L. Hansen	8,990	70%

[1]

RSU grant sizes were based on the 20-day volume weighted average share price immediately preceding January 1, 2021. Differences in value as reported in the Summary Compensation Table are not reflective of discretionary adjustments but rather are due to differences in Enbridge’s grant calculation method compared to FASB ASC Topic 718.

Special retention award

On February 18, 2021, Mr. Yu was awarded a retention award given his critical role in delivering strategic priorities and the execution of Enbridge’s overall strategy. This award consists of cash settled RSUs, 20% of which vest on each of the first and second anniversaries of the grant date and 60% of which vest on the third anniversary of the grant date.

Executive	Number of RSUs granted (#)	Grant value (as % of base salary)

Vern D. Yu	44,803	293%

Incentive stock options

ISOs provide executives an opportunity to buy Enbridge shares at some point in the future at the exercise price defined at the time of grant. Members of Enbridge’s senior management, including all NEOs, are eligible to receive ISOs.

ISOs are typically granted in February or March every year to both Canadian and U.S. members of senior management. ISOs vest in equal instalments over a four-year period. The maximum term of an ISO is 10 years, but the term can be reduced if the executive leaves Enbridge as described in the “Termination provisions of equity compensation” section. The exercise price of an ISO is the closing price of an Enbridge share on the listed exchange the last trading day before the grant date. The grant date will be no earlier than the third trading day after a trading blackout period ends. ISOs are never backdated or re-priced. ISOs may be granted to executives when they join Enbridge, normally effective on the executive’s date of hire. If the hire date falls within a blackout period, the grant is delayed until after the end of the blackout period.

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2021 incentive stock option grant

The following ISO grants were made to the NEOs in 2021:

Executive	Number of ISOs granted (#)	Grant value (as % of base salary)[1]

Al Monaco	578,080	130%

Vern D. Yu	141,960	80%

Colin K. Gruending	136,370	80%

William T. Yardley	125,430	80%

Robert R. Rooney	108,690	70%

Cynthia L. Hansen	98,800	70%

[1]

Differences in value as reported in the Summary Compensation Table are not reflective of discretionary adjustments but rather are due to differences in valuations using the Black-Scholes model at the time of approval and grant date.

Awards vesting in 2021

2019 performance stock unit payout

The PSUs granted in February 2019 vested on December 31, 2021. The performance multiplier of 1.43x was calculated based on the following metrics:

	Multiplier[1]	DCF per share compound growth[2]	TSR

Threshold	0.0x	3.4%	at or below 25th percentile

Target	1.0x	5.4%	at median

Maximum	2.0x	6.3%	at or above 75th percentile

Actual	1.43x	4.9% (0.86x multiplier)	80th percentile (2.00x multiplier)

[1]	Performance between the thresholds in this table results in a performance multiplier calculated on a linear basis.
[2]

Adjusted DCF per share is based on operating cash flows and is a non-GAAP measure, which is defined and reconciled in the Non-GAAP reconciliation section of Appendix C. For incentive compensation purposes, adjusted DCF per share also includes certain adjustments for events or circumstances not contemplated at the time the performance metrics were originally established – see the Non-GAAP reconciliation section of Appendix C.

The performance comparator group for the 2019 PSU payout was as follows:

Performance comparator group: relative TSR

Canadian Utilities Limited	NiSource Inc.

Dominion Resources	ONEOK, Inc.

DTE Energy Company	Pembina Pipeline Corporation

Energy Transfer LP	PG&E Corporation

Enterprise Products Partners L.P.	Plains All American Pipeline, L.P.

Fortis Inc.	Sempra Energy

Kinder Morgan, Inc.	TC Energy Corporation

Magellan Midstream Partners, L.P.	The Williams Companies, Inc.

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This resulted in the following payouts for the NEOs in early 2022:

Executive	PSUs granted (#)	+	Notionally reinvested dividends (#)	Total PSUs (#)	x	Performance multiplier	x	Final share price1 2 ($)	=	Payout ($)

Al Monaco	125,580	+	26,557	152,137	x	1.43x	x	53.03	=	11,536,994

Vern D. Yu	29,180	+	6,171	35,351	x	1.43x	x	53.03	=	2,680,757

Colin K. Gruending	25,116	+	5,076	30,192	x	1.43x	x	53.03	=	2,289,528

William T. Yardley	39,290	+	8,308	47,598	x	1.43x	x	52.51	=	3,574,174

Robert R. Rooney	23,340	+	4,936	28,276	x	1.43x	x	53.03	=	2,144,238

Cynthia L. Hansen	19,100	+	4,039	23,139	x	1.43x	x	53.03	=	1,754,711

[1]	The volume weighted average share price of an Enbridge share on the TSX or NYSE for the 20 trading days immediately preceding the maturity date February 8, 2022, on which performance is certified.
[2]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632 in 2021.

2019 restricted stock unit payout

On May 8, 2019, Mr. Yardley was awarded a retention award given his critical role in delivering Gas Transmission and Midstream strategic priorities. This award consisted of 40,421 cash settled RSUs, 20% of which vested on each of the first and second anniversaries of the grant date and 60% of which vest on the third anniversary of the grant date. The table below outlines the second tranche that vested May 8, 2021:

Executive	RSUs vested (#)	+	Notionally reinvested dividends (#)	Total RSUs (#)	x	Final share price1 2 ($)	=	Payout[2] ($)

William T. Yardley	8,084	+	1,209	9,293	x	48.14	=	447,412

[1]	The volume weighted average share price of an Enbridge share on the NYSE for the 20 trading days immediately preceding May 8, 2021.
[2]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632 in 2021.

2022 changes

Mr. Yardley has announced his intention to retire on May 31, 2022. Ms. Hansen was appointed Executive Vice President, Gas Transmission & Midstream effective March 1, 2022 to succeed Mr. Yardley. Mr. Yardley will continue to serve as Executive Vice President to support the transition until his retirement. Also effective March 1, 2022, Mr. Yu was assigned expanded accountability for corporate development and energy services and was appointed Executive Vice President, Corporate Development & Chief Financial Officer.

Total direct compensation for Named Executive Officers

Profiles have been prepared for each of the NEOs that provide:

•	A summary of individual accomplishments in 2021; and

•	2021 actual pay mix (2021 base salary, STIP with respect to 2021, and medium- and long-term incentives granted in 2021).

The values provided in the NEOs’ profiles are taken from the Summary Compensation Table.

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Al Monaco

—

President & CEO Mr. Monaco is responsible for setting and executing Enbridge’s strategic priorities and serves on the Company’s Board of Directors.

In 2021, Mr. Monaco provided strategic and executive leadership in the following areas:

•	Executed corporate priorities while protecting employee health during COVID-19

•	Industry leading safety, integrity and reliability programs and record safety results

•	Completed $10B of capital projects, including Line 3 Replacement Project

•	Significantly exceeded DCF per share budget through strong operational performance and cost management

•	Announced increase of 2022 dividend by 3% per share, reflecting the 27th annual increase

•	Maintained strong balance sheet and a high investment grade credit rating

•	Sanctioned $2B of new investments and acquired highly strategic U.S. Gulf Coast crude oil export terminal, Ingleside Energy Centre, supporting future growth and free cash flow

•	Extended three-year compound DCF per share growth outlook through 2024

•	Advanced U.S. Gulf Coast LNG strategy

•	Sold non-strategic assets of $1.2B at premium valuation

•	Revised capital allocation framework, including share buy-back program

•	Implemented plans to achieve emissions reductions targets

•	Advanced renewables, hydrogen, RNG and carbon capture utilization and storage (“CCUS”) strategy and partnerships

•	Identified $1.5B low-carbon, new energy technology opportunities through 2025

•	Engaged in significant shareholder outreach and top-rated investor relations program

•	Industry leading ESG ratings and ESG Forum

•	Issued $3B of sustainability-linked financing linked to ESG goals and targets

•	Implemented senior management rotations to support development/succession planning

President & CEO compensation

Our President & CEO is primarily responsible for executing our long-term business strategy to enhance shareholder value. In 2021, our shareholders experienced a significant return on their investment (more than 30%) demonstrating that, by focusing on execution of our objectives and priorities, we were able to drive our long-term success for our shareholders.

Our HRC Committee’s approach to executive pay is governed by our rigorous pay-for-performance philosophy, embedded in our incentive compensation plans that are designed to align our CEO’s interests with those of shareholders. In assessing the relationship between CEO pay and performance, the HRC Committee considers how we pay relative to our North American peers by regularly reviewing independent third-party analyses of pay levels.

The HRC Committee assesses our performance in part by comparing our TSR to that of our peers. In 2021, we outperformed both our compensation and performance comparators. The HRC Committee also considered that our CEO has been instrumental in leading the Company’s transition to a more sustainable energy future and a more equitable society, including leading efforts to lower emissions, increasing workforce and Board diversity, and integrating our ESG goals into enterprise-wide business plans to drive future performance.

To ensure Mr. Monaco is recognized for his leadership, and that he is effectively aligned with our strategic goals and the market, the HRC Committee evaluates his pay annually relative to the median of our compensation peer group. In 2021, the HRC Committee reinstated his base salary to his 2020 rate (pre-COVID-19-related salary reduction) and made no changes to his target short- or long-term incentive opportunity or his target LTIP mix. Mr. Monaco’s LTIP mix continues to be primarily weighted toward performance-based awards so his focus remains on long-term shareholder value creation.

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Vern D. Yu

—

Executive Vice President & Chief Financial Officer

Mr. Yu is responsible for all corporate financial affairs of the Company including financial planning and reporting, tax, treasury and financial risk management.

Effective October 1, 2021, Mr. Yu was appointed Executive Vice President & Chief Financial Officer. Prior to this appointment, Mr. Yu served as Vice President & President, Liquids Pipelines.

In 2021, Mr. Yu provided strategic and executive oversight in the following areas:

As Executive Vice President & President, Liquids Pipelines:

•	Achieved record safety, integrity and operational reliability metrics for Liquids Pipelines

•	Continued uninterrupted operations with appropriate health and safety protocols related to COVID-19

•	Achieved 2021 financial performance within target range for Liquids Pipelines, overcoming lower than expected Mainline throughput due to light crude supply constraints in Western Canada and the Bakken

•	Implemented significant system and cost efficiencies to offset reduced Mainline throughput

•	Completed the Line 3 Replacement Project (U.S.) on budget and on schedule

•	Implemented U.S. Gulf Coast export strategy with the US$3B acquisition of the Ingleside Energy Center

•	Completed final engineering for the Line 5 tunnel

•	Implemented a diversity and inclusion plan for Liquids Pipelines and improved diversity within the leadership team

As Executive Vice President & Chief Financial Officer:

•	Stewardship of the capital allocation framework and sustained and strengthened Enbridge’s financial position

•	Developed the 2022 budget, financing plan, and 3-year outlook

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Colin K. Gruending

—

Executive Vice President & President, Liquids Pipelines Mr. Gruending is responsible for Enbridge’s crude oil and liquids pipeline business across North America.

Effective October 1, 2021, Mr. Gruending was appointed Vice President & President, Liquids Pipelines. Prior to this appointment, Mr. Gruending served as Executive Vice President & Chief Financial Officer.

In 2021, Mr. Gruending provided strategic and executive oversight in the following areas:

As Executive Vice President & Chief Financial Officer:

•	Stewarded the Company’s financial performance to achieve budgeted results

•	Sustained the Company’s strong financial position during a significant growth investment period, while securing BBB+ or equivalent strong investment grade credit ratings from the Company’s rating agencies

•	Raised $7.1B of long-term capital on attractive terms in support of the Company’s growth program

•	Created the industry’s first sustainability-linked bond framework and issued a sustainably-linked credit facility and two sustainability-linked public notes, broadening the Company’s investor base

•	Stewarded of the refinement of the Company’s capital allocation framework; negotiated the divestiture of Noverco for $1.1B; and supported the US$3B acquisition of Ingleside Energy Center

•	Delivered an industry-leading Investor Relations program including Enbridge’s inaugural ESG Forum

•	Advanced the Company’s Enterprise Resource Planning implementation to automate and harmonize financial, supply chain and work management systems across Enbridge’s business units

As Executive Vice President & President, Liquids Pipelines:

•	Delivered strong safety and reliability performance including COVID-19 management protocols

•	Commissioned the Line 3 Replacement Project (U.S.) and optimized system connectivity to deliver record Mainline throughputs of 3.1 million bpd in Q4 2021

•	Responded to the Mainline Contracting CER decision including customer and stakeholder re-engagement

•	Advanced CCUS growth opportunities across Liquids Pipelines’ footprint throughout North America

•	Integrated Ingleside Energy Center acquisition

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William T. Yardley

—

Executive Vice President & President, Gas Transmission & Midstream

Mr. Yardley was responsible for Enbridge’s natural gas transmission and midstream business across North America. Mr. Yardley has announced his intention to retire on May 31, 2022.

In 2021, Mr. Yardley provided strategic and executive oversight in the following areas:

•	Significantly exceeded safety targets for employee and contractor injuries and motor vehicle incidents

•	Stabilized the Weymouth Compressor Station and remained operationally resilient through Hurricane Ida

•	Matured the Asset Integrity Program and remediated the highest risk segments and completed baseline of 70% of stress corrosion cracking susceptible miles

•	Advanced Texas Eastern modernization with three new lower emission/higher reliability units coming online

•	Progressed a major contract renewal effort, achieving a revenue renewal rate of over 98% with customers on our major pipelines

•	Completed the second solar self-power project in North America at Heidlersburg station and Board approval of three additional sites

•	Achieved favorable EBITDA and DCF to budget results

•	Advanced regulatory strategy with settlements on Alliance U.S., Maritimes and Northeast, and East Tennessee Natural Gas as well as filing a new Texas Eastern Rate case
•	Placed $3.1B of capital into service and advanced the $1.25B Ridgeline Expansion opportunity

•	Furthered LNG strategy by contracting with Venture Global and completing Cameron Extension Project

•	Ensured safe continuity of operations at all times during the COVID-19 pandemic

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Robert R. Rooney

—

Executive Vice President & Chief Legal Officer Mr. Rooney is responsible for the legal, ethics and compliance, security and aviation functions across Enbridge.

In 2021, Mr. Rooney provided executive oversight for a number of substantial legal, business and regulatory matters, including:

•	Successful achievement of legal, regulatory and critical judicial decisions necessary to bring Line 3 fully into service

•	Successful completion of legal and regulatory approvals to bring the T-South and Spruce Ridge expansion projects in British Columbia into service

•	Legal, regulatory and Transit Pipeline Treaty strategy, including critical judicial decisions, for Line 5 to maintain operations and advance the Great Lakes Tunnel Project

•	Legal and regulatory aspects of the Company’s energy transition strategy, including European offshore wind, CCUS and hydrogen initiatives, solar self-power and RNG projects

•	Implementation of the strategic plan for the Company’s security function, including the successful completion of the Line 3 Replacement Project

•	Primary legal support for all corporate finance activities, including $3B in sustainable financing that incorporated ESG goals and targets

•	Supported effective corporate governance and industry leading ESG and sustainability practices
•	Management of the aviation function to provide safe and efficient pipeline patrols and services

•	Continued advancement of the Company’s employee development programs and our workforce diversity and inclusion goals

•	Primary legal support for all merger and acquisition activities, including the successful US$3B acquisition of the Ingleside Energy Center and the sale of the Company’s interest in Noverco for $1.1B

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Cynthia L. Hansen

—

Executive Vice President & President, Gas Distribution & Storage

In 2021, Ms. Hansen was responsible for Enbridge’s gas distribution and storage business across North America. Ms. Hansen was appointed Executive Vice President, Gas Transmission & Midstream effective March 1, 2022 to succeed Mr. Yardley, who intends to retire on May 31, 2022.

In 2021, Ms. Hansen provided strategic and executive oversight in the following areas:

•	Achieved record safety, integrity, damage prevention and operational reliability metrics for Gas Distribution & Storage

•	Continued uninterrupted operations with appropriate health and safety protocols related to COVID-19

•	Achieved 2021 financial performance within target range for Gas Distribution & Storage, overcoming COVID-19 impacts

•	Successfully implemented both customer information and work management systems and achieved integration synergy targets

•	Completed the London Line, Corunna Station Meter Replacement, and Sarnia Industrial Line projects on budget and on schedule

•	Successfully obtained regulatory approvals to support ongoing business including a new integrated resource plan

•	Continued to implement lower-carbon energy solutions including RNG facilities and the hydrogen blending facility

•	Successfully advanced growth projects including 27 new community expansion projects and Dawn to Corunna Pipeline Project
•	As the ELT sponsor for enterprise Asset & Work Management, continued to align practices across the enterprise and supported system implementations

•	Achieved emission reduction and diversity targets in alignment with plans

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Other benefits elements

Retirement benefits

The NEOs participate in the Senior Management Pension Plan (“SMPP”), a non-contributory defined benefit plan that provides market competitive retirement income to all Canadian and U.S. members of senior management. Before becoming participants in the SMPP, certain NEOs participated in a defined benefit or defined contribution pension plan.

Defined benefit plan

The following graphic shows how the SMPP retirement benefit payable at normal retirement age is calculated:

Key terms of the SMPP:

•	Eligibility: members of senior management join the SMPP on the later of their date of hire or promotion to a senior management position;

•	Vesting: plan participants are fully vested immediately;

•

Retirement age: normal retirement date is age 65. Participants can retire with an unreduced pension at age 60, or as early as age 55 if they have 30 years of service. If they have less than 30 years of service, they can still retire as early as age 55, but their retirement benefit is reduced by 3% per year before age 60;

•	Adjustment for inflation: retirement benefits are indexed at 50% of the annual increase in the consumer index price; and

•

Survivor benefits: the pension is payable for the life of the member. If the member is single at retirement, 15 years of pension payments are guaranteed. If the member is married at retirement and dies before their spouse, 60% of the pension will continue to be paid to the spouse for his/her lifetime.

Pension benefits are paid from the following tax-qualified and supplemental pension plans (collectively, the “Senior Management Pension Plan” or SMPP):

•	Retirement Plan for Employees of Enbridge Inc. and Affiliates;

•	Enbridge Employee Services, Inc. Employees’ Pension Plan;

•	Enbridge Supplemental Pension Plan; and

•	Enbridge Employee Services Inc. Supplemental Pension Plan for United States Employees.

Prior to the merger of Enbridge Inc. and Spectra Energy (the Merger Transaction as defined on page 108), Mr. Yardley participated in a qualified and a non-qualified cash balance arrangement, to which there are no further contributions or service accruals.

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Summary of defined benefits

The following table outlines estimated annual retirement benefits, accrued pension obligations and compensatory and non-compensatory changes for the NEOs under the defined benefit pension plans. All information is based on the assumptions and methods used for the purposes of reporting the Company’s financial statements and which are described in the Company’s financial statements.

Executive[7]	Credited service (years)	Annual benefits payable		Accrued obligation at Jan 1, 2021 ($)	Compensatory change[1] ($)	Non- compensatory change[2] ($)	Accrued obligation at Dec 31, 2021 ($)
		At year end ($)	At age 65 ($)
				A	B	C	A+B+C

Al Monaco[3]	23.08	1,634,000	1,750,000	29,977,000	1,576,000	-2,755,000	28,798,000

Vern D. Yu	20.75	413,000	604,000	8,422,000	1,047,000	-515,000	8,954,000

Colin K. Gruending[4]	18.25	318,000	609,000	6,373,000	1,191,000	-553,000	7,011,000

William T. Yardley[5,6]	21.13	217,000	378,000	3,463,000	647,000	-171,000	3,939,000

Robert R. Rooney	4.92	92,000	92,000	1,380,000	413,000	-111,000	1,682,000

Cynthia L. Hansen	16.42	279,000	366,000	5,281,000	743,000	-435,000	5,589,000

[1]	The components of compensatory change are current service cost and the difference between actual and estimated pensionable earnings.
[2]	The non-compensatory change includes interest on the accrued obligation at the start of the year, changes in actuarial assumptions and other experience gains and losses not related to compensation.
[3]

Mr. Monaco’s retirement benefit is calculated using a 2.5% accrual rate for each year of credited service between 2008 and 2013. The higher accrual rate is equivalent to approximately 1.50 years of credited service. Upon Mr. Monaco’s appointment to President & CEO, a cap to the annual pension payable of $1,750,000 was implemented.

[4]	Mr. Gruending’s SMPP retirement benefits earned after December 31, 2017 are not indexed for inflation.
[5]

Mr. Yardley’s expected May 31, 2022 retirement date is not reflected in the annual benefits payable at age 65 and the accrued obligation at December 31, 2021. The impact of changes to exchange rates on Mr. Yardley’s accrued obligation is reflected in the non-compensatory change. The accrued obligation for Mr. Yardley’s cash balance retirement benefits prior to joining the SMPP are US$1,060,289 at the start of the year and US$1,102,701 at year end.

[6]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632 in 2021.
[7]

In 2020, all NEOs were granted a temporary hold-harmless against a reduction to their SMPP pension resulting from the significant reductions in base salary should they retire within 5 years of the reduction. These temporary base salary reductions were related to the impacts of COVID-19, reduced energy demand and reduced commodity prices, and were not intended to have a permanent impact on the SMPP lifetime pensions. As indicated on page 75, NEO base salaries were reinstated in 2021.

Defined contribution plan

The defined contribution pension plan is a non-contributory pension plan. The level of contribution varies, depending on age and years of service. None of the NEOs are currently participating in the defined contribution pension plan.

Messrs. Monaco, Yu, Gruending and Ms. Hansen participated in the defined contribution plan for three years, five years, four years and six years respectively, prior to joining the SMPP. The values shown below reflect market value of assets of the defined contribution plan.

Executive	Accumulated value at Jan 1, 2021 ($)	Compensatory change[1] ($)	Accumulated value at Dec 31, 2021 ($)

Al Monaco	77,811	-	91,279

Vern D. Yu	84,966	-	102,061

Colin K. Gruending	82,499	-	103,304

Cynthia L. Hansen	164,202	-	177,812

[1]	The compensatory change is equal to contributions made by the Company during 2021.

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Other benefits

Enbridge’s savings plan and benefits plans are key elements of the total compensation package for our employees, including our NEOs.

Savings Plan

Enbridge provides a savings plan for Canadian employees and a 401(k) savings plan for U.S. employees. All NEOs participate in the savings plan on the same terms as eligible employees. The savings plans assist and encourage employees to save by matching 100% of employee contributions up to plan limits (maximum 2.5% and 6% of base salary for Canadian employees and U.S. employees, respectively) and subject to applicable tax limits. In Canada, matching contributions are provided as flex credits which may be used to purchase additional benefits or taken as after-tax cash; in the U.S., matching contributions are invested in the savings plan.

Life and health benefits

Medical, dental, life insurance and disability insurance benefits are available to meet the specific needs of individuals and their families. The NEOs participate in the same plan as all other employees. The plans are structured to provide minimum basic coverage with the option of enhanced coverage at a level that is competitive and affordable.

The HRC Committee reviews the retirement and other benefits regularly. These benefits are a key element of a total compensation package and are designed to be competitive and reasonably meet the needs of executives in their current roles.

Compensation governance

Enbridge’s compensation governance structure consists of the Board and the HRC Committee, with Mercer (Canada) Limited (“Mercer”), and others from time to time, providing independent advisory support to the HRC Committee. The HRC Committee reviews the governance structure annually against best practices and regulatory guidance.

Board and HRC Committee

The Board is responsible for the oversight of the compensation principles and programs at Enbridge. The HRC Committee approves major compensation programs and payouts, including reviewing and recommending the compensation for the President & CEO to the Board and appropriate pay relative to peers and performance. The HRC Committee also approves the compensation for the other NEOs.

The HRC Committee assists the Board in carrying out its responsibilities with respect to compensation matters by providing oversight and direction on human resources strategy, policies and programs for the NEOs, senior management and the broader employee base. This includes compensation, equity incentive plans, pension and benefits as well as talent management, succession planning, workforce recruitment, retention, anti-racism and diversity, equity and inclusion, flexible work arrangements, and employee health and safety (including an expanded mental health program to ensure our people have the support to cope with balancing personal and work responsibilities in response to the ongoing COVID-19 pandemic). The HRC Committee provides oversight regarding the management of broader people-related risk and, in addition, specifically reviews the compensation programs from a risk perspective.

All members of the HRC Committee are independent under the independence standard discussed in this Management Information Circular on page 39. The members of the HRC Committee are Pamela L. Carter (Chair), Mayank M. Ashar, Susan M. Cunningham and S. Jane Rowe.

The members of the HRC Committee have experience as members of the compensation committees of other public companies. In addition, the members of the HRC Committee have experience in top leadership roles, strong knowledge of the energy industry, experience as directors of other public companies, and a mix of other relevant skills and experience. This background provides the HRC Committee members with the collective experience, knowledge and skills to effectively carry out their responsibilities. For information on each HRC Committee member’s experience and current service on other public company boards and committees, see the director nominee profiles, beginning on page 11. For information on each HRC Committee member’s skills and experience, see the skills and experience matrix on page 28. For information on each HRC Committee member’s participation on other Enbridge Board committees, see page 25.

Independent advice

The HRC Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultants, outside legal counsel or other advisors it retains (each, an “Advisor”). The HRC Committee may select or receive advice from an Advisor only after taking into consideration all factors relevant to the Advisor’s independence from management including:

•	the provision of other services to Enbridge by the Advisor;

•	the amount of fees received from Enbridge by the Advisor as a percentage of the Advisor’s total revenue;

•	the policies and procedures of the Advisor that are designed to prevent conflicts of interest;

•	any shares owned by the Advisor; and

•	any business or personal relationship of the Advisor with a member of the HRC Committee or with an executive officer at Enbridge.

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Although the HRC Committee is required to consider these factors, it is free to select or receive advice from an Advisor that is not independent. The HRC Committee has determined that the Advisor is independent.

Since 2002, Mercer, an independent Advisor, has provided guidance to the HRC Committee on compensation matters to ensure Enbridge’s programs are appropriate, market competitive and continue to meet intended goals. Advisory services include reviewing:

•	the competitiveness and appropriateness of executive compensation programs;

•	annual total direct compensation for the President & CEO and the executive leadership team;

•	executive compensation governance; and
•	the HRC Committee’s mandate and related Board committee processes.

While the HRC Committee considers the information and recommendations Mercer provides, it has full responsibility for its own decisions, which may reflect other factors and considerations.

The HRC Committee Chair reviews and approves the terms of engagement with Mercer every year. The terms specify the work to be done in the year, Mercer’s responsibilities and its fees. Management can also retain Mercer on compensation matters from time to time or for prescribed compensation services. The HRC Committee Chair must, however, approve all services that are not standard in nature, considering whether or not the work would compromise Mercer’s independence.

Management and the HRC Committee engaged Mercer in 2021 to provide analysis and advice on various compensation matters. The following table provides a breakdown of services provided by and fees paid to Mercer and its affiliates (a portion of which relate to risk brokerage service fees paid to Marsh Inc., a Mercer affiliate) by Enbridge and its affiliates in 2021 and 2020:

Nature of work	Approximate fees in 2021 ($)	Approximate fees in 2020 ($)

Executive compensation related fees[1]	360,744	296,735

All other fees[2]	6,772,312	5,658,518

Total	7,133,056	5,955,253

[1]	Includes all fees related to executive compensation associated with the President & CEO and the executive leadership team.
[2]

Includes fees paid for other matters that apply to Enbridge as a whole, such as pension actuarial valuations, renewal and pricing of benefit plans, evaluation of geographic market differences and regulatory proceedings support. Also includes risk brokerage service fees paid to Marsh for services provided to our operating affiliates subject to timing and currency exchange differences.

Compensation services received by Enbridge from Advisors are not sole sourced from one provider; each situation and need is assessed independently, and other providers are used depending on the nature of the service required, and the qualifications of the provider. In 2021, Enbridge did not engage the services of other compensation consultants.

Compensation risk management

The HRC Committee oversees Enbridge’s compensation programs from the perspective of whether the programs encourage individuals to take inappropriate or excessive risks that are reasonably likely to have a material adverse impact on Enbridge.

Compensation risk mitigation practices

Enbridge uses the following compensation practices to mitigate risk:

•	a pay-for-performance philosophy that is embedded in the compensation design;

•	a mix of pay programs benchmarked against a relevant peer group in terms of both relative proportion and prevalence;

•	a rigorous approach to goal setting and a process of establishing targets with multiple levels of performance, which mitigate excessive risk-taking that could harm Enbridge’s value or reward poor judgment of executives;
•	compensation programs that include a combination of short-, medium- and long-term elements that ensure executives are provided with incentive to consider both the immediate and long-term implications of their decisions;

•	program provisions where executives are compensated for their short-term performance using a combination of safety and operational reliability, financial performance, diversity and inclusion, reducing GHG emissions, and execute and extend growth metrics that ensure a balanced perspective and are a mix of both leading (proactive/preventative) and lagging (incident-based) indicators;

•	performance thresholds that include both minimum and maximum payouts;

•	stock award programs that vest over multiple years and are aligned with overall corporate performance that drives superior value to Enbridge shareholders;

•	share ownership guidelines that ensure executives have a meaningful equity stake in Enbridge to align their interests with those of Enbridge shareholders;

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•	an anti-hedging policy to prevent activities that would weaken the intended pay-for-performance link and alignment with Enbridge shareholders’ interests; and

•	an incentive compensation clawback policy that allows Enbridge to recoup overpayments made to executives in the event of fraudulent or willful misconduct.

The HRC Committee has considered the concept of risk as it relates to the compensation programs and has concluded that the programs do not encourage excessive or inappropriate risk-taking and are aligned with the long-term interests of shareholders.

Clawback policy

The incentive compensation clawback policy allows Enbridge to recover, from current and former executives, certain incentive compensation amounts awarded or paid to individuals if the individuals engaged in fraud or willful misconduct that led to inaccurate financial results reporting, regardless of whether the misconduct resulted in a restatement of all or a part of Enbridge’s financial statements.

Anti-hedging policy

Enbridge’s insider trading and reporting guidelines, among other things, prohibit directors, officers, employees and contractors (of Enbridge and its subsidiaries) from purchasing financial instruments that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held by the NEO, as such positions delink the intended alignment of employee and shareholder interests. The following activities are specifically prohibited:

•	any form of hedging activity;

•	any form of transaction involving stock options (other than exercising options in accordance with the incentive plans);

•	any other form of derivative trading (including “puts” and “calls”); and

•	“short-selling” (selling securities that the individual does not own).

Annual decision-making process

The HRC Committee reviews and approves the compensation plans and pay levels for all the NEOs except the President & CEO. The HRC Committee reviews and recommends the compensation plans and pay level for the President & CEO to the Board.

The chart below shows the process by which compensation decisions are made.

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Benchmarking to peers

Total direct compensation for the NEOs is managed within a framework that involves input from and consideration by the President & CEO and the HRC Committee, with Mercer providing independent advisory support. The competitiveness of this framework is based on peer group market data extracted from third-party compensation surveys and publicly disclosed executive compensation information for comparable benchmark roles at peer companies. The market data is considered from several perspectives including organization size and industry sector (pipeline, energy and utility criteria).

A North American peer group is determined and used for executive compensation benchmarking because:

•	The responsibilities of Enbridge’s President & CEO and other NEOs are primarily North American in scope.

•	We compete for top talent in North America and globally.

•	Our business assets and operations are North American.

•	Our shareholders include both U.S. and international institutions.

•	Various compensation peers also include Enbridge in their own compensation peer group.

Peer group determination

The following outlines Enbridge’s compensation benchmarking peer group determination criteria:

•	Industry (typically defined as low-risk regulated operations in the North American energy sector) remains a key criterion for identifying peers, as that will help to ensure Enbridge can pay competitively against “best-in-class” companies whose executives are often the most knowledgeable about Enbridge’s core businesses.

•	Size/complexity remains important but is more broadly defined to consider multiple dimensions, including financial (e.g., market capitalization, cash flow, capital employed) and nonfinancial measures (e.g., geography and breadth of operations).

•	Geography is a factor in determining an accurate representation of our peer group. The majority of our peers belong in the U.S. energy sector and are larger, highly comparable peers. Most Canadian companies are not sufficiently comparable to Enbridge in terms of industry and/or size/complexity, and therefore only appropriate Canadian peers are included in the peer group.

Based on these criteria, Enbridge uses a single peer group of Canadian and U.S. companies to reflect Enbridge’s identity as a North American leader that is based in Canada. Our peer group of energy and infrastructure companies is weighted heavily towards the U.S. as the U.S. market offers more comparable peers from an industry and/or size/complexity perspective. It is important to note that Enbridge limits the peer group to those in the energy and infrastructure space, rather than extending to other capital-intensive sectors, as the peer companies used are subject to the same external industry pressures and macroeconomic factors as Enbridge.

Our peer group contains companies that are generally similar in size to Enbridge, primarily in terms of enterprise value, and secondarily market capitalization and assets; size constraints were relaxed in certain instances to include those similar to Enbridge in terms of operational profile.

Enbridge’s compensation benchmarking peer group is reviewed annually by the HRC Committee. The peer group used for determining compensation in 2021 was unchanged from 2020.

2021 compensation peer group

Canadian National Railway Company[1]	NextEra Energy Inc.

Canadian Natural Resources Limited[1]	Occidental Petroleum Corporation

Chevron Corporation	Phillips 66

Conoco Phillips	Schlumberger Limited

Dominion Resources Inc.	Suncor Energy Inc.[1]

Duke Energy Corporation	The Southern Company

Energy Transfer LP	The Williams Companies, Inc.

Enterprise Products Partners L.P.	TC Energy Corporation[1]

Halliburton Company	Union Pacific Corporation

Kinder Morgan Inc.

[1]	Canadian company

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Peer group comparison

The 2021 compensation benchmarking peer group median and how Enbridge compares in terms of size and rank, as of December 31, 2021, is shown below.

Company[1]	Revenue ($ millions)	EBIT ($ millions)	Total Assets ($ millions)	Market value ($ millions)	Enterprise value ($ millions)

Enbridge	38,877	7,536	160,276	100,093	180,846

Median	24,662	4,355	84,616	60,530	104,715

Percentile rank[2]	84%	91%	87%	71%	81%

[1]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632 in 2021.
[2]	Compared to Canadian only peers within the 2021 compensation peer group, Enbridge places 100th percentile in all categories, except market value where Enbridge places 93rd percentile.

President & CEO Multiple of Median (MOM) comparison

Based on the most recently disclosed data (2020 data as disclosed in 2021), the total compensation of Enbridge’s President & CEO was 1.05 times the median CEO’s total compensation in our compensation peer group.

Setting compensation targets

Enbridge targets overall total direct compensation at the median of our peer group (including the President & CEO position), considering the skills, competencies and experience of each senior executive.

Share ownership

It is important for the NEOs to have a meaningful equity stake in Enbridge. Owning Enbridge shares is a tangible way to align the interests of executives with those of Enbridge shareholders.

Executives can acquire Enbridge shares by participating in the employee savings plan, exercising stock options, retaining shares from vested RSUs, or by making investments in Enbridge shares. Unvested RSUs, personal holdings and Enbridge shares held in the name of a spouse, dependent child or trust, all count toward meeting the guidelines. PSUs and unexercised stock options do not count toward meeting the guidelines (resulting in a more stringent threshold than typical practice).

The share ownership requirement is six times base salary for the President & CEO and three times base salary for the other NEOs. All have already met or exceeded the requirement, as noted in the following graph.

Target and actual share ownership as of December 31, 2021

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Executive compensation tables and other compensation disclosures

2021 summary compensation table

The table below shows the total amounts that Enbridge and its subsidiaries paid and granted to the NEOs for the years ended December 31, 2021, 2020 and 2019. Amounts represented below for Mr. Yardley were originally paid in U.S. dollars and have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632, US$1 = C$1.2740 and US$1 = C$1.2967 in 2021, 2020 and 2019, respectively.

Name and principal position	Year	Salary ($)	Stock- based awards[1] ($)	Option- based awards[2] ($)	Non- equity incentive plan compen- sation[3] ($)	Pension value[4] ($)	All other compen- sation[5] ($)	Total ($)

Al Monaco President & Chief Executive Officer	2021	1,648,679	8,902,468	2,219,827	4,624,711	1,576,000	68,283	19,039,968
	2020	1,546,139	8,475,960	2,303,250	3,205,919	1,462,000	61,568	17,054,836
	2019	1,592,878	6,129,560	3,327,732	3,687,712	3,195,000	60,502	17,993,384

Vern D. Yu Executive Vice President & Chief Financial Officer	2021	684,361	4,185,976	545,126	1,071,046	1,047,000	28,093	7,561,602
	2020	616,801	1,821,821	495,038	703,893	1,177,000	22,579	4,837,131
	2019	564,541	1,424,276	773,196	711,996	1,478,000	22,648	4,974,657

Colin K. Gruending Executive Vice President & President, Liquids Pipelines	2021	657,446	2,100,544	523,661	1,063,171	1,191,000	18,960	5,554,782
	2020	587,074	1,680,385	456,525	761,904	1,017,000	12,032	4,514,919
	2019	467,122	1,225,912	316,315	583,360	1,498,000	25,460	4,116,169

William T. Yardley Executive Vice President & President, Gas Transmission & Midstream	2021	722,450	2,370,346	584,655	1,144,625	647,000	55,998	5,525,074
	2020	700,018	2,320,853	598,335	849,262	396,000	32,065	4,896,533
	2019	732,029	3,828,546	1,069,747	767,701	351,400	32,993	6,782,416

Robert R. Rooney Executive Vice President & Chief Legal Officer	2021	583,060	1,674,261	417,370	844,094	413,000	24,316	3,956,101
	2020	557,394	1,593,583	433,163	634,091	349,000	18,167	3,585,397
	2019	564,541	1,139,225	618,565	689,992	286,000	10,283	3,308,606

Cynthia L. Hansen Executive Vice President & President, Gas Distribution & Storage	2021	530,001	1,521,171	379,392	789,886	743,000	11,666	3,975,116
	2020	506,673	1,448,572	393,750	635,570	354,000	4,290	3,342,855
	2019	500,856	932,271	506,087	652,116	628,000	10,395	3,229,725

[1]

The amounts disclosed in this column include the aggregate grant date fair value of PSUs and RSUs granted in 2021, 2020 and 2019, as applicable, in each case, computed in accordance with the provisions of FASB ASC Topic 718. These amounts are calculated by multiplying the number of performance and restricted stock units by the unit values in the table below:

Year granted	C$	US$

2021	42.29	32.88

2020	51.06	38.75

2019	48.81	36.97

In May 2019, Mr. Yardley was granted 40,421 RSUs with grant date fair value of US$37.11 per unit. In February 2021, Mr. Yu was granted 44,803 RSUs with grant date fair value of C$44.64 per unit.
[2]

The amounts in this column represent the grant date fair value of stock option awards granted to each of the NEOs, calculated in accordance with FASB ASC Topic 718. The grant date fair value of stock option awards is measured using the Black-Scholes option-pricing model, based on the following assumptions:

Assumptions	February 2021		February 2020		February 2019
	C$	US$	C$	US$	C$	US$

Expected option term	6 years	6 years	6 years	6 years	6 years	6 years

Expected volatility	24.840%	27.656%	17.587%	20.283%	18.318%	21.802%

Expected dividend yield	7.6417%	7.641%	5.847%	5.847%	5.961%	5.961%

Risk free interest rate	0.735%	0.793%	1.314%	1.416%	1.615%	2.333%

Exercise price	$43.81	$34.52	$55.54	$41.97	$48.30	$36.71

Option value	$3.84	$3.69	$3.75	$3.64	$4.03	$4.07

Enbridge Inc. 2022 Management Information Circular	97

[3]

The amounts disclosed in this column represent amounts paid under the STIP with respect to the 2021, 2020 and 2019 performance years. There are no long-term non-equity incentive plans within the compensation programs.

[4]	The pension values are equal to the compensatory change shown in the defined benefit plan table.
[5]	The table below describes the elements comprising the amounts presented in this column for 2021:

Executive	Matching contribution under retirement savings plan ($)	Excess flexible benefit credit[a] ($)	Personal use of company aircraft ($)	Parking ($)	Other benefits[b] ($)	Total ($)

Al Monaco	-	47,999	9,831	6,108	4,345	68,283

Vern D. Yu	-	16,821	-	4,800	6,472	28,093

Colin K. Gruending	-	12,201	-	4,800	1,959	18,960

William T. Yardley	21,980	-	30,792	-	3,226	55,998

Robert R. Rooney	-	17,617	-	4,800	1,899	24,316

Cynthia L. Hansen	-	6,213	-	-	5,453	11,666

a)

For the NEOs domiciled in Canada, flexible benefit credits are provided based on their family status and base salary. These credits can be used to purchase benefits or can be paid in cash. Participants could receive up to 2.5% of base salary in matching contributions towards their flexible benefit credits if they made contributions into their Savings Plan. This amount represents the excess flexible benefit credits paid to the NEO.

b)	Other benefits include executive medical and other incidental compensation.

Performance graph

Executive compensation and shareholder return

The chart below shows the value of a $100 investment made January 1, 2017, in both Enbridge common shares, the S&P/TSX Composite Index, and Enbridge’s compensation peer group at the end of each of the last five years (assuming reinvestment of dividends throughout the term). For the purpose of the graph, it was assumed that CAD:USD conversion ratio remained at 1:1 for the years presented. It also shows the growth in total direct compensation for the NEOs reported in the summary compensation table over the same period.

Total direct compensation includes base salary, short-term incentive award paid, and the grant value of medium- and long-term incentive awards. Average total direct compensation is taken by dividing the total direct compensation from the summary compensation table by the number of named executives in any given year. The total direct compensation value for NEOs is 0.71% of our adjusted earnings of $5,551 million for 2021.

The total return on Enbridge common shares has been positive from 2017 to 2021. Average compensation paid to the NEOs has also increased over the same period.

98	Enbridge Inc. 2022 Management Information Circular

Outstanding option-based and share-based awards

The table below shows the option-based and share-based awards that were outstanding on December 31, 2021. The market value of unvested or unearned awards is calculated based on C$49.41 per share for awards denominated in Canadian dollars and US$39.08 for awards denominated in U.S. dollars, the closing prices of our shares on the TSX and NYSE on December 31, 2021. The grant date fair value for U.S. option grants and the market value of unvested or unearned awards denominated in U.S. dollars were each converted from U.S. dollars to Canadian dollars using the published WM/Reuters 4 pm London 2021 year-end exchange rate of US$1 = C$1.2632.

	Option-based awards[1]							Share-based awards

	Grant date	Number of securities underlying unexercised options (#)	Option exercise price[2] ($)	Option expiry date	Value of in-the-money unexercised options		Plan type	Number of units that have not vested (#)		Market or payout value of units not vested[3] ($)	Market or value of vested share-based awards not paid out or distributed[4] ($)
Named executive officer					Vested ($)	Unvested ($)

Al Monaco	2/18/2021	578,080	43.81	2/18/2031	0	3,237,248

	2/20/2020	614,200	55.54	2/20/2030	0	0

	2/21/2019	825,740	48.30	2/21/2029	458,286	458,286

	2/27/2018	727,080	43.02	2/27/2028	3,484,531	1,161,510

	2/28/2017	584,000	55.84	2/28/2027	0	0

	3/1/2016	365,000	44.06	3/1/2026	1,952,750	0

	3/2/2015	196,000	59.08	3/2/2025	0	0

	3/13/2014	199,000	48.81	3/13/2024	119,400	0

	2/27/2013	229,000	44.83	2/27/2023	1,048,820	0

	2/18/2021						RSU	55,463		2,740,410

	2/20/2020						RSU	47,226		2,333,444

	2/18/2021						PSU	166,377		8,220,709

	2/20/2020						PSU	141,678		7,000,331

	2/21/2019						PSU	-		-	11,536,994

Vern D. Yu	2/18/2021	141,960	43.81	2/18/2031	0	794,976

	2/20/2020	132,010	55.54	2/20/2030	0	0

	2/21/2019	191,860	48.30	2/21/2029	106,482	106,482

	2/27/2018	115,380	43.02	2/27/2028	552,959	184,320

	2/28/2017	93,300	55.84	2/28/2027	0	0

	3/1/2016	96,750	44.06	3/1/2026	517,612	0

	3/2/2015	82,340	59.08	3/2/2025	0	0

	3/13/2014	83,350	48.81	3/13/2024	50,010	0

	2/27/2013	83,250	44.83	2/27/2023	381,285	0

	2/18/2021						RSU	47,214	[5]	2,332,863

	2/18/2021						RSU	13,615		672,736

	2/20/2020						RSU	10,151		501,550

	2/18/2021						PSU	40,857		2,018,729

	2/20/2020						PSU	30,452		1,504,649

	2/21/2019						PSU	-		-	2,680,757

Colin K. Gruending	2/18/2021	136,370	43.81	2/18/2031	0	763,672

	2/20/2020	121,740	55.54	2/20/2030	0	0

	2/21/2019	78,490	48.30	2/21/2029	43,562	43,562

	2/27/2018	45,170	43.02	2/27/2028	216,480	72,156

	2/28/2017	48,670	55.84	2/28/2027	0	0

	3/1/2016	64,600	44.06	3/1/2026	345,610	0

	3/2/2015	64,780	59.08	3/2/2025	0	0

	3/13/2014	66,500	48.81	3/13/2024	39,900	0

	2/27/2013	72,000	44.83	2/27/2023	329,760	0

	2/18/2021						RSU	13,088		646,701

	2/20/2020						RSU	9,366		462,753

	2/18/2021						PSU	39,255		1,939,583

	2/20/2020						PSU	28,085		1,387,696

	2/21/2019						PSU	-		-	2,289,528

Enbridge Inc. 2022 Management Information Circular	99

	Option-based awards[1]							Share-based awards

	Grant date	Number of securities underlying unexercised options (#)	Option exercise price[2] ($)	Option expiry date	Value of in-the-money unexercised options		Plan type	Number of units that have not vested (#)		Market or payout value of units not vested[3] ($)	Market or value of vested share-based awards not paid out or distributed[4] ($)
Named executive officer					Vested ($)	Unvested ($)

William T. Yardley	2/18/2021	125,430	US34.52	2/18/2031	0	722,446

	2/20/2020	129,020	US41.97	2/20/2030	0	0

	2/21/2019	202,700	US36.71	2/21/2029	303,397	303,397

	2/27/2018	182,520	US33.97	2/27/2028	883,552	294,517

	2/28/2017	56,580	US41.64	2/28/2027	0	0

	2/18/2021						RSU	15,038		742,361

	2/20/2020						RSU	13,371		660,069

	5/8/2019						RSU	29,381	[6]	1,450,433

	2/18/2021						PSU	45,103		2,226,563

	2/20/2020						PSU	40,124		1,980,770

	2/21/2019						PSU	-		-	3,574,174

Robert R. Rooney	2/18/2021	108,690	43.81	2/18/2031	0	608,664

	2/20/2020	115,510	55.54	2/20/2030	0	0

	2/21/2019	153,490	48.30	2/21/2029	85,187	85,187

	2/27/2018	141,030	43.02	2/27/2028	675,889	225,292

	2/28/2017	167,200	55.84	2/28/2027	0	0

	2/18/2021						RSU	10,433		515,487

	2/20/2020						RSU	8,876		438,575

	2/18/2021						PSU	31,288		1,545,939

	2/20/2020						PSU	26,640		1,316,287

	2/21/2019						PSU	-		-	2,144,238

Cynthia L. Hansen	2/18/2021	98,800	43.81	2/18/2031	0	553,280

	2/20/2020	105,000	55.54	2/20/2030	0	0

	2/21/2019	125,580	48.30	2/21/2029	69,697	69,697

	2/27/2018	115,380	43.02	2/27/2028	552,959	184,320

	2/28/2017	89,190	55.84	2/28/2027	0	0

	3/1/2016	79,030	44.06	3/1/2026	422,811	0

	3/2/2015	74,340	59.08	3/2/2025	0	0

	3/13/2014	83,350	48.81	3/13/2024	50,010	0

	2/27/2013	83,250	44.83	2/27/2023	381,285	0

	2/18/2021						RSU	9,474		468,103

	2/20/2020						RSU	8,068		398,653

	2/18/2021						PSU	28,432		1,404,831

	2/20/2020						PSU	24,216		1,196,522

	2/21/2019						PSU	-		-	1,754,711

[1]	Each ISO award has a 10-year term and vests pro-rata as to one fourth of the option award beginning on the first anniversary of the grant date.
[2]	Option exercise prices are reflected in the currency granted.
[3]	A performance multiplier of 1.0x has been used (PSUs only), based on achieving the target performance level as defined in the plan.
[4]	Reflects the payout value of the 2019 PSU grant, which vested on December 31, 2021 but will not be paid until March 2022. A performance multiplier of 1.43x is used.
[5]

Reflects special RSU grant to Mr. Yu on February 18, 2021 that remain outstanding, 20% of which vest on each of the first and second anniversaries of the grant date and 60% of which vest on the third anniversary of the grant date.

[6]

Reflects special RSU grant to Mr. Yardley on May 8, 2019 that remain outstanding, 20% of which vested on the first and second anniversaries of the grant date and 60% of which vest on the third anniversary of the grant date.

100	Enbridge Inc. 2022 Management Information Circular

Value vested or earned in 2021

Executive	Value vested during the year			Value earned during the year
	Option-based awards[1,2] ($)	Share-based awards[1,3] ($)		Non-equity incentive plan[1,4] ($)

Al Monaco	-	11,536,994		4,624,711

Vern D. Yu	-	2,680,757		1,071,046

Colin K. Gruending	-	2,289,528		1,063,171

William T. Yardley	-	4,021,586	[5]	1,144,625

Robert R. Rooney	-	2,144,238		844,094

Cynthia L. Hansen	-	1,754,711		789,886

[1]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632 in 2021.
[2]	The values of the option-based awards listed above are based on the following:

Grant date	Grant price	2021 vesting date	Closing price on 2021 vesting date

2/28/2017	$55.84	2/28/2021	$42.98

2/28/2017	US$41.64	2/28/2021	US$33.81

2/27/2018	$43.02	2/27/2021	$42.98

2/27/2018	US$33.97	2/27/2021	US$33.81

2/21/2019	$48.30	2/21/2021	$43.70

2/21/2019	US$36.71	2/21/2021	US$34.66

2/20/2020	$55.54	2/20/2021	$43.70

2/20/2020	US$41.97	2/20/2021	US$34.66

[3]	Includes the 2019 PSUs that vested on December 31, 2021. A performance multiplier of 1.43x has been used.
[4]	Based on corporate, business unit and individual performance for the 2021 performance year.
[5]	Includes the 2019 RSUs that matured on May 8, 2021.

Enbridge Inc. 2022 Management Information Circular	101

Termination of employment and change-in-control arrangements

Employment agreements

Enbridge has entered into employment agreements with each of the NEOs. The terms in the employment agreements are competitive and part of a comprehensive compensation package that assists in recruiting and retaining top executive talent.

The agreements generally provide payments for executives in the case of involuntary termination for any reason (other than for cause) or voluntary termination within 150 days after constructive dismissal, as defined in each agreement, and do not provide for any “single-trigger” severance payments upon a change in control of the Company. As a condition to receiving payments under the employment agreements upon a qualifying termination of employment, the executive must execute a general release of claims in favor of Enbridge and comply with the following restrictive covenants:

Confidentiality provision	Non-competition/solicitation	No recruitment

2 years after departure	1 year after departure	2 years after departure

Termination of employment scenarios

Compensation that would be paid to the NEOs pursuant to the terms of their existing employment agreements under various termination scenarios is described below.

Type of termination		Base salary	Short-term incentive	Medium- and long-term incentives	Pension	Benefits

Voluntary	Resignation	None.	Payable in full if executive has worked the entire calendar year and remains actively employed on the payment date. Otherwise, none.	• PSUs and RSUs forfeited. • Vested stock options must be exercised within 30 days of resignation or by the end of the original term (if sooner). • Unvested stock options are cancelled.	No longer earns service credits.	None.
	Retirement		Current year’s incentive prorated to retirement date.

•  PSUs and RSUs are prorated to retirement date and value is assessed and paid at the end of the usual term.

•  Stock options granted prior to 2020 continue to vest and can be exercised for three years after retirement (or option expiry, if sooner).

•  Stock options granted in 2020 and thereafter continue to vest and can be exercised for five years after retirement (or option expiry, if sooner).

Post-retirement benefits begin.

Involuntary	Termination not for cause or constructive dismissal	Current salary is paid in a lump sum (3x for CEO and 2x for other NEOs)

The average short-term incentive award over the past two years is paid out in a lump sum (3x for CEO and 2x for other NEOs)
plus

the current year’s short-term incentive, prorated based on active service during the year of termination based on target performance.

•  PSUs and RSUs are prorated to date of termination (plus any applicable notice period) and value is assessed and paid at the end of the usual term.

•  Vested stock options must be exercised according to stock option terms.

•  The in-the-money spread value of unvested stock options is paid in cash.

					Additional years of pension credit are added to the final pension calculation (three years for CEO and two years for other NEOs).	Value of future benefits paid out in a lump sum (3x for CEO and 2x for other NEOs).
Termination following a change of control (CIC)

•  PSUs vest and value is assessed and paid on performance measures deemed to have been achieved as of the change of control. RSUs vest and are paid out.

•  All stock options vest and remain exercisable for 30 days following termination (or option expiry, if sooner).

102	Enbridge Inc. 2022 Management Information Circular

The amounts shown in the table below include the estimated potential payments and benefits that would be payable to each of our NEOs as a result of the specified triggering event, assumed to occur as of December 31, 2021. The actual amounts that would be payable in these circumstances can be determined only at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from the amounts set forth in the table below. Amounts in U.S dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632 in 2021.

Named executive officer	Triggering event[1]	Base salary[2] ($)	Short- term incentive[3] ($)	Medium- term incentive[4] ($)	Long- term incentive[5] ($)	Pension[6] ($)	Benefits[7] ($)	Total payout ($)

Al Monaco	CIC	-	-	-	-	-	-	-
	Death	-	-	20,294,894	4,857,044	-	65,846	25,217,784
	Retirement	-	-	9,277,339	4,857,044	-	65,846	14,200,229
	Voluntary or for cause termination	-	-	-	-	-	65,846	65,846
	Involuntary termination without cause	5,136,000	10,340,447	20,294,894	4,857,044	524,000	286,486	41,438,871
	Involuntary or good reason termination after a CIC	5,136,000	10,340,447	20,294,894	4,857,044	524,000	286,486	41,438,871

Vern D. Yu	CIC	-	-	-	-	-	-	-
	Death	-	-	7,030,527	1,085,778	-	27,196	8,143,501
	Retirement	-	-	2,767,516	1,085,778	-	27,196	3,880,490
	Voluntary or for cause termination	-	-	-	-	-	27,196	27,196
	Involuntary termination without cause	1,414,200	1,415,889	6,896,030	1,085,778	3,706,000	112,636	14,630,533
	Involuntary or good reason termination after a CIC	1,414,200	1,415,889	7,030,527	1,085,778	3,706,000	112,636	14,765,030

Colin K. Gruending	CIC	-	-	-	-	-	-	-
	Death	-	-	4,436,734	879,390	-	26,127	5,342,251
	Voluntary or for cause termination	-	-	-	-	-	26,127	26,127
	Involuntary termination without cause	1,358,600	1,345,264	4,407,794	879,390	1,468,000	103,897	9,562,945
	Involuntary or good reason termination after a CIC	1,358,600	1,345,264	4,436,734	879,390	1,468,000	103,897	9,591,885

William T. Yardley	CIC	-	-	-	-	-	-	-
	Death	-	-	7,060,195	1,320,460	-	28,489	8,409,144
	Retirement	-	-	3,866,379	1,320,460	-	28,489	5,215,328
	Voluntary or for cause termination	-	-	-	-	-	28,489	28,489
	Involuntary termination without cause	1,481,428	1,616,963	7,026,975	1,320,460	956,000	101,593	12,503,419
	Involuntary or good reason termination after a CIC	1,481,428	1,616,963	7,060,195	1,320,460	956,000	101,593	12,536,639

Enbridge Inc. 2022 Management Information Circular	103

Named executive officer	Triggering event[1]	Base salary[2] ($)	Short- term incentive[3] ($)	Medium- term incentive[4] ($)	Long- term incentive[5] ($)	Pension[6] ($)	Benefits[7] ($)	Total payout ($)

Robert R. Rooney	CIC	-	-	-	-	-	-	-
	Death	-	-	3,816,288	919,143	-	22,992	4,758,423
	Retirement	-	-	1,744,434	919,143	-	22,992	2,686,569
	Voluntary or for cause termination	-	-	-	-	-	22,992	22,992
	Involuntary termination without cause	1,195,600	1,324,083	3,793,220	919,143	844,000	95,324	8,171,370
	Involuntary or good reason termination after a CIC	1,195,600	1,324,083	3,816,288	919,143	844,000	95,324	8,194,438

Cynthia L. Hansen	CIC	-	-	-	-	-	-	-
	Death	-	-	3,468,110	807,296	-	20,900	4,296,306
	Retirement	-	-	1,585,429	807,296	-	20,900	2,413,625
	Voluntary or for cause termination	-	-	-	-	-	20,900	20,900
	Involuntary termination without cause	1,086,800	1,287,686	3,447,163	807,296	927,000	87,524	7,643,469
	Involuntary or good reason termination after a CIC	1,086,800	1,287,686	3,468,110	807,296	927,000	87,524	7,664,416

[1]	Messrs. Monaco, Yu, Yardley, Rooney and Ms. Hansen are the NEOs who are retirement eligible as of December 31, 2021. Retirement eligibility under Enbridge programs means age 55 or older.
[2]	Reflects a lump sum payment equal to three times (for Mr. Monaco) and two times (for Messrs. Gruending, Yardley, Yu, Rooney and Ms. Hansen) the NEO’s base salary in effect as at December 31, 2021.
[3]

Reflects a lump sum payment equal to three times (for Mr. Monaco) and two times (for Messrs. Yu, Gruending, Yardley, Rooney and Ms. Hansen) the average of the short-term incentive award paid to the NEO in the two years preceding the year in which the termination occurs. In addition, the amount the NEO would receive as short-term incentive payment for the current year is reflected in the Summary Compensation Table.

[4]

Represents the value of RSUs and PSUs that would vest and be settled in cash upon the triggering event, based on C$49.41 for awards granted in Canadian dollars and US$39.08 for awards granted in U.S. dollars, the closing price of an Enbridge share on the TSX and NYSE, respectively, on December 31, 2021 and assuming, in the case of PSUs, target performance. For PSUs and RSUs, severance period, as outlined in the executive employment agreement, counts towards active service when prorating for termination without cause.

[5]

Represents the “in-the-money value” of unvested ISOs as of December 31, 2021, that would be paid in cash (as a result of an involuntary termination without cause) or that would become vested (as a result of an involuntary or good reason termination after a Change in Control or retirement). In-the-money value is calculated as C$49.41 for awards granted in Canadian dollars and US$39.08 for awards granted in U.S. dollars, the closing price of an Enbridge share on the TSX and NYSE, respectively, on December 31, 2021, less the applicable exercise price of the option.

[6]	Reflects the value of three additional years of pension credit for Mr. Monaco and two additional years of pension credit for each of Messrs. Yu, Gruending, Yardley, Rooney and Ms. Hansen.
[7]

Reflects a lump sum cash payment in respect of the flex credit allowance, vacation carryover and savings plan matching contributions that would have been paid by Enbridge in respect of the NEO over a period of three years (for Mr. Monaco) or two years (for each of Messrs. Yu, Gruending, Yardley, Rooney and Ms. Hansen) following the executive’s termination, plus an allowance for financial and career counselling.

Additional equity compensation information

Enbridge shares used for purposes of equity compensation

Enbridge has two prior stock option plans which were approved by Enbridge shareholders in 2007, as follows:

•	Enbridge Inc. Incentive Stock Option Plan (2007), as revised (Incentive stock option plan); and

•	Enbridge Inc. Performance Stock Option Plan (2007), as amended and restated (2011) and further amended (2012 and 2014) (Performance stock option plan).

The Performance Stock Option Plan was historically used to grant options, but no options have been granted under it since 2014.

Enbridge adopted the 2019 LTIP effective February 13, 2019, under which stock options were granted in 2019. The 2019 LTIP was approved by our shareholders at our 2019 annual meeting of shareholders. No further awards have been or will be

104	Enbridge Inc. 2022 Management Information Circular

granted under the Incentive stock option plan or Performance stock option plan after February 13, 2019, and all shares still available to be issued and not subject to awards under these prior stock option plans became available under the 2019 LTIP.

Shares reserved for equity compensation as of December 31, 2021

	A	B		C

Plans approved by security holders	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issue under equity compensation plans (excluding securities reflected in column A) (#)

2019 LTIP	15,448,382	49.00	[3,4]	33,689,782

Prior stock option plans[1]	19,338,344	49.85	[3]	-

Spectra 2007 LTIP[2]	673,091	36.47	[3]	-

				1.6628% of total issued and outstanding Enbridge shares

[1]	Includes options outstanding under the Incentive stock option plan and no options outstanding under the Performance stock option plan.
[2]

Awards granted under the Spectra 2007 LTIP were assumed by Enbridge at the closing of the Merger Transaction, as described in the “Assumed equity-based compensation awards from Spectra Energy” section. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction.

[3]	U.S. dollars have been converted to Canadian dollars using the published WM/Reuters 4 pm London year-end exchange rate of US$1 = C$1.2632 in 2021.
[4]

This weighted-average exercise price relates only to options granted under the 2019 LTIP. All other awards granted under the 2019 LTIP are deliverable without the payment of any consideration, and therefore these awards have not been considered in calculating the weighted average exercise price.

Awards granted and outstanding as of December 31, 2021

Stock options outstanding	# outstanding	% of total issued and outstanding Enbridge shares

2019 LTIP	15,448,382	0.7625%

Incentive stock option plan	19,338,344	0.9544%

Spectra 2007 LTIP – stock options[1]	673,091	0.0332%

[1]	Awards granted under the Spectra 2007 LTIP as described in the “Assumed equity-based compensation awards from Spectra Energy” section.

Plan restrictions – 2019 LTIP

Enbridge shares reserved for issue under the 2019 LTIP

49,700,000 in total, or 2.45% of Enbridge’s total issued and outstanding Enbridge shares as of December 31, 2021.

The total number of Enbridge shares reserved for issuance to Insiders pursuant to all security based compensation arrangements of the Company shall not exceed 10% of the number of Enbridge shares outstanding at the time of reservation.

Enbridge shares that can be issued in a one-year period	The total number of Enbridge shares issued to Insiders pursuant to all security based compensation arrangements of the Company shall not exceed 10% of the number of Enbridge shares outstanding at the time of issuance (excluding any other Enbridge shares issued under all security based compensation arrangements of the Company during such one-year period).

The number of Enbridge shares that can be issued as incentive stock options (within the meaning of the U.S. Internal Revenue Code)	Up to 2,000,000 Enbridge shares can be issued under the 2019 LTIP as incentive stock options.

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Stock options delivered to a greater than 10% shareholder	If an Incentive Stock Option is granted to a greater than 10% shareholder, the grant price will not be less than 110% of the fair market value on the grant date of the Incentive Stock Option, and in no event will such Incentive Stock Option be exercisable after the expiration of five years from the date on which the Incentive Stock Option is granted.

Minimum vesting

All awards shall be subject to a minimum vesting schedule of at least twelve months following the date of grant of the award, provided that vesting may accelerate in connection with death, retirement, a change in control or other termination of service.

Notwithstanding the foregoing, up to 5% of the Enbridge shares available for grant under the 2019 LTIP may be granted with a minimum vesting schedule that is shorter than twelve months.

Annual burn rate

Stock options outstanding	2021	2020	2019

2019 LTIP	0.2232%	0.2529%	0.3348%

Incentive stock option plan[1]	-	-	-

Performance stock option plan[2]	-	-	-

Spectra 2007 LTIP – stock options[3]	-	-	-

[1]	No grants have been made under this plan since 2018.
[2]	No grants have been made under this plan since 2014.
[3]

All grants under the Spectra 2007 LTIP were made by Spectra Energy prior to the Merger Transaction. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction.

Governance for making changes to the 2019 LTIP

To the extent permitted by applicable laws, the Board may amend, suspend or terminate the 2019 LTIP at any time without shareholder approval, provided that no amendment, other than an increase to the overall share limit, may materially and adversely affect any award outstanding at the time of the amendment without the affected participant’s consent.

Enbridge shareholder approval is required to implement any of the following changes:

•	increasing the overall share limit;

•	reducing the grant, exercise or purchase price for any awards;

•	the cancellation of any awards and the reissue of or replacement of such awards with awards having a lower grant, exercise or purchase price;

•	removing or exceeding the limits of the 2019 LTIP on participation by insiders;

•	the extension of the term of any award;

•	allowing other than employees or non-employee directors of the Company or a subsidiary to become participants in the 2019 LTIP;

•	allowing awards to become transferable or assignable other than by will or according to the laws of descent and distribution; and

•	changing the amendment provisions of the 2019 LTIP.

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Termination provisions of equity compensation plans

The termination provisions for equity compensation awards granted under the 2019 LTIP (as governed by the incentive stock option grant agreements and the restricted stock unit grant agreements), the incentive stock option plan (2007), as revised, and the performance stock option plan, are summarized below.

Reason for termination		Incentive stock option provisions[1]	Restricted stock unit provisions

Resignation		Can exercise vested options up to 30 days from the date of termination or until the option term expires (if sooner).	All outstanding RSUs are forfeited.

Retirement

For incentive stock options granted prior to 2020, options continue to vest and can be exercised up to three years from retirement or until the stock option term expires (if sooner).

For incentive stock options granted in 2020 and thereafter, options continue to vest and can be exercised up to five years from retirement or until the stock option term expires (if sooner).

Conditions for performance stock options are mentioned below.

RSUs are prorated to retirement date and value is assessed and settled at the end of the usual term.

Death		All options vest and can be exercised up to 12 months from the date of death or until the option term expires (if sooner).	All outstanding RSUs become vested and are settled no later than 30 days following the date of death.

Disability		Options continue to vest based on the regular provisions of the plan.	All outstanding RSUs become vested and are settled no later than 30 days following the date of disability.

Involuntary termination	not for cause	Unvested options continue to vest and options that are vested or become vested can be exercised up to 30 days after the termination date or the notice period (if applicable) or until the option term expires (if sooner).	RSUs are prorated to termination date (plus any applicable notice period) and value is assessed and settled at the end of the usual term.
	for cause	All options are cancelled on the date of termination.	All outstanding RSUs are forfeited.

Change of control or reorganization

For 2016 and prior grants, for a change of control, options vest on a date determined by the HRC Committee before the change of control. For any other kind of reorganization, options are to be assumed by the successor company. If they are not assumed, they will vest and the value will be paid in cash.

Beginning with the 2017 grants, if the employment of a participant is terminated without cause (including constructive dismissal) by the Company or a subsidiary within two years after a change of control, then all unvested options of the participant vest on that double-trigger date.

Performance stock option plan: For a change of control, options vest on a date determined by the HRC Committee before the change of control.

If the employment of a participant is terminated without cause, (including constructive dismissal) by the Company or a subsidiary within two years after a change of control, then all outstanding RSUs become vested and are settled no later than 30 days following the date of termination.

Other transfer or assignment of stock options		The holder of an option may not transfer or assign it other than by will, or as allowed by the laws of descent and distribution.	The award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

[1]

Differences in termination provisions apply for US$ options where the executive has elected treatment as incentive stock options within the meaning of U.S. Internal Revenue Code Section 422. All US ISOs beginning with the 2018 grant are issued as non-qualified.

Enbridge Inc. 2022 Management Information Circular	107

Options granted under the Performance stock option plan have the same termination provisions as options granted under the Incentive stock option plan, except for the following differences:

•	for retirement, performance stock options are prorated for the period of active employment in the five-year period starting January 1 of the year of grant. These options can be exercised until the later of three years after retirement, or 30 days after the date by which the share price targets must be met (or the date the option expires, if earlier), as long as the share price targets are met;

•	for death, unvested performance stock options are prorated and the plan assumes performance requirements have been met;

•	for involuntary termination not-for-cause, unvested performance stock options are prorated; and

•	for change of control, the plan assumes the performance requirements have been met and the plan was not amended in 2018 to implement a double trigger change of control as there are currently no plans to grant further awards under the plan.

Assumed equity-based compensation awards from Spectra Energy

On February 27, 2017, Enbridge Inc. and Spectra Energy combined through a stock-for-stock merger transaction (the “Merger Transaction”). Pursuant to the terms of the merger agreement, Enbridge assumed all awards outstanding under the Spectra Energy Corp 2007 Long Term Incentive Plan, as amended and restated (the “Spectra 2007 LTIP”) at the closing of the Merger Transaction (“Assumed Spectra LTIP Awards”). The Assumed Spectra LTIP Awards, including the shares of Enbridge issuable thereunder, were approved by Enbridge shareholders as part of the Merger Transaction on December 15, 2016. No further awards have been or will be granted under the Spectra 2007 LTIP following the closing of the Merger Transaction.

Spectra 2007 LTIP

The Assumed Spectra LTIP Awards remain subject to and will continue to be administered by Enbridge pursuant to the terms of Spectra 2007 LTIP. The following summarizes the material provisions of the Spectra 2007 LTIP to the extent applicable to the Assumed Spectra LTIP Awards. The summary is qualified in its entirety by the full text of the amended and restated Spectra 2007 LTIP, which is available on Enbridge’s profile on the SEC’s website at www.sec.gov.

General provisions

•	Number of shares. The aggregate number of Enbridge shares that may be issued pursuant to the Assumed Spectra LTIP Awards is 5,000,000 shares of Enbridge representing
0.25% of Enbridge’s outstanding and issued shares as at December 31, 2019.

•	Reservation of Shares. When Spectra Energy first adopted the Spectra 2007 LTIP in 2007, it reserved 30,000,000 shares of common stock for issuance under the Spectra 2007 LTIP, with an additional 10,000,000 shares and 12,500,000 shares reserved following shareholder approval on April 19, 2011 and April 26, 2016, respectively. Immediately prior to closing of the Merger Transaction, there were 19,756,580 shares of Spectra Energy common stock available for future issuance under the Spectra 2007 LTIP. However, Enbridge determined that it would not grant any additional awards under the Spectra 2007 LTIP following the closing of the Merger Transaction and as a result, assumed only those shares issuable under the Assumed Spectra LTIP Awards. All future equity-based awards granted by Enbridge (including those made to legacy Spectra Energy employees) will be awarded pursuant to Enbridge’s existing plans and not the Spectra 2007 LTIP.

•	Administration. Prior to the closing of the Merger Transaction, the Spectra 2007 LTIP was administered by the Compensation Committee of Spectra Energy, which had the authority to determine the persons to whom awards were granted, the types of awards granted, the time at which awards were to be granted, the number of shares, units or other rights subject to an award, and the terms and conditions of each award. Following the completion of the Merger Transaction, the Spectra 2007 LTIP will, solely to the extent applicable to the Assumed Spectra LTIP Awards, be administered by the HRC Committee consistent with the administration of Enbridge’s existing compensation programs.

•	Eligibility. All key employees of Spectra Energy and its subsidiaries and all non-employee directors were eligible for awards granted under the Spectra 2007 LTIP, as selected from time to time by the Compensation Committee of Spectra Energy in its sole discretion. As noted above, only those shares issuable under the Assumed Spectra LTIP Awards were assumed by Enbridge in connection with the Merger Transaction and as a result, no additional awards will be granted by Enbridge to any individual under the Spectra 2007 LTIP.

•	Awards. As described in more detail below, the Assumed Spectra LTIP Awards include Spectra Energy options.

•	Adjustments to awards. The HRC Committee may determine and implement appropriate adjustments to the Assumed Spectra LTIP Awards in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or other similar change of control transactions.

•	Term and amendment. The Spectra 2007 LTIP has a term of ten years from the date of approval by the shareholders

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of Spectra Energy, which was last granted on April 26, 2016, subject to earlier termination or amendment in accordance with the terms of the Spectra 2007 LTIP. Any amendment to the Assumed Spectra LTIP Awards or the Spectra 2007 LTIP that is implemented by the HRC Committee may not materially adversely affect the Assumed Spectra LTIP Awards without consent of the holder of such award.

•	Assignability. A stock option granted under the Spectra 2007 LTIP may, solely to the extent permitted by the HRC Committee, be transferred to members of the participants’ immediate family or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the participant’s immediate family or such other person as may be approved by the HRC Committee in advance and set forth in the award agreement. All other Assumed Spectra LTIP Awards are not assignable or transferable except by will or the laws of descent and distribution.

Stock options

•	Nonqualified stock options and incentive stock options. Spectra Energy granted options under the Spectra 2007 LTIP to purchase shares of Spectra Energy common stock (“Spectra Energy options”) to certain of its employees. As of immediately prior to the closing of the Merger Transaction, there were 4,000 Spectra Energy options outstanding under the Spectra 2007 LTIP at a weighted average exercise price of US$26.33 per share of Spectra Energy common stock and 892,163 Spectra Energy options outstanding under the Spectra 2007 LTIP at a weighted average exercise price of US$28.40 per share of Spectra Energy common stock.

•	Exercise price. The exercise price of each Spectra Energy option was determined by the Compensation Committee of Spectra Energy at the date of grant, provided however, that the exercise price per option could not be less than 100% of the fair market value per share of the common stock of Spectra Energy as of the date of grant. As the exercise price of the Spectra Energy options was determined at the date of grant, the exercise price may be below the then current market price of the Enbridge shares at the time the options are exercised.

•	Vesting and term of stock options. The Compensation Committee of Spectra Energy prescribed in the award agreement applicable to each Spectra Energy option the time or times at which, or the conditions upon which, such option vests or becomes exercisable. Spectra Energy options generally have a term of ten years from date of grant and during such term, once vested, the option could be exercised, unless a shorter exercise period was specified by the Compensation Committee of Spectra Energy in an award agreement, and subject to such limitations as may apply under an award agreement relating to the termination of a participant’s employment or other service with Spectra Energy or any of its subsidiaries.

•	Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each outstanding Spectra Energy option, whether vested or unvested, was automatically converted into an option to purchase, on the same terms and conditions as were applicable immediately prior to the closing, the number of Enbridge shares equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such option immediately prior to the closing and (ii) 0.984 (“Exchange Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Spectra Energy common stock of such Spectra Energy option immediately prior to the closing divided by (B) the Exchange Ratio. The Spectra Energy options assumed by Enbridge in connection with the Merger Transaction are exercisable for 881,819 Enbridge shares at a weighted average exercise price of US$28.87 per share of Enbridge shares, vest at various dates until February 2019 and have various terms expiring on or before February 2026.

Other stock-based awards

•	Other stock-based awards. In addition to the Assumed Spectra LTIP Awards, Spectra Energy had other equity-based or equity-related awards representing a right to acquire or receive shares of Spectra Energy common stock or payments or benefits measured by the value thereof (“Spectra Energy other awards”) outstanding under the Spectra Energy Executive Savings Plan and the Spectra Energy Directors’ Savings Plan (“Spectra Savings Plans”).

•	Treatment upon closing of the Merger Transaction. At the closing of the Merger Transaction, each outstanding Spectra Energy other award was automatically converted into a right to acquire or receive benefits measured by the value of Enbridge shares, on the same terms and conditions as were applicable to the Spectra Energy other award immediately prior to the closing. As converted, the number of Enbridge shares subject to such other award is equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Spectra Energy common stock subject to such award immediately prior to the closing and (ii) the Exchange Ratio. The Spectra Savings Plans have trust funding vehicles (commonly referred to as rabbi trusts) (“Spectra Savings Plan Trusts”). Obligations to fund the Spectra Savings Plan Trusts were triggered in connection with the Merger Transaction. For any share-settled Spectra Energy other awards, the Enbridge shares used to settle such awards will be obtained on the market by the trustee of the Spectra Savings Plan Trusts.

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Quantification of equity-based compensation

As of December 31, 2021, there is an aggregate of 673,091 Enbridge shares issuable in connection with the outstanding Assumed Spectra LTIP Awards, representing approximately 0.0332% of Enbridge’s issued and outstanding shares. Set forth below are the number of Enbridge shares issuable under the Spectra 2007 LTIP in connection with the exercise or settlement of the Assumed Spectra Energy Awards outstanding as of December 31, 2021.

Spectra Energy options	Total Enbridge shares issuable under Spectra 2007 LTIP	Percentage of issued and outstanding Enbridge shares

673,091	673,091	0.0332%

Termination provisions of Spectra Energy options

The termination provisions for the Spectra Energy options, are described below.

Reason for termination	Provisions

Voluntary termination (not retirement eligible)

The unvested portion of such an award terminates immediately.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Voluntary termination (retirement eligible)

Unvested options are pro-rated based on full and partial months of service during the vesting period, and vest immediately.

Vested Spectra Energy options can be exercised through the 10th anniversary of the grant date.

Involuntary termination, for cause

The unvested portion of such an award terminates immediately.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Involuntary termination, without cause or for good reason before 2 year anniversary of change in control (the 2-Year CIC Period)	The unvested portion of such an award vests upon such termination from employment. Vested Spectra Energy options can be exercised through the 10th anniversary of the grant date.

Involuntary termination, without cause after 2-Year CIC Period

The award is pro-rated based on full and partial months of service during the vesting period.

Vested Spectra Energy options can be exercised through the earlier of 3 months following termination of employment or the 10th anniversary of the grant date.

Employment termination as a result of death or disability

The unvested portion of such an award vests.

Vested Spectra Energy options can be exercised through the earlier of 36 months following such termination of employment or the 10th anniversary of the grant date.

Other transfer or assignment of stock options	The holder of an option may not transfer or assign it other than by will, or as allowed by the laws of descent and distribution.

Report of the Human Resources and Compensation Committee

The Human Resources and Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on the review and discussion, the Human Resources and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Management Information Circular. This report is provided by the following independent directors who comprise the Human Resources and Compensation Committee:

Pamela L. Carter (Chair)

Mayank M. Ashar

Susan M. Cunningham

S. Jane Rowe

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Appendix A – Shareholder proposal

—

A proposal has been made by DI Foundation, holder of common shares of the Corporation and represented by Investors for Paris Compliance, for consideration at the meeting (the “shareholder proponent”). The shareholder proponent’s proposal and arguments are set out in italics below. The Board of Directors opposes this proposal for the reasons set out after it.

Science-Based Net Zero Target

Resolved: Shareholders request that Enbridge by the end of 2022 strengthen its net zero commitment such that the commitment is consistent with a science-based, net zero target.

Shareholder proponent’s argument

Achieving net zero represents a significant challenge and opportunity for Enbridge and requires a commitment to transform its business. A science-based, net zero commitment illustrates to investors and other stakeholders that Enbridge understands the financial and reputation risks, and the opportunities that exist in the fast-paced transition to a low carbon economy.

As the Climate Action 100+ report on Enbridge1 shows, the company has made a first step towards a 2050 net zero target. But to be consistent with the principles of a science-based net zero commitment Enbridge needs to strengthen its net zero commitment. Clear guidance is emerging in new standards (e.g., Net Zero Standard for Oil and Gas2, The Science Based Targets initiative3) on what needs to be included in credible, science-based net zero commitments: Align capital expenditures with a science-based net zero target; Account for all Scope 3 emissions (from the value chain)4; Develop an absolute ghg emission reduction target for 2030; Develop, communicate, and implement a decarbonisation strategy.

A science-based net zero commitment is critical in illustrating that Enbridge understands that the change occurring in our energy systems must be much swifter and transformative than commonly understood. For example, the IEA’s World Energy Outlook 20215” states net zero means “no new oil and gas fields are required beyond those already approved for development” in conjunction with a historic investment surge in clean technologies with a significant role for the oil and gas industry’s expertise as it “fits well with technologies such as hydrogen; carbon capture, utilization and storage; and offshore wind6.”

Currently, Enbridge’s net zero commitment falls short in the following ways: Capital investment is still heavily weighted towards gas and liquids infrastructure7 while only being “positioned for low-carbon opportunities8”; Use of an intensity-based target for 2030 instead of an absolute one; Failure to adequately measure and target Scope 3 emissions in its net zero commitment. (Enbridge measures avoidance of some Scope 3 emissions but does not measure Scope 3 emissions)9.

As North America’s largest midstream company, Enbridge needs to lead by developing a science-based net zero commitment that would illustrate to investors and stakeholders that the company understands the risks, opportunities, and speed of the transition to a low carbon energy system. We urge shareholders to vote FOR this proposal.

[1]	https://www.climateaction100.org/company/enbridge-inc/
[2]	https://www.iigcc.org/resource/net-zero-standard-for-oil-and-gas-companies/
[3]	https://sciencebasedtargets.org/
[4]	SBTi recommends scope 3 emissions be included for companies with scope 3 emissions that represent >40% of overall emissions https://sciencebasedtargets.org/resources/files/SBTi-criteria.pdf
[5]	https://www.iea.org/reports/world-energy-outlook-2021
[6]	https://www.iea.org/reports/net-zero-by-2050
[7]

2021-23 capital investment: 31%: liquids pipelines: 50% gas transmission and distribution; and 19% renewable power generation https://www.enbridge.com/investment-center/reports-and-sec-filings/~/media/Enb/Documents/Investor%20Relations/2021/2021_Q3_Supplemental_Package_FINAL.pdf

[8]	Enbridge Investment Community Presentation (August 2021) https://www.enbridge.com/~/media/Enb/Documents/Investor%20Relations/2021/Enbridge%20Investment%20Community%20Presentation%20August%202021.pdf
[9]	https://www.enbridge.com/~/media/Enb/Documents/About%20Us/Net_Zero_by_2050.pdf?la=en

Enbridge Inc. 2022 Management Information Circular	111

THE BOARD OF DIRECTORS RECOMMENDS VOTING AGAINST THE PROPOSAL FOR THE FOLLOWING REASONS:

Enbridge’s net zero and interim 2030 targets are already based on science and aligned with the objectives of the Paris Agreement. In fact, Enbridge utilized SBTi’s target setting tool and methodology to develop our interim target. We also have implemented a focused plan to achieve our net zero and interim targets, which are fully embedded in our operations and investment framework.

The proposal calls for adopting a net zero target-setting framework that has not been developed for the midstream sector and is therefore premature. It also ignores the significant commitments and actions we have taken, and continue to take, that are aligned to net zero. We have utilized the best available tools to track and report progress against our leading greenhouse gas emission targets, and linked performance against these targets to employee and executive compensation. We have completed $3 billion of sustainability-linked financings that tie borrowing costs to ESG targets and performance against our emissions goals, and our business units have developed long-term emissions reduction plans. Our progress has been recognized by independent expert parties, including CDP, formerly known as the Carbon Disclosure Project (which gave us an “A-” grade for our climate change response), and Sustainalytics (which ranked us in the top 5% of its industry group). In addition, our long-standing engagement with CA100+ informed the development of our first TCFD report in 2019 and our net zero target and continues to support our energy transition progress.

The proposal also espouses an accelerated approach to decarbonization, which we believe would destroy shareholder value and adversely impact the affordability and reliability of the energy that millions of people depend on every day. We understand the risks, opportunities and needs associated with a prudent and thoughtful transition to a lower-carbon energy future. We have made, and continue to make, significant investments in the modernization of our assets, renewable infrastructure, and new energy technologies. We have embedded our energy transition goals into our business and capital allocation framework to assure resiliency through the transition and in a lower-carbon energy future.

The Board of Directors believes that the proposal is contrary to the best interests of our shareholders and other stakeholders, in the following two areas:

Science-Based Net Zero Target

First, the proposal ignores the fact that our 2050 net zero and interim 2030 targets are based on science and aligned with the objectives of the Paris Agreement. In fact, we utilized SBTi’s target setting tool and methodology to develop our interim target. In 2020, we became among the first within the energy midstream sector to establish emissions reduction targets and we are committed to leading our sector. Since 2018, we have reduced our emissions intensity and absolute emissions by approximately 21% and 14%, respectively, and we are on track to achieve our interim and net zero targets.

At the time we set them, we identified and committed to four pathways to achieve our Scope 1 and 2 emissions reduction targets: (i) investing in the modernization of our infrastructure and latest technology; (ii) procuring renewable and lower intensity sources of electricity to power our pumps and compressors; (iii) building solar power generation at our conventional energy facilities to provide clean energy for our operations; and, if required, (iv) investing in nature-based solutions.

The shareholder proponent requests that we strengthen our already industry-leading commitment to lowering emissions by committing to “science-based net zero targets.” However, beyond the SBTi tool we applied in setting our targets, midstream sector specific guidance for establishing net zero commitments does not exist. It would be imprudent for Enbridge to commit to adopting future guidelines until we know what they are, and we have had an opportunity to assess them in the context of our current net zero target.

We are carefully monitoring the development of science-based guidance for the midstream sector. We have actively engaged with SBTi and CA100+ and are committed to working with them, IIGCC (Institutional Investors Group on Climate Change) and other organizations in developing such guidance. Once this guidance is developed, we will fully evaluate it and assess whether our own targets should be amended.

With respect to the shareholder proponent’s reference to Scope 3 emissions, we are already leading our sector in tracking, reporting, and reducing Scope 3 emissions. Despite very limited guidance defining Scope 3 parameters for the midstream sector, we have been tracking and reporting on Scope 3 emissions since 2009. We currently report utility customer natural gas use, employee air travel and electricity grid loss. In 2021, we added new Scope 3 metrics that track the emissions intensity of the energy we deliver, and the emissions avoided through our investment in renewables, low-carbon fuels and our conservation programs.

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To illustrate our approach to continuous improvement, and to further enhance our industry-leading commitments, this year we’ve pledged to: (i) ensure that investment decisions align with our interim and long-term emissions reduction goals; (ii) continue to work proactively with organizations developing science-based guidelines for emissions targets in the midstream sector; (iii) work with key suppliers to support the further reduction of Scope 3 emissions; (iv) include an assessment of our asset resiliency under a 1.5° scenario (International Energy Agency Net Zero Scenario) as part of our TCFD disclosures within our 2021 Sustainability Report, and include therein additional details on our pathway to net zero; and (v) further develop low-carbon energy partnerships to drive innovation, with a focus on renewable power, renewable natural gas, hydrogen and carbon capture.

Energy Transition Strategy

Secondly, the shareholder proponent argues that emissions reductions should occur more rapidly, presumably at any cost, and that we should adopt an accelerated approach to decarbonization. The Board of Directors acknowledges the importance of reducing global emissions and the associated need to transition to a lower-carbon economy. However, it is the Board’s view that the pace of the energy transition must be carefully managed and aligned with society’s energy needs today and in the future. Enbridge plays a critical role in providing affordable, reliable, and secure energy to support society’s economic and social well-being.

The current energy crisis exemplifies the criticality of assuring a prudently managed energy transition that addresses climate concerns and the world’s need for reliable and even cleaner energy, now and in the future. The shareholder proponent is asking us to proceed on a path and timeframe that is inconsistent with our purpose, our value proposition, and our strategy to prudently transition our business in line with changing energy fundamentals and a just and orderly transition to a lower-carbon economy.

Our clear and deliberate transition strategy is reflected in our capital allocation priorities. Over the past three decades, we have re-aligned our asset mix from primarily a liquids pipeline business to a diversified energy delivery company. Today, nearly half of our EBITDA is derived from lower-carbon natural gas infrastructure and renewable wind and solar power generation.

Natural gas is an affordable, reliable, low-carbon energy source and it plays a key role in the energy transition. In fact, natural gas has been the single biggest contributor to reducing emissions in the United States below 1990 levels. It is critical in displacing coal and supporting growth in renewable power generation. The importance of natural gas in the energy transition is recognized by the European Commission when, in February 2022, it announced that natural gas which meets certain criteria would be added to the EU taxonomy on sustainable finance.

Since 2002, we have invested over $8 billion of capital in wind, solar and other renewable projects – no other midstream company has progressed its transition strategy to the same extent. We are a leading developer and operator of renewable infrastructure with approximately 2,178 MW of net generation capacity in operation and development, comprised of North American wind and solar facilities and three European offshore wind facilities in operation and four more in construction. Through 2025, we will invest approximately $4 billion to expand our zero and low-carbon businesses that will further support achieving our emissions reduction targets.

We are a leader in establishing new energy technologies including early investments and development of renewable natural gas, green hydrogen and carbon capture and storage. At our gas distribution utility, three renewable natural gas facilities are operating, four are in construction, and 50+ are in early-stage development. We also have a pilot project blending green hydrogen into our gas network – North America’s first – which went operational in 2021. Today, we also have thirteen solar self-power projects in service and in construction across our liquids pipelines and natural gas transmission franchises.

With respect to capital allocation, our strategic planning process and investment criteria include factors that measure the pace of the energy transition. All potential investments are evaluated in the context of the energy transition to ensure they align with our emissions reduction targets. Our investment hurdle rates account for risks inherent in the transition, and project economics incorporate the cost of carbon and investments required to reduce emissions. We also test new investments against a range of transition scenarios.

Our recent acquisition of the Ingleside Energy Center is an example of how we evaluate investments through the energy transition and emission lenses. Before proceeding with the investment, we assessed its resiliency to a range of transition scenarios. We also committed to net negative emissions from Ingleside by developing an up to 60 MW onsite solar facility, which will enable Ingleside to achieve net zero operational emissions, and excess renewable power will contribute to emissions reductions for local industry. The facility has significant low-carbon energy potential and is ideally situated to be a hydrogen and carbon capture and storage hub.

Enbridge Inc. 2022 Management Information Circular	113

Board of Directors Recommendation

The strengthened commitment sought in the proposal is not viable as the suggested framework is still evolving for the midstream sector. It would be imprudent for the Company to commit to guidance that does not exist today, until such guidance is available and the Company has had an opportunity to evaluate it, which the Company will do. Enbridge will continue to work with organizations to develop such a framework for the midstream sector. In the meantime, Enbridge is taking action to reduce emissions and we are on track to achieve our interim and net zero targets.

Based on the arguments supporting the proposal, and through extensive engagement with the shareholder proponent, the proponent believes that an immediate, radical change to our business is necessary. The Board disagrees with this view and believes that the actions identified in the supporting arguments by the shareholder proponent would destroy shareholder value and are adverse to the interests of the Company, its shareholders, and other stakeholders.

Enbridge is at the forefront of leading the energy transition within the midstream sector. The Board believes that our current strategies and a deliberate and prudent approach to the energy transition is the best course of action to fulfill our vision and purpose and to deliver affordable, reliable and secure energy that millions of people rely on every day.

The Board of Directors recommends you vote AGAINST this proposal.

114	Enbridge Inc. 2022 Management Information Circular

Appendix B – Terms of reference for the Board

—

TERMS OF REFERENCE

FOR THE BOARD OF DIRECTORS

I.	INTRODUCTION

The Board of Directors (“Board”) of Enbridge Inc. (the “Corporation”) oversees the management of, and provides stewardship over, the Corporation’s affairs. The Board’s primary goal is to act in the best interests of the Corporation to enhance long-term shareholder value while considering the interests of the Corporation’s shareholders and various other stakeholders. The Canada Business Corporations Act (“CBCA”) provides that every director and officer shall act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

These Terms of Reference are intended not to limit the powers of the Board but to assist the Board in the exercise of its powers and the fulfillment of its duties. These Terms of Reference operate in conjunction with the Corporate Governance Principles and Guidelines and the respective Terms of Reference for each of the Board’s committees, the Chair of the Board and the President & Chief Executive Officer (“CEO”).

II.	BOARD OF DIRECTORS

The organization of the Board and its authority and procedures are subject to the CBCA and the Corporation’s articles and by-laws. The Corporation is also subject to other applicable law and stock exchange requirements.

Each Board committee shall convene at such times and places designated by its chair or whenever a meeting is requested by a committee member, the Board or an officer of the Corporation (or in the case of the Audit, Finance & Risk Committee, by the internal auditor or external auditor). A minimum of twenty-four (24) hours’ notice of each meeting shall be given to each Board committee member. A Board committee meeting shall be duly convened if at least a majority of the members are present. A quorum at a meeting shall consist of at least a majority of the members. Where the members consent, and proper notice has been given or waived, committee members may participate in a meeting of the committee by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate adequately with each other, and a member participating in such a meeting by any such means is deemed to be present at that meeting. In the absence of the chair of the committee, the committee members may choose one (1) of the members to be the chair of the meeting. Where appropriate, members of the committee may meet separately with the Corporation’s senior management. Minutes shall be kept of all meetings of the Board’s committees.

Directors are expected to adequately prepare for, attend and participate at Board and Board committee meetings of which they are a member, become familiar with deliberations and decisions after any missed meetings and attend the annual meeting of shareholders. Directors should at all times discharge their responsibilities with the highest standards of ethical conduct and in conformity with applicable laws and regulations and the Corporation’s values of integrity, safety and respect. The Board has implemented a comprehensive Statement on Business Conduct applicable to all employees, contractors and Directors of the Corporation.

The Board operates by delegating certain of its authorities to management and by reserving certain powers to the Board and its committees. The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall guidance and direction to, management. Management is responsible for the management of the Corporation.

III.	PRINCIPAL RESPONSIBILITIES

As part of its stewardship responsibility, the Board has the following responsibilities:

A.

CEO and Senior Management – appointing the CEO; approving the Terms of Reference for the CEO; evaluating the CEO’s performance; approving the CEO’s compensation; approving the appointment of executive officers; and ratifying the appointment of officers;

B.	Succession Planning – ensuring that processes are in place for succession planning, including the appointment, training and monitoring of senior management;

C.

Strategy – adopting a strategic planning process and approving, at least on an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the Corporation’s business; and monitoring progress in achievement of the strategic plan and directing management to initiate corrective action as and when appropriate;

D.

Risk – ensuring that processes are in place for identifying and having an understanding of the principal risks of the Corporation’s business and ensuring that appropriate systems are implemented to monitor, manage and mitigate those risks;

E.	Internal Control – ensuring that processes are in place to monitor and maintain the integrity of the

Enbridge Inc. 2022 Management Information Circular	115

Corporation’s internal control and management information systems;

F.

Culture of Safety, Integrity, Respect and Inclusion – satisfying itself as to the integrity of the CEO and other executive officers and ensuring that the CEO and other executive officers create a culture of safety, integrity, respect and inclusion including fostering diversity and inclusion, throughout the Corporation. This includes approving and monitoring compliance with the Corporation’s Statement on Business Conduct.

G.	Corporate Governance – developing the Corporation’s approach to corporate governance, including the Corporate Governance Principles and Guidelines;

H.

Communications – ensuring that the Corporation has a communications program in place to effectively communicate with and receive feedback from shareholders, stakeholders and the public generally and to ensure that public disclosures and corporate communications are made in compliance with applicable securities legislation; and

I.

Non-Delegable Responsibilities – making certain decisions by the Board as a whole that cannot be delegated under the CBCA, including authorizing the issuance of securities, declaring dividends, approving management proxy circulars, approving annual financial statements and adopting, amending or repealing the Corporation’s by-laws.

IV.	ADDITIONAL TYPICAL BOARD MATTERS

The following non-exhaustive list identifies other matters generally considered by the Board in fulfilling its responsibility for stewardship of the Corporation. The Board may determine it appropriate to delegate certain of these matters to Board committees:

(i)	overseeing corporate financial operations, including: reviewing and recommending to shareholders changes to capital structure; reviewing and approving the annual budget, annual financing plans, dividend policy and new financings; reviewing and approving financial statements, management’s discussion and analysis and the annual report; and approving the Corporation’s authorities and spending limits policies for authorities delegated to management;

(ii)	reviewing and approving material initiatives, investments and transactions;

(iii)

ensuring that processes are in place to address applicable corporate, securities, regulatory and other compliance matters and approving and monitoring compliance with significant policies and procedures by which the Corporation is governed and operated; and

(iv)	managing the Board’s own affairs.

In addition to the matters referred to in these Terms of Reference, the Board performs other functions as may be necessary or appropriate in the circumstances, including functions expressly required by the CBCA or other applicable law, the Corporation’s articles or by-laws or applicable stock exchange requirements.

V.	COMMUNICATING WITH THE BOARD

Interested parties wishing to communicate with the Board Chair may do so by writing to Board Chair c/o Corporate Secretary, Enbridge Inc., 200, 425-1st Street S.W., Calgary, Alberta, Canada T2P 3L8 or by email to corporatesecretary@enbridge.com.

VI.	NO RIGHTS CREATED

These Terms of Reference are intended to be part of the Board’s flexible governance framework. These Terms of Reference do not create any legally binding obligations on the Board, any Board committee, any Director or the Corporation.

116	Enbridge Inc. 2022 Management Information Circular

Appendix C – Legal notices

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Non-GAAP reconciliation

This Management Information Circular contains references to DCF and DCF per common share, which are measures used for purposes of Enbridge’s executive compensation programs. Management believes the presentation of DCF gives useful information to investors and shareholders as they provide increased transparency and insight into the performance of the Company. Our non-GAAP measures described above are not measures that have standardized meaning prescribed by generally accepted accounting principles in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers. DCF, when disclosed as a financial amount, is a non-GAAP financial measure. The table below provides a reconciliation of the non-GAAP measures to comparable GAAP measures.

Distributable cash flow

The following table presents the reconciliation of cash provided by operating activities to DCF. DCF is defined as cash flow provided by operating activities before changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests and redeemable noncontrolling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, non-recurring or non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target. DCF for the year ended December 31, 2021 has been converted to DCF per share by taking DCF of C$10,041 million and dividing by 2,023 million, the weighted average number of Enbridge shares outstanding as of December 31, 2021. For purposes of the 2021 STIP award determinations as described on page 77, DCF was converted to DCF per share by taking DCF of C$10,095 million and dividing by 2,023 million, the weighted average number of Enbridge shares outstanding as of December 31, 2021. For purposes of 2019 PSU payout determinations as described on page 82, DCF was converted to DCF per share by taking DCF of C$10,196 million and dividing by 2,023 million, the weighted average number of Enbridge shares outstanding as of December 31, 2021.

	Year ended December 31,
	2021	2020
(unaudited, millions of Canadian dollars)

Cash provided by operating activities	9,256	9,781

Adjusted for changes in operating assets and liabilities[1]	1,616	(93)

	10,872	9,688

Distributions to noncontrolling interests and redeemable noncontrolling interests	(271)	(300)

Preference share dividends	(367)	(380)

Maintenance capital expenditures[2]	(686)	(915)

Significant adjustment items:

Other receipts of cash not recognized in revenue[3]	127	292

Employee severance, transition and transformation costs	147	335

Distributions from equity investments in excess of cumulative earnings[4]	418	675

Other items	(199)	45

DCF	10,041	9,440

Adjusting items in respect of:

For STIP calculation purposes, normalizations including (but not limited to) the net accretive impact of financing and strategic actions not contemplated at the time of target setting expressed in DCF	54	33

Total DCF adjusted for 2021 STIP award determinations	10,095	9,473

DCF	10,041	9,440

Adjusting items in respect of:

For 2019 PSU calculation purposes, normalizations including (but not limited to) the net accretive impact of financing and strategic actions not contemplated at the time of the grant expressed in DCF	155	408

Total DCF adjusted for 2019 PSU payout determinations	10,196	9,848

[1]	Changes in operating assets and liabilities, net of recoveries.
[2]

Maintenance capital expenditures are expenditures that are required for the ongoing support and maintenance of the existing pipeline system or that are necessary to maintain the service capability of the existing assets (including the replacement of components that are worn, obsolete or completing their useful lives). For the purpose of DCF, maintenance capital excludes expenditures that extend asset useful lives, increase capacities from existing levels or reduce costs to enhance revenues or provide enhancements to the service capability of the existing assets.

[3]	Consists of cash received net of revenue recognized for contracts under make-up rights and similar deferred revenue arrangements.
[4]	Presented net of adjusting items.

Enbridge Inc. 2022 Management Information Circular	117

Forward-looking information

Forward-looking information, or forward-looking statements, have been included in this Management Information Circular to provide information about us and our subsidiaries and affiliates, including management’s assessment of our and our subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included in this document include, but are not limited to, statements with respect to the following: our corporate vision and strategy, including strategic priorities and enablers; the COVID-19 pandemic and the duration and impact thereof; our Environment, Social and Governance (ESG) goals, including GHG emissions reduction targets and diversity and inclusion goals; our plans to achieve and performance against our goals and targets; expected supply of, demand for, and prices of crude oil, natural gas, natural gas liquids (NGLs), liquified natural gas and renewable energy; energy transition including the role our business will play in that transition; anticipated utilization of our existing assets; expected earnings before interest, income taxes and depreciation and amortization (EBITDA) and distributable cash flow (DCF) per share and expected growth thereof; dividend growth and payout policy; financial strength and flexibility; expected strategic priorities and performance of the Liquids Pipelines, Gas Transmission and Midstream, Gas Distribution and Storage, Renewable Power Generation and Energy Services businesses; expected costs related to announced projects and projects under construction and for maintenance; expected capital expenditures, investment capacity and capital allocation priorities; expected future growth and expansion opportunities; toll and rate cases discussions and filings, including Mainline System contracting; anticipated competition; and Line 5 dual pipelines and related litigation and other matters.

Although we believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the COVID-19 pandemic and the duration and impact thereof; the expected supply of and demand for crude oil, natural gas, NGL and renewable energy; prices of crude oil, natural gas, NGLs and renewable energy; anticipated utilization of assets; exchange rates; inflation; interest rates; availability and price of labor and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for our projects; anticipated in-service dates; weather; the timing and closing of acquisitions and dispositions; the realization of anticipated benefits and synergies of transactions; governmental legislation; litigation; estimated future dividends and impact of our dividend policy on our future cash flows; our credit ratings; capital project funding; hedging program; expected EBITDA and DCF and DCF per share; expected earnings/(loss); expected future cash flows; and expected distributable cash flow. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGLs and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation, interest rates and the COVID-19 pandemic impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected earnings/(loss), expected future cash flows, expected distributable cash flow or estimated future dividends. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labor and construction materials; the effects of inflation and foreign exchange rates on labor and material costs; the effects of interest rates on borrowing costs; the impact of weather, customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes; and the COVID-19 pandemic and the duration and impact thereof.

Our forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities, operating performance, legislative and regulatory parameters; litigation, including with respect to the Dakota Access Pipeline (DAPL) and the Line 5 dual pipelines; acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom; our dividend policy; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; public opinion; changes in tax laws and tax rates; exchange rates; interest rates; commodity prices; political decisions; the supply of, demand for and prices of commodities; and the COVID-19 pandemic, including but not limited to those risks and uncertainties discussed in this Management Information Circular, our 2021 annual report on

118	Enbridge Inc. 2022 Management Information Circular

Form 10-K and in our other filings with Canadian and US securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statement made in this Management Information Circular or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

Enbridge Inc. 2022 Management Information Circular	119

Telephone: 403-231-3900
Facsimile: 403-231-3920
Toll free: 800-481-2804

enbridge.com

ENBRIDGE®
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Security Class

Holder Account Number

– – –

Fold

This proxy is solicited by and on behalf of Management of Enbridge Inc.

Notes to proxy

1.  Every shareholder has the right to appoint some other person or company of the shareholder’s choice, who need not be a shareholder of Enbridge, to attend and act on the shareholder’s behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse and return your proxy by mail or vote by Internet at www.investorvote.com. In addition, YOU MUST go to www.Computershare.com/EnbridgeAGM by 1:30 p.m. MDT on May 2, 2022, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log into and vote at the meeting. Without a Control Number your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote.

2.  If your Enbridge shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.  This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.  If this proxy is not dated, it will be deemed to be dated the date this form was received by or on behalf of Enbridge Inc.

5.  The shares represented by this proxy will be voted as directed by the shareholder; however, if such a direction is not made in respect of any matter and the management nominees named on the reverse are appointed proxyholders, this proxy will be voted as recommended by the Board of Directors of Enbridge.

6.  The shares represented by this proxy will be voted for, against or withheld or abstained from voting on each of the matters described herein, as applicable, in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted on, the shares will be voted accordingly.

7.  This proxy confers discretionary authority in respect of amendments or variations to the matters identified in the Notice of Meeting or in respect of any other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.  This proxy should be read in conjunction with the accompanying documentation provided by Management, including the Management Information Circular of Enbridge.

– – – Fold

Proxies submitted must be received by 1:30 p.m., Mountain Daylight Time (MDT), on Monday, May 2, 2022.

If the meeting is postponed or adjourned, proxies submitted must be received no later than 48 hours

(excluding Saturdays, Sundays and statutory holidays) before the time the meeting is reconvened.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.	• You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com/enbridge and clicking at the bottom of the page.	• You can attend the meeting virtually by visiting the URL provided on the back of this proxy.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for shares held in the name of a corporation or shares being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a shareholder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

                                         01SYTB

+	+

Appointment of Proxyholder I/We, being shareholder(s) of Enbridge Inc. hereby appoint: Al Monaco, President and CEO of Enbridge, or failing him, Gregory L. Ebel, Chair of the Board	OR	Print the name of the person you are appointing if this person is someone other than the Management nominees listed herein.

Note: If you are appointing a proxyholder other than the Management nominees YOU MUST return your proxy by mail and go to www.Computershare.com/EnbridgeAGM by 1:30 p.m. MDT on May 2, 2022, and provide Computershare with the required information for your appointee so that Computershare may provide the appointee with a Control Number via email. This Control Number will allow your appointee to log in to and vote at the meeting. Without a Control Number your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote.

as my/our proxyholder with full power of substitution to attend, act and to vote for and on behalf of the shareholder(s) in accordance with the following directions (or if no directions have been given, or if there is any variation or amendment to the below matters or any matter not set forth below properly comes before the meeting, as the proxyholder sees fit) at the Annual Meeting of shareholders of Enbridge Inc. (“Enbridge”) to be held via live audio webcast online at https://web.lumiagm.com/497249423 on Wednesday, May 4, 2022, at 1:30 p.m., Mountain Daylight Time, and at any adjournment or postponement thereof.

The Board of Directors recommends voting “FOR” Items 1, 2 and 3 and “AGAINST” Item 4.

Voting recommendations are indicated by highlighted text over the boxes.

– – – Fold
1. Election of Directors	For	Withhold		For	Withhold			For	Withhold

01. Mayank M. Ashar	☐	☐	05. Gregory L. Ebel	☐	☐	09. Stephen S. Poloz		☐	☐

02. Gaurdie E. Banister	☐	☐	06. Jason B. Few	☐	☐	10. S. Jane Rowe		☐	☐

03. Pamela L. Carter	☐	☐	07. Teresa S. Madden	☐	☐	11. Dan C. Tutcher		☐	☐

04. Susan M. Cunningham	☐	☐	08. Al Monaco	☐	☐	12. Steven W. Williams		☐	☐

								For	Withhold

2. Appoint the auditors
Appoint PricewaterhouseCoopers LLP as auditors of Enbridge and authorize the directors to fix their remuneration								☐	☐

							For	Against	Abstain
3. Advisory vote on executive compensation Accept Enbridge’s approach to executive compensation, as disclosed in the Management Information Circular							☐	☐	☐

							For	Against	Abstain

4. Shareholder proposal
Vote on the shareholder proposal, as set out in Appendix A of the Management Information Circular							☐	☐	☐	– – – Fold

The Board of Directors recommends voting “AGAINST” Item 4

Signature(s)	Date
Authorized Signature(s) – This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the meeting. If no voting instructions	MM / DD / YY
are indicated above and the Management nominees are appointed proxyholders, this proxy will be voted as recommended by the Board of Directors.

Interim Financial Statements – I would like to receive interim financial statements and related Management’s Discussion & Analysis.	☐	Annual Financial Statements – I DO NOT wish to receive annual financial statements and related Management’s Discussion & Analysis.	☐
If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/enbridge.

                        01SYUC